                                                                    EXHIBIT 99.1

================================================================================



                         TUESDAY MORNING CORPORATION,
                                  as Borrower

                                      and

                          THE GUARANTORS PARTY HERETO


                            _________________________


                                $238,573,329.03

                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of December 29, 1997

                    AMENDED AND RESTATED AS OF JULY 7, 2000


                            _________________________


                             MERRILL LYNCH & CO.,
                    as Lead Arranger and Syndication Agent,

                             FLEET NATIONAL BANK,
                           as Administrative Agent,

                               CREDIT LYONNAIS,
                            as Documentation Agent,

                                      and

                           THE LENDERS PARTY HERETO

================================================================================

                               TABLE OF CONTENTS

                 This Table of Contents is not part of the First Amended and Restated Credit Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                           Page
                                                                                                           ----
Section 1.     Definitions, Accounting Matters and Rules of Construction.................................     1

   1.01.       Certain Defined Terms.....................................................................     1
   1.02.       Accounting Terms and Determinations.......................................................    28
   1.03.       Classes and Types of Loans................................................................    28
   1.04.       Rules of Construction.....................................................................    28
   1.05.       Effect on Original Credit Agreement and Other Credit Documents............................    29

Section 2.     Commitments, Loans, Notes, Prepayments, Replacement of Lenders and Annual Cleandown.......    29

   2.01.       Loans.....................................................................................    29
   2.02.       Borrowings................................................................................    31
   2.03.       Letters of Credit.........................................................................    32
   2.04.       Termination and Reductions of Commitments.................................................    36
   2.05.       Fees......................................................................................    36
   2.06.       Lending Offices...........................................................................    36
   2.07.       Several Obligations of Lenders............................................................    36
   2.08.       Notes; Register...........................................................................    36
   2.09.       Optional Prepayments and Conversions or Continuations of Loans............................    37
   2.10.       Mandatory Prepayments.....................................................................    38
   2.11.       Replacement of Lenders....................................................................    41
   2.12.       Annual Cleandown..........................................................................    41

Section 3.     Payments of Principal and Interest........................................................    41

   3.01.       Repayment of Loans........................................................................    41
   3.02.       Interest..................................................................................    42

Section 4.     Payments; Pro Rata Treatment; Computations; Etc...........................................    42

   4.01.       Payments..................................................................................    42
   4.02.       Pro Rata Treatment........................................................................    43
   4.03.       Computations..............................................................................    43
   4.04.       Minimum Amounts...........................................................................    43
   4.05.       Certain Notices...........................................................................    44
   4.06.       Non-Receipt of Funds by the Administrative Agent..........................................    44
   4.07.       Right of Setoff; Sharing of Payments, Etc.................................................    45

Section 5.     Yield Protection, Etc.....................................................................    46

   5.01.       Additional Costs..........................................................................    46
   5.02.       Limitation on Types of Loans..............................................................    47
   5.03.       Illegality................................................................................    47
   5.04.       Treatment of Affected Loans...............................................................    47
   5.05.       Compensation..............................................................................    48


                                                                                                           Page
                                                                                                           -----
   5.06.       Net Payments..............................................................................    48

Section 6.     Guarantee.................................................................................    51

   6.01.       The Guarantee.............................................................................    51
   6.02.       Obligations Unconditional.................................................................    51
   6.03.       Reinstatement.............................................................................    52
   6.04.       Subrogation; Subordination................................................................    52
   6.05.       Remedies..................................................................................    53
   6.06.       Instrument for the Payment of Money.......................................................    53
   6.07.       Continuing Guarantee......................................................................    53
   6.08.       General Limitation on Guarantee Obligations...............................................    53

Section 7.     Conditions Precedent......................................................................    53

   7.01.       Effectiveness of Original Credit Agreement and Initial Extension of Credit Under the
                  Original Credit Agreement..............................................................    53
   7.02.       Effectiveness of This Agreement and Initial Extension of Credit Under This Agreement......    53
   7.03.       Initial and Subsequent Extensions of Credit Under This Agreement..........................    57

Section 8.     Representations and Warranties............................................................    58

   8.01.       Corporate Existence.......................................................................    58
   8.02.       Financial Condition; Etc..................................................................    58
   8.03.       Litigation................................................................................    58
   8.04.       No Breach; No Default.....................................................................    58
   8.05.       Action....................................................................................    59
   8.06.       Approvals.................................................................................    59
   8.07.       ERISA.....................................................................................    59
   8.08.       Taxes.....................................................................................    60
   8.09.       Investment Company Act; Public Utility Holding Company Act; Other Restrictions............    60
   8.10.       Senior Subordinated Notes.................................................................    60
   8.11.       Environmental Matters.....................................................................    60
   8.12.       Environmental Investigations..............................................................    61
   8.13.       Use of Proceeds...........................................................................    61
   8.14.       Subsidiaries..............................................................................    62
   8.15.       Properties................................................................................    62
   8.16.       Security Interest; Absence of Financing Statements........................................    62
   8.17.       Compliance with Laws......................................................................    62
   8.18.       True and Complete Disclosure..............................................................    62
   8.19.       Solvency..................................................................................    63

Section 9.     Covenants.................................................................................    63

   9.01.       Financial Statements, Etc.................................................................    63
   9.02.       Litigation, Etc...........................................................................    66
   9.03.       Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of
                  Obligations; Etc.......................................................................    66
   9.04.       Insurance.................................................................................    67
   9.05.       Limitation on Lines of Business...........................................................    68
   9.06.       Limitation on Fundamental Changes; Limitation on Acquisitions; Limitation on
                  Dispositions...........................................................................    68

                                      -ii

                                                                                                           Page
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
   9.07.       Limitation on Liens and Related Matters...................................................    71
   9.08.       Limitation on Indebtedness................................................................    73
   9.09.       Limitation on Investments; Limitation on Creation of Subsidiaries.........................    76
   9.10.       Limitation on Dividend Payments...........................................................    78
   9.11.       Financial Covenants.......................................................................    79
   9.12.       Pledge of Additional Collateral...........................................................    81
   9.13.       Security Interests........................................................................    82
   9.14.       Compliance with Environmental Laws........................................................    82
   9.15.       Limitation on Prepayments of Senior Subordinated Notes or Exchangeable Preferred
                  Stock, Etc.............................................................................    83
   9.16.       Limitation on Transactions with Affiliates................................................    83
   9.17.       Limitation on Accounting Changes; Limitation on Investment Company Status.................    83
   9.18.       Limitation on Modifications of Certain Documents, Etc.....................................    83
   9.19.       Warehouse Financing.......................................................................    84
   9.20.       Limitation on Certain Restrictions Affecting Subsidiaries.................................    85
   9.21.       Additional Obligors.......................................................................    85
   9.22.       Limitation on Designated Senior Indebtedness..............................................    85
   9.23.       Limitation on Change of Principal Place of Business or Corporate Name.....................    85

Section 10.    Events of Default.........................................................................    86


Section 11.    The Administrative Agent..................................................................    88

   11.01.      General Provisions........................................................................    88
   11.02.      Indemnification...........................................................................    90
   11.03.      Consents Under Other Credit Documents.....................................................    90
   11.04.      Collateral Sub-Agents.....................................................................    90

Section 12.    Miscellaneous.............................................................................    91

   12.01.      Waiver....................................................................................    91
   12.02.      Notices...................................................................................    91
   12.03.      Expenses, Indemnification, Etc............................................................    91
   12.04.      Amendments, Etc...........................................................................    92
   12.05.      Successors and Assigns....................................................................    94
   12.06.      Assignments and Participations............................................................    95
   12.07.      Survival..................................................................................    96
   12.08.      Captions..................................................................................    96
   12.09.      Counterparts; Interpretation; Effectiveness...............................................    96
   12.10.      Governing Law; Submission to Jurisdiction; Waivers; Etc...................................    97
   12.11.      Confidentiality...........................................................................    97
   12.12.      Independence of Representations, Warranties and Covenants.................................    97
   12.13.      Severability..............................................................................    98

Signatures...............................................................................................   S-1

ANNEX A                 -   Commitments

SCHEDULE 1.01(a)        -   Applicable Margins**
SCHEDULE 1.01(b)        -   Guarantors**
SCHEDULE 1.01(d)        -   Specified Real Property Permitted to Be Sold*
SCHEDULE 3.01(b)        -   Amortization Schedule**
SCHEDULE 8.02           -   Certain Contingent Obligations*
SCHEDULE 8.03           -   Litigation**
SCHEDULE 8.08           -   Certain Tax Matters**
SCHEDULE 8.11           -   Environmental Matters*
SCHEDULE 8.14           -   Subsidiaries of Borrower**
SCHEDULE 9.07           -   Certain Existing Liens*
SCHEDULE 9.08           -   Certain Indebtedness to Remain Outstanding*
SCHEDULE 9.09           -   Investments*
SCHEDULE 9.16           -   Existing Affiliate Agreements*

EXHIBIT A-1             -   Form of Revolving Credit Note**
EXHIBIT A-2             -   Form of Tranche A Term Loan Note**
EXHIBIT A-3             -   Form of Tranche B Term Loan Note***
EXHIBIT A-4             -   Form of Swing Loan Note***
EXHIBIT B               -   Form of Intercompany Note***
EXHIBIT C-1             -   Form of Interest Rate Certificate***
EXHIBIT C-2             -   Form of Borrowing Base Certificate**
EXHIBIT D-1             -   Form of Security Agreement****
EXHIBIT D-2             -   Form of Mortgage Amendment
EXHIBIT E               -   Form of Opinion of Counsel to the Obligors
EXHIBIT F               -   Form of Notice of Assignment***
EXHIBIT G               -   Form of Mortgage***
EXHIBIT H               -   Form of Section 5.06 Certificate***
EXHIBIT I               -   Form of Notice of Borrowing***
EXHIBIT J               -   Form of Notice of Conversion/Continuation***
EXHIBIT K               -   Form of Subordination Provisions***
EXHIBIT L               -   Form of Joinder Agreement***
EXHIBIT M               -   Form of Officer's Solvency Certificate***

___________________________

* See the Schedules to the Original Credit Agreement for the contents of such Schedules.

**   Amended and Restated in connection with the Amended and Restated Credit
Agreement.

*** The forms of these documents are the forms attached to the Original Credit Agreement.

**** These documents were executed and delivered in connection with the Original Credit Agreement.

          FIRST AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 29, 1997, amended and restated as of July 7, 2000, among TUESDAY MORNING CORPORATION, a Delaware corporation ("Borrower," which term shall include its
                                      --------
successors and assigns); the Guarantors party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); MERRILL
                            ------                          -------
LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as arranger and syndication agent (in such capacities, together with its successors in such capacities, the "Lead Arranger"); FLEET NATIONAL BANK, as administrative agent
                 -------------
for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); and CREDIT LYONNAIS, as documentation
               --------------------
agent.

          WHEREAS, Borrower, the Lenders, the Guarantors, the Lead Arranger and the Administrative Agent originally entered into that certain Credit Agreement (the "Original Credit Agreement") dated as of December 29, 1997, as amended by
      -------------------------
Waiver No. 1 dated as of September 9, 1998, Waiver No. 2 and Amendment No. 1 dated as of March 29, 1999 and Amendment No. 2 dated as of January 28, 2000 and are entering into this Agreement in order to amend and restate the Original Credit Agreement to (a) reflect the provisions of all prior amendments; (b) increase the Revolving Credit Commitments from $90.0 million to $125.0 million;
(c) increase the Tranche A Term Loan Facility Commitments $25.0 million; and (d) effect other changes to the Original Credit Agreement, as evidenced hereby.

          WHEREAS, Borrower, the Lenders, the Guarantors, the Lead Arranger and Administrative Agent intend that (a) all obligations under the Original Credit Agreement of the parties shall continue to exist under and be evidenced by this Agreement and the other Credit Documents; and (b) except as expressly stated herein or amended hereby, the Original Credit Agreement and the other Credit Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree that the Original Credit Agreement is hereby amended and restated in its entirety as follows:

          Section 1.  Definitions, Accounting Matters and Rules of Construction
                      ---------------------------------------------------------

          1.01.  Certain Defined Terms.  As used herein, the following terms
                 ---------------------
shall have the following meanings:

          "Acquired Indebtedness" shall mean Indebtedness incurred or assumed in
           ---------------------
connection with an Acquisition permitted under Section 9.06(n), to the extent the incurrence or assumption of Indebtedness in connection with such Acquisition is not prohibited under Section 9.06(n); provided, however, that such
                                         --------  -------
Indebtedness was outstanding prior to and was not created in connection with or in contemplation of such Acquisition.

          "Acquisition" shall mean, with respect to any Person, any transaction
           -----------
or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person, other than for the purpose of Friday Morning, Inc. or Tuesday Morning, Inc. reincorporating in Delaware with a corporation with no assets or liabilities.

          "Additional Collateral" see Section 9.12.
           ---------------------

          "Additional Obligors" see Section 9.21.
           -------------------

          "Adjusted Net Income" shall mean, for any Measurement Period, the
           -------------------
consolidated net income (loss) of Borrower and its Consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains or losses for such period from Dispositions and Excluded Dispositions, other than the Disposition of inventory and supplies in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income or expense for such period, (c) the portion of net income (loss) of any Person (other than a Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower or (subject to clause (e) below) any Subsidiary during such period, (d) the net income (loss) of any Person combined with Borrower or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders.

          "Administrative Agent" see the introduction to this Agreement.
           --------------------

          "Administrative Agent's Fee Letter" shall mean the Fee Letter dated on
           ---------------------------------
or about the Original Closing Date, by and between Fleet National Bank and Borrower.

          "Advance Date" see Section 4.06.
           ------------

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
which directly or indirectly controls, or is under common control with, or is controlled by, such Person, or, in the case of any Lender which is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. As used in this definition, "control" (including, with its
                                                  -------
correlative meanings, "controlled by" and "under common control with") shall
                       -------------       -------------------------
mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, solely for purposes of Section 9.16, Borrower shall not be deemed an Affiliate of any Subsidiary and no Subsidiary shall be deemed an Affiliate of any other Subsidiary or Borrower.

          "Affiliate Transaction" see Section 9.16.
           ---------------------

          "Agent" means either of the Lead Arranger or the Administrative Agent.
           -----

          "Agreement" shall mean this Credit Agreement, as amended from time to
           ---------
time.

          "Alternate Base Rate" shall mean for any day, a rate per annum that is
           -------------------                                 --- -----
equal to the higher of (i) the Prime Rate, or (ii) the Federal Funds Rate, plus
                                                                           ----
0.50%.

          "Alternate Base Rate Loans" shall mean Loans that bear interest at
           -------------------------
rates based upon the Alternate Base Rate.

          "Amended and Restated Credit Documents" shall mean this Agreement, and
           -------------------------------------
Notes issued on or after the Amendment and Restatement Date, any Letter of Credit Documents executed and delivered on or after the Amendment and Restatement Date and any Security Documents executed and delivered on or after the Amendment and Restatement Date.

          "Amended and Restated Transaction Documents" shall mean any operative
           ------------------------------------------
document relating to the Amended and Restated Transactions, including but not limited to the Credit Documents and each of the Related Documents with respect thereto, in each case, including all schedules, exhibits, appendices, annexes and attachments and amendments thereto and, in each case, as amended and in effect from time to time in accordance with their respective terms and this Agreement.

          "Amended and Restated Transactions" shall mean the borrowings
           ---------------------------------
hereunder and the other transactions contemplated hereby to occur on the Amendment and Restatement Date.

          "Amendment and Restatement Date" shall mean the date on which,
           ------------------------------
pursuant to the terms of this Agreement (including Sections 1.05 and 7.02), the Original Credit Agreement shall have been amended and restated by this Agreement.

          "Amortization Payment" shall mean each scheduled installment of
           --------------------
payments on the Term Loans as set forth in Section 3.01(b).

          "Annual Retained Portion Balance" shall mean, at any date in any
           -------------------------------
fiscal year (the "Applicable Year"), the Retained Portion for such Applicable
                  ---------------
Year (which is calculated based on the Excess Cash Flow from the prior fiscal year) less the sum of (1) all Dividend Payments made in the Applicable Year on or prior to such date pursuant to Section 9.10(b) and (2) the aggregate amount of cash consideration paid for all Acquisitions effected on or prior to such date pursuant to Section 9.06(r) in the Applicable Year which, together with the aggregate amount of Investments made on or prior to such date pursuant to
Section 9.09(v) in the Applicable Year, is in excess of the Cumulative Retained Portion Balance as of the last day of the fiscal year prior to the Applicable Year (with respect to such Cumulative Retained Portion Balance, after giving effect to all Acquisitions which occurred on or prior to such last day pursuant to Section 9.06(r) and all Investments made on or prior to such last day pursuant to Section 9.09(v)).

          "Applicable Cumulative Year" see the definition of Cumulative Retained
           --------------------------
Portion Balance.

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall be (x) from the Amended and Restated Date to
           -----------------
the date (the "Reset Date") Borrower shall have delivered to the Lenders the
               ----------
financial statements and Interest Rate Certificate required by Sections 9.01(a) and (e) in respect of the fiscal quarter of Borrower ended not less than six months after the Amendment and Restatement Date, the rates per annum for each
                                                           --- -----
applicable Type of Loan set forth opposite Tier II of Schedule 1.01(a), and (y)
                                                      ----------------
thereafter, when the Leverage Ratio at the end of the most recently ended fiscal quarter ending after the Reset Date is as set forth in Schedule 1.01(a), the
                                                       ----------------
percentage per annum set forth opposite such Leverage Ratio in Schedule 1.01(a).
           --- -----                                           ----------------
Any change in the Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by the Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.01(a), (b) and (e), such ratio shall be deemed to be that set forth opposite Tier I of Schedule 1.01(a) until Borrower delivers
                                  ----------------
such Interest Rate Certificates and financial statements.

          "Applicable Revolving Credit Fee Percentage" shall mean 0.375% per
           ------------------------------------------                    ---
annum; provided, however, that from and after the Reset Date, the Applicable
-----  --------  -------
Revolving Facility Fee Percentage shall be, when the Leverage Ratio at the end of the most recently ended fiscal quarter ending after the Reset Date is as set forth in Schedule 1.01(a), the percentage per annum set forth opposite such
         ----------------                 --- -----
Leverage Ratio in Schedule 1.01(a).  Any change in the Leverage Ratio shall be
                  ----------------
effective to adjust the Applicable Revolving Credit Fee Percentage as of the date of receipt by the Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.01(a), (b) and (e), such ratio shall be deemed to be that set forth opposite Tier I of Schedule 1.01(a) until Borrower delivers such Interest Rate Certificates and financial statements.

          "Applicable Year" see the definition of Annual Retained Portion
           ---------------
Balance.

          "Approved Fund" shall mean, with respect to any Lender that is a fund
           -------------
that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978.
           ---------------

          "Benefit Arrangement" shall mean at any time an employee benefit plan
           -------------------
within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" see the introduction to this Agreement.
           --------

          "Borrowing Base" shall mean, as at any date, 50% of the aggregate
           --------------
value of Eligible Inventory at said date (the "Normal Advance Rate"); provided,
                                               -------------------    --------
however, that if no Event of Default has occurred and is continuing, the Lenders
-------
will upon Borrower's request, make advances of up to sixty percent (60%) of the value of Eligible Inventory (the "Increased Advance Rate"); provided, however,
                                  ----------------------    --------  -------
that the Increased Advance Rate shall be in effect only during the months of July, August, September and October of any fiscal year.

          "Borrowing Base Certificate" shall mean a certificate of a senior
           --------------------------
financial officer of Borrower, substantially in the form of Exhibit C-2 and
                                                            -----------
appropriately completed.

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City or Dallas, Texas and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean, for any period, any direct or
           --------------------
indirect (by way of acquisition of securities of a Person or the expenditure of cash or the incurrences of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets, excluding (i) normal replacement and maintenance programs properly charged to current operations,
(ii) expenditures in an amount not to exceed the Net Available Proceeds of any Casualty Event or any Taking, Destruction or loss of title with respect to Real Property in each case to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) or Section 2.10(a)(vi), as applicable, (iii) Acquisitions permitted by Section 9.06(o), (p) and (q); provided, however, that
                                                        --------  -------
Acquisitions made pursuant to Section 9.06(o) shall be considered Capital Expenditures for the purpose of the definition of Fixed Charges, (iv) any expenditure made with the Net Available Proceeds of any Disposition effected pursuant to Section 9.06(g) or (m), (v) any expenditures made with the proceeds of any Excluded Disposition, (vi) Investments permitted by Section 9.09; and
(vii) the Permitted Warehouse Purchase so long as purchased solely with the proceeds of the Permitted Warehouse Purchase Indebtedness and/or cash from operations and/or Revolving Loans and/or the proceeds of any Equity Issuance not required to be applied to the prepayment of the Loans.

          "Capital Lease," as applied to any Person, shall mean any lease of any
           -------------
Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Casualty Event" shall mean, with respect to any Property (other than
           --------------
Real Property) of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. Casualty Event shall not include any Taking or Destruction or loss of title to Real Property.

          "CERCLA" see Section 8.11.
           ------

          "Change of Control" shall mean any transaction or event (including,
           -----------------
without limitation, an issuance, sale or exchange of Equity Interests, a merger or consolidation, or a dissolution or liquidation) occurring on or after the Amendment and Restatement Date (whether or not approved by the board of directors of Borrower) as a direct or indirect result of which (a) if such transaction or event occurs prior to the consummation of an Initial Public Offering, the Permitted Holders fail to own, directly or indirectly, shares of Equity Interests of Borrower representing at least a majority (on a fully diluted basis) of the aggregate then outstanding voting Equity Interests of Borrower or voting power of the voting Equity Interests of Borrower at the time outstanding; (b) if such transaction or event is an Initial Public Offering or occurs after the consummation of an Initial Public Offering, (i) any "Person" or any "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (other than the Permitted Holders) shall (directly or indirectly) beneficially own in the aggregate shares of Equity Interests of Borrower having 33-1/3% or more of the aggregate voting power of all shares of Equity Interests of Borrower at the time outstanding; provided, however, that the foregoing shall be a Change of Control only if the
--------  -------
Permitted Holders beneficially own a lesser percentage of the aggregate voting power of all shares of Equity Interests of Borrower at the time outstanding than such Person or group or do not have the right or ability by voting power, contract or otherwise to elect or designate for elections at least a majority of the board of directors of Borrower or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of at least 66-2/3% of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office; or (c) if such transaction or event occurs at any time, whether before or after the consummation of an Initial Public Offering, any event or circumstance constituting a "change of control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrower in a principal amount in excess of $5.0 million (other than under the Credit Documents) shall occur which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of this definition, the terms "beneficially own" and "group" shall have the
                               ----------------       -----
respective meanings ascribed to them pursuant to Section 13(d) of the United States Securities Exchange Act of 1934.

          "Class" see Section 1.03.
           -----

          "Code" shall mean the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Collateral" shall mean all of the Pledged Collateral and Mortgaged
           ----------
Real Property.

          "Collateral Account" see Section 4.01 of the Security Agreement.
           ------------------

          "Commitment Letter" shall mean the New Credit Facilities Commitment
           -----------------
Letter among Merrill Lynch Capital Corporation, Fleet National Bank and Borrower dated June 9, 2000, together with Exhibit A thereto and incorporated therein.

          "Commitments" shall mean the Revolving Credit Commitments and the Term
           -----------
Loan Commitments.

          "Consolidated EBITDA" shall mean, for any Measurement Period, the sum
           -------------------
(without duplication) of the amounts for such period of (i) Adjusted Net Income,
(ii) income tax expense to the extent deducted in determining Adjusted Net Income for such period, (iii) interest expense to the extent deducted in determining Adjusted Net Income for such period (but calculated net of interest income on the shareholder loans outstanding as of the Original Closing Date), and (iv) depreciation expense and amortization expense to the extent deducted in determining Adjusted Net Income for such period, each such item described in clauses (ii)-(iv) determined in accordance with GAAP.

          "Consolidated Interest Expense" shall mean, for any period, for
           -----------------------------
Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) all interest expense during such period (whether or not actually paid during such period and net of interest income on the shareholder loans outstanding as of the Original Closing Date), other than any non-cash interest expense in respect of Indebtedness in the form of accretion of original issue discount or pay-in-kind issuances of additional debt in lieu of cash interest and other than amortization of financing fees.

          "Consolidated Rental Expense" shall mean, for any period, the
           ---------------------------
aggregate amount of all rents paid or to be incurred under all leases of Real Property of Borrower and its Consolidated Subsidiaries as lessees (net of sublease income), calculated in accordance with GAAP.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Contingent Obligation" shall mean, as to any Person, any direct or
           ---------------------
indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the
                                 -------------------
"primary obligor"), including any obligation of such Person (i) to purchase,
----------------
repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to pur-
chase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "Guaranty Obligation"); (b) with respect to any
                              -------------------
Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the term Contingent Obligation shall
                   --------  -------
not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

          "Continue," "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

          "Convert," "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Covered Taxes" see Section 5.06(a).
           -------------

          "Credit Documents" shall mean the Amended and Restated Credit
           ----------------
Documents and the Original Credit Documents.

          "Creditor" shall mean any Agent, the Issuing Lender, any Lender or any
           --------
Affiliate of a Lender party to a Swap Contract with an Obligor.

          "Cumulative Retained Portion Balance" shall mean, at any date in any
           -----------------------------------
fiscal year (the "Applicable Cumulative Year"), the excess (if any) of (x) the
                  --------------------------
sum of the amounts of the Annual Retained Portion Balance as of the last day of each fiscal year prior to the Applicable Cumulative Year, each such Annual Retained Portion Balance to be calculated as if no Acquisitions pursuant to
Section 9.06(r) and no Investments pursuant to 9.09(v) occurred prior to the Applicable Cumulative Year and after giving effect to all Dividends made on or prior to such last day, plus the Retained Portion for such Applicable Cumulative
                        ----
Year (which is calculated based on the Excess Cash Flow for the prior fiscal year), over (y) the sum of (1) all Dividend Payments made in the Applicable
       ----
Cumulative Year on or prior to such date pursuant to Section 9.10(b), (2) the aggregate amount of cash consideration paid for all Acquisitions effected since the Original Closing Date and on or prior to such date pursuant to Section 9.06(r), and (3) the aggregate amount of cash consideration paid for all Investments effected since the Original Closing Date and on or prior to such date pursuant to Section 9.09(v).

          "Debt Issuance" shall mean the incurrence by any Obligor of any
           -------------
Indebtedness after the Amendment and Restatement Date (other than as permitted by Section 9.08, except Section 9.08(h)).

          "Default" shall mean an event that with notice or lapse of time or
           -------
both would become an Event of Default.

          "Designated Senior Management" shall mean Jerry M. Smith (former
           ----------------------------
President) and Lloyd L. Ross (former Chairman of the Board).

          "Destruction" shall mean any damage to, or loss or destruction of, any
           -----------
Real Property or Mortgaged Real Property. Destruction shall not include any Casualty Event.

          "Disposition" shall mean (i) any conveyance, sale, lease, assignment,
           -----------
transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including receivables and shares of Equity Interests of any Subsidiary or joint venture of any Person) (whether now owned or hereafter acquired) by any Obligor or any of its Subsidiaries to any Person, (ii) any issuance of any Equity Interests in any Subsidiary to any Person other than Borrower or any Wholly Owned Subsidiary, and
(iii) any liquidating or other non-ordinary course dividend or distribution received by any Obligor or any of its Subsidiaries in respect of any joint venture or similar enterprise, excluding, however, any Excluded Disposition.

          "Disposition Event"  shall mean the receipt by any Obligor or any of
           -----------------
its Subsidiaries of cash proceeds or cash distributions of any kind from Property received in consideration for a Disposition.

          "Disqualified Capital Stock" shall mean, with respect to any Person,
           --------------------------
any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to December 31, 2004; provided, however, that no Equity Interests issued to management of
      --------  -------
Borrower shall be deemed Disqualified Capital Stock by virtue of the fact that they are putable to Borrower upon the occurrence of certain events disclosed to the Lenders prior to the Original Closing Date.

          "Dividend Payment"  shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any Equity Interests of any Obligor or any of its Subsidiaries, or of any Equity Rights, but excluding (i) dividends payable in respect of shares of Equity Interests through the issuance of additional shares of Qualified Capital Stock,
(ii) any redemption or exchange of any Equity Interests of such Obligor through the issuance of Qualified Capital Stock of such Obligor and (iii) cash dividends paid in respect of any fractional shares that would otherwise be issued as dividends.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Domestic Subsidiary" shall mean any Subsidiary that is not a Foreign
           -------------------
Subsidiary.

          "Eligible Inventory" shall mean Inventory valued at lower of cost or
           ------------------
market on a "first in-first out" ("FIFO") basis or based on specific
                                   ----
identification with respect to Inventory in the warehouse that constitutes first quality finished goods, and that: (a) is not, in the Majority Revolving Credit Lenders' reasonable judgment, obsolete or unmerchantable (it being understood that Borrower is in the business of buying closeout or discontinued merchandise); (b) upon which the Administrative Agent has a first priority perfected security interest subject only to Prior Liens; and (c) the Majority Revolving Credit Lenders otherwise deem eligible as the basis for Revolving Credit Loans based on such other credit and collateral considerations as the Majority Revolving Credit Lenders may from time to time establish in their reasonable discretion consistent with their general policies and business judgment. Without intending to limit the Majority Revolving Credit Lenders' discretion to establish other criteria of eligibility, no spare parts, packaging and shipping material, supplies, slow-moving or obsolete Inventory, sample Inventory, scratched or dented Inventory, Inventory in transit, bill and hold Inventory, returned or defective Inventory or Inventory delivered to Borrower on consignment shall constitute Eligible Inventory. Eligible Inventory shall not include Inventory stored at locations other than those locations either owned by Borrower or locations for which an appropriate UCC filing has been signed by Borrower and delivered to the Administrative Agent for filing in the appropriate offices for each such location to perfect the security interest in such Inventory created by the Security Agreement. Eligible Inventory shall not include (a) Inventory with respect to which the representations and warranties set forth in the Security Agreement applicable to Inventory are not true and correct in all material respects; (b) Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien (subject to Prior Liens) or security interest in favor of the Lenders securing the Obligations and as to which no other Liens exist, other than Permitted Liens; (c) Inventory located outside the United States which is being shipped to Borrower, other than any such Inventory which meets each of the following conditions: (1) such Inventory would otherwise qualify as Eligible Inventory and would not be excluded by any other clause of this definition, (2) such Inventory is in transit to Borrower on an F.O.B.-shipping basis, and (3) such Inventory is fully paid for by Borrower and fully insured on terms acceptable to the Agent pursuant to insurance which names the Agent as loss payee for the benefit of the Lenders and the Agent, if it so requests, shall have received all negotiable instruments of title issued in connection with such shipment; provided, however, that not more than $10.0 million of Inventory may
          --------  -------
be included at any time pursuant to this clause (c); and (d) Inventory located outside the United States which is not being shipped to Borrower unless arrangements for the granting and perfection of a security interest in such Inventory have been made in a manner acceptable to the Administrative Agent in its sole discretion. In addition, the buying, freight and distribution costs ("UNICAP Costs") and the product development expenses which are a component of
  ------------
the cost of Inventory will not be considered as part of the value of the Inventory.

          "Eligible Person" shall mean (i) a commercial bank organized under the
           ---------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such
                                  ----
country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through
                            --------  -------
a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund entity which is regularly engaged in making, purchasing or investing in loans or securities or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender; and (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its regular businesses including, but not limited to, insurance companies, mutual funds, and investment funds. With respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging such Person's liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include any claim by any Person seeking damages,
 -------------------
contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future
           ------------------
applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "Equity Interests" shall mean, with respect to any Person, any and all
           ----------------
shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Amendment and Restatement Date or issued after the Amendment and Restatement Date.

          "Equity Issuance" shall mean any of (a) any issuance or sale after the
           ---------------
Amendment and Restatement Date by any Obligor or Subsidiary or any direct or indirect parent of Borrower of (x) any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or
(y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person, or (b) the receipt by Borrower or any Subsidiary after the Amendment and Restatement Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution) other than from Borrower or any Subsidiary, excluding (x) any issuance of Equity Interests (or Equity Rights) to the seller or sellers in consideration for an Acquisition, (y) the issuance of Equity Rights to management and consultants of Borrower (and the exercise thereof) in an amount not to exceed 10% (on a fully diluted basis) of the outstanding common Equity Interests of Borrower, and (z) each Excluded Issuance. For purposes of this definition, a Person shall be deemed the "direct or indirect parent" of Borrower only if such Person's assets consist solely of Equity Interests of Borrower or Equity Interests of another direct of indirect parent of Borrower and if Borrower is directly or indirectly a Wholly Owned Subsidiary of such Person; provided, however, that in no event, for purposes of
                           --------  -------
this definition, shall Madison Dearborn or any other fund managed or sponsored by Madison Dearborn be the "direct or indirect parent" of Borrower.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class of such Person.

          "ERISA" shall mean the United States Employee Retirement Income
           -----
Security Act of 1974, as amended.

          "ERISA Group" shall mean Borrower, any Subsidiary and all members of a
           -----------
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

          "Event of Default" see Section 10.
           ----------------

          "Excess Cash Flow" shall mean, for any period of calculation, (a) the
           ----------------
sum of (i) Consolidated EBITDA adjusted by adding back the cash portion of all extraordinary or non-recurring items of income (other than from Dispositions and Excluded Dispositions) to the extent excluded in calculating Adjusted Net Income and by deducting the cash portion of all extraordinary or non-recurring items of expense to the extent excluded in calculating Adjusted Net Income for such period, and (ii) net decreases in Working Capital for such period minus (b) the sum of (i) Fixed Charges for
                                -----
such period (including after giving effect to the Amortization Payment to occur in January of the next fiscal year), (ii) net increases in Working Capital for such period, and (iii) the amount of any repurchases, redemptions or other acquisitions of Borrower's Equity Interests made pursuant to and in compliance with Section 9.10(d), but only to the extent any such repurchases, redemptions or other acquisitions are made solely from Borrower's internally generated funds.

          "Exchangeable Preferred Stock" shall mean the senior exchangeable
           ----------------------------
preferred stock of Borrower issued pursuant to the Exchangeable Preferred Stock Documents, including any senior exchangeable preferred stock issued in exchange therefor pursuant to any registration rights agreement entered into in connection with the issuance thereof.

          "Exchangeable Preferred Stock Documents" shall mean the certificate of
           --------------------------------------
designation and exchange indenture identified in the offering memorandum dated December 15, 1997 relating to the Exchangeable Preferred Stock and all documents relating thereto (including the registration rights agreement relating thereto), as any such documents may be amended and in effect from time to time in accordance with its terms and this Agreement.

          "Excluded Dispositions" shall mean (i) Dispositions for fair market
           ---------------------
value resulting in no more than $500,000 in proceeds in any fiscal year; (ii) an exchange of equipment or inventory for like equipment or inventory, provided that the Person effecting such exchange receives substantially equivalent value in such exchange for the Property disposed of; (iii) any transaction permitted by Section 9.06 (other than clauses (g) and (m) thereof), any Lien permitted by
Section 9.07, any Investment permitted by Section 9.09 and any Dividend Payment permitted by Section 9.10; (iv) any issuance of Equity Interests by any Subsidiary to directors to qualify directors if required by applicable law if resulting in de minimis proceeds; and (v) the sale of inventory in the ordinary
             -- -------
course of business.

          "Excluded Issuance" shall mean any issuance or sale of Qualified
           -----------------
Capital Stock of Borrower (or any direct or indirect parent of Borrower) to Madison Dearborn or any of its Affiliates (other than Borrower or any Subsidiary).

          "Existing Affiliate Agreements" see Section 9.16.
           -----------------------------

          "Existing Warehouse Facility" shall mean Borrower's warehouse facility
           ---------------------------
as existing on the date of this Agreement and located in Dallas, Texas and as identified in Exhibit G hereto.
              ---------

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such
                          --------  -------
rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to the Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by the Administrative Agent.

          "Fee Letter" shall mean the New Credit Facilities Fee Letter dated as
           ----------
of June 9, 2000 by and among Merrill Lynch Capital Corporation, Fleet National Bank and Borrower.

          "Fee Letters" shall mean the Administrative Agent's Fee Letter and the
           -----------
Fee Letter.

          "Fixed Charges" shall mean for any period of calculation, the sum of
           -------------
(i) Consolidated Interest Expense of Borrower and its Consolidated Subsidiaries,
(ii) the sum of all scheduled principal payments on any Indebtedness (other than Indebtedness under clauses (f) or (n) of Section 9.08) of Borrower, and, other than for purposes of Section 9.11(c), voluntary prepayments of Indebtedness (other than Revolving Credit Loans unless and to the extent accompanied by a permanent reduction of Revolving Credit Commitments or any other revolving credit unless and to the extent accompanied by a permanent reduction of commitments thereunder and other than Indebtedness under clauses (f) or (n) of
Section 9.08), in each case to the extent made from internally generated funds of Borrower and the Subsidiaries, (iii) other than for purposes of Section 9.11(c), federal, state and local income tax expense actually paid, (iv) other than for purposes of Section 9.11(c), actual Capital Expenditures to the extent made from internally generated funds of Borrower and the Subsidiaries, and (v) solely for purposes of 9.11(c), Consolidated Rental Expense. For purposes of this definition, internally generated funds shall exclude the proceeds of Dispositions and Debt Issuances and Equity Issuances (without regard to the exclusions from the definitions thereof).

          "Foreign Plan" see Section 8.07.
           ------------

          "Foreign Subsidiary" shall mean any direct or indirect Subsidiary
           ------------------
organized outside of the United States as defined in Section 7701(a)(9) of the Code (or any successor provision).

          "Funding Date" shall mean the date of the making of any extension of
           ------------
credit hereunder (including the Amendment and Restatement Date).

          "GAAP" shall mean generally accepted accounting principles set forth
           ----
as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" shall mean any government or political
           ----------------------
subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

          "Guarantee" shall mean the guarantee of each Guarantor pursuant to
           ---------
Section 6.

          "Guaranteed Obligations" see Section 6.01.
           ----------------------

          "Guarantors" shall mean each Subsidiary listed on Schedule 1.01(b),
           ----------                                       ----------------
and each direct and indirect Subsidiary that guarantees the payment of the Obligations of Borrower hereunder pursuant to Section 9.21 and the other Credit Documents.

          "Guaranty Obligation" see the definition of Contingent Obligation.
           -------------------

          "Hazardous Material" shall mean any pollutant, contaminant, toxic,
           ------------------
hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance in-cluding, without limitation, petroleum including crude oil or any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

          "Increased Advance Rate" see the definition of Borrowing Base.
           ----------------------

          "Increased Facility Amount" shall mean an increase in the Revolving
           -------------------------
Credit Commitments (whether by the Lenders or New Lenders) of up to $25 million, which increase shall not require the consent of any Lender (other than any Lender agreeing to make available the increase in the Revolving Credit Commitments), if no Default or Event of Default has occurred and is continuing.

          "Indebtedness" shall mean, for any Person, without duplication, (a)
           ------------
all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses not overdue by more than 90 days incurred in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations of such Person; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests; (i) all indebtedness of other Persons referred to in clauses (a) through (h) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. Indebtedness shall not include
(i) accounts extended by suppliers in the ordinary course on normal trade terms in connection with the purchase of goods and services, (ii) obligations under operating leases (as well as contingent obligations in respect thereof) or (iii) wages, salaries, accrued vacations or deferred compensation. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

          "Indemnitee" see Section 12.03.
           ----------

          "Initial Public Offering" shall mean a primary underwritten public
           -----------------------
offering of the common stock of Borrower, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

          "Intercompany Note" shall mean a promissory note substantially in the
           -----------------
form of Exhibit B.
        ---------

          "Interest Coverage Ratio" shall mean, for any Measurement Period, the
           -----------------------
ratio of (x) Consolidated EBITDA plus Consolidated Rental Expense for such period to (y) Consolidated Interest Expense plus Consolidated Rental Expense for such period.

          "Interest Period" shall mean, with respect to any LIBOR Loan, each
           ---------------
period commencing on the date such LIBOR Loan is made or Converted from an Alternate Base Rate Loan or the last day of the next pre-ceding Interest Period for such LIBOR Loan and (subject to the requirements of Sections 2.01(a), 2.01(b), 2.01(c) and 2.09) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

          "Interest Rate Certificate" shall mean an Officer's Certificate
           -------------------------
substantially in the form of Exhibit C, delivered pursuant to Section 9.01(e),
                             ---------
demonstrating in reasonable detail the calculation of the Leverage Ratio as of the last day of the Measurement Period then last ended on or immediately prior to the date such certificate is required to be delivered.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Inventory" shall mean all of Borrower's now owned and hereafter
           ---------
acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned and repossessed goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise and such other personal property, and all documents of title or other documents representing them.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; (d) the entering into, or direct or indirect incurrence, of any Contingent Obligation with respect to Indebtedness or other liability of any other Person; (e) the entering into of any Swap Contract; or (f) any agreement to make any Investment (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale).

          "Issuing Lender" shall mean Fleet National Bank, or any of its
           --------------
Affiliates, or such other Lender or Lenders selected by the Administrative Agent reasonably satisfactory to Borrower, as the issuer of Letters of Credit under
Section 2.03, together with its successors and assigns in such capacity.

          "Lead Arranger" see the introduction to this Agreement.
           -------------

          "Lease" shall mean any lease, sublease, franchise agreement, license,
           -----
occupancy or concession agreement.

          "Lender" and "Lenders" see the introduction to this Agreement.
           ------       -------

          "Letter of Credit" see Section 2.03.
           ----------------

          "Letter of Credit Documents" shall mean, with respect to any Letter of
           --------------------------
Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Revolving Credit
           -------------------------
Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any
           --------------------------
time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount
                                 ----
of all Reimbursement Obligations of Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

          "Leverage Ratio" shall mean, at any date, the ratio of (x) Total Debt
           --------------
at such date to (y) Consolidated EBITDA for the Measurement Period ended on such date, or, if such date is not the end of a fiscal quarter, the Measurement Period ended immediately prior to such date.

          "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any
           ---------------
Interest Period therefor, the rate per annum determined by the Administrative
                                   --- -----
Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate
--------  -------
British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Rate" shall mean,
                                                        ----------
with respect to each day during each Interest Period pertaining to LIBOR Loans comprising part of the same Borrowing, the rate per annum equal to the rate at
                                                --- -----
which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc.
                                           -------------------------------
Interest Settlement Rates Page" shall mean the display designated as Page 3750
------------------------------
on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

          "LIBOR Loans" shall mean Loans that bear interest at rates based on
           -----------
rates referred to in the definition of "LIBOR Base Rate" in this Section 1.01.

          "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period
           ----------
therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100
                 --- -----
of 1%) determined by the Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, claim, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement in respect of such Property, including any easement, right-of-way or other encumbrance on title to Real Property, other than ordinary course rights of set-off of depositary banks. For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean the Revolving Credit Loans, the Swing Loans and the
           -----
Term Loans.

          "Losses" of any Person shall mean the losses, liabilities, claims
           ------
(including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

          "Madison Dearborn" shall mean Madison Dearborn Partners, Inc. and
           ----------------
Madison Dearborn Capital Partners II, L.P., or either of them.

          "Majority Lenders" shall mean (i) at any time prior to the Amendment
           ----------------
and Restatement Date, Lenders holding at least a majority of the aggregate amount of the Commitments and Term Loans then outstanding, and (ii) at any time after the Amendment and Restatement Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus (b) the aggregate amount of all
                                            ----
Letter of Credit Liabilities, plus (c) the aggregate Unutilized Revolving Credit
                              ----
Commitments then in effect, plus (d) the aggregate amount of Swing Loans then
                            ----
outstanding (which, for each Revolving Credit Lender, shall be deemed such Lender's pro rata share (based on the Revolving Credit Commitments) of the
         --- ----
aggregate principal amount of Swing Loans then outstanding).

          "Majority Revolving Credit Lenders" shall mean (i) at any time prior
           ---------------------------------
to the Amendment and Restatement Date, Lenders holding at least a majority of the Revolving Credit Commitments, and (ii) at any time after the Amendment and Restatement Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Credit Loans, plus (b) the aggregate amount of all Letter of Credit Liabilities, plus
       ----                                                               ----
(c) the aggregate Unutilized Revolving Credit Commitments then in effect.

          "Majority Term Lenders" shall mean (i) at any time prior to the
           ---------------------
Amendment and Restatement Date, Lenders holding at least a majority of the Term Loan Commitments, and (ii) at any time after the Amendment and Restatement Date, Lenders holding at least a majority of the sum of the aggregate principal amount of outstanding Term Loans.

          "Majority Tranche A Term Loan Lenders" shall mean (i) at any time
           ------------------------------------
prior to the Amendment and Restatement Date, Lenders holding at least a majority of the Tranche A Term Loan Commitments, and (ii) at any time after the Amendment and Restatement Date, Lenders holding at least a majority of the aggregate principal amount of outstanding Tranche A Term Loans.

          "Majority Tranche B Term Loan Lenders" shall mean at any time after
           ------------------------------------
the Amendment and Restatement Date, Lenders holding at least a majority of the aggregate principal amount of outstanding Tranche B Term Loans.

          "Margin Stock" shall mean margin stock within the meaning of
           ------------
Regulations T, U and X.

          "Material Adverse Change" shall mean a material adverse change or any
           -----------------------
condition or event that could reasonably be expected to result in a material adverse change in the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties or material agreements or, prior to the Amendment and Restatement Date, prospects, of Borrower, individually or together with the Subsidiaries taken as a whole.

          "Material Adverse Effect" shall mean any of (a) a material adverse
           -----------------------
effect or any condition or event that could reasonably be expected to result in a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties or material agreements or, prior to the Amendment and Restatement Date, prospects of Borrower, individually or together with the Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the Amended and Restated Transactions or to perform their obligations under any Credit Document or (c) an adverse effect on the legality, binding effect or enforceability of any material provision of any Credit Document or affecting any material rights and remedies of the Lenders thereunder.

          "Material Plan"  means at any time a Plan or Plans having aggregate
           -------------
Unfunded Liabilities in excess of $2.0 million as of the end of its last annual valuation period.

          "Measurement Period" shall mean the most recent four full fiscal
           ------------------
quarters of Borrower for which financial statements have been provided pursuant to Section 9.01.

          "Mortgage" shall mean an agreement creating and evidencing a Lien on a
           --------
Mortgaged Real Property, which shall be substantially in the form of Exhibit G,
                                                                     ---------
containing such schedules and including such additional provisions and other deviations from such Exhibit as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

          "Mortgage Amendment" shall mean an amendment to a Mortgage, which
           ------------------
shall be substantially in the form of Exhibit D-2, with such schedules and
                                      -----------
including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof.

          "Mortgaged Real Property" shall mean each Real Property which shall be
           -----------------------
subject to a Mortgage delivered on the Original Closing Date, the Amendment and Restatement Date or thereafter pursuant to Section 9.12.

          "Multiemployer Plan" shall mean at any time an employee pension
           ------------------
benefit plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions, (ii) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the

ERISA Group during such five year period, or (iii) with respect to which Borrower or a Subsidiary could incur liability.

          "NAIC" shall mean the National Association of Insurance Commissioners.
           ----

          "Net Available Proceeds" shall mean:
           ----------------------

          (i) in the case of any Disposition Event, the amount of Net Cash Payments received by any Obligor or any of its Subsidiaries in connection with such Disposition Event less deductions for amounts applied to Indebtedness secured by Liens on the asset sold, taxes (including income taxes) and costs of sale;

          (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Obligor or any of its Subsidiaries in respect of such Casualty Event net of
(A) reasonable expenses incurred by such Obligor and its Subsidiaries in connection therewith, (B) repayments of Indebtedness to the extent secured by a Lien on such Property and (C) any income and transfer taxes payable by any Obligor or any of its Subsidiaries in respect of such Casualty Event;

          (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by any Obligor and its Subsidiaries in respect thereof net of all reasonable investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith;

          (iv) in the case of any Taking or Destruction, the Net Award or Net Proceeds, as applicable, resulting therefrom; and

          (v) with respect to any loss of title to all or any portion of any Mortgaged Real Property or Real Property, any title insurance proceeds resulting therefrom less the amount of any expenses (including, without limitation, taxes) incurred in litigating, arbitrating, compromising or settling any claim arising out of such loss of title.

          "Net Award" shall mean the proceeds, award or payment received by any
           ---------
Obligor or any of its Subsidiaries in respect of any Taking, together with any interest thereon, less the amount of any reasonable expenses (including, without limitation, any taxes) incurred in litigating, arbitrating, compromising or settling any claim arising out of any such Taking including repayments of any Indebtedness secured by a Prior Lien.

          "Net Cash Payments" shall mean, with respect to any Disposition Event,
           -----------------
the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Obligor or any of its Subsidiaries directly or indirectly in connection with such Disposition Event; provided, however, that
                                                      --------  -------
Net Cash Payments shall be net (without duplication) of (i) the amount of all reasonable fees and expenses paid by any Obligor or any of its Subsidiaries in connection with such Disposition Event (the "Relevant Disposition"); (ii) any
                                             --------------------
taxes paid or estimated to be payable by any Obligor and its Subsidiaries as a result of the Relevant Disposition; (iii) any repayments by any Obligor or any of its Subsidiaries of Indebtedness to the extent that (a) such Indebtedness is secured by a Lien on the Property that is the subject of the Relevant Disposition and (b) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property; and (iv) amounts required to be paid to any Person (other than any Obligor or any of its Subsidiaries) owning a beneficial interest in the assets subject to such Relevant Disposition.

          "Net Proceeds" shall mean the proceeds of any insurance or other
           ------------
payment received by any Obligor or any of its Subsidiaries in connection with any Destruction including repayments of any Indebtedness secured by a Prior Lien, together with any interest earned thereon, less payoff of liens, less the amount of any reasonable expenses (including, without limitation, any taxes) incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction and less the amount of any other reasonable expenses incurred as a result of such Destruction.

          "New Lenders" shall mean any financial institutions reasonably
           -----------
acceptable to the Lead Arranger and the Administrative Agent who provide any or all of the Increased Facility Amount.

          "New Warehouse Facility" shall mean Borrower's warehouse facility
           ----------------------
constructed or acquired with New Warehouse Financing.

          "New Warehouse Financing" see Section 9.08(i).
           -----------------------

          "Non-U.S. Lender" see Section 5.06(b).
           ---------------

          "Normal Advance Rate" see the definition of Borrowing Base.
           -------------------

          "Notes" shall mean the Revolving Credit Notes, the Term Loan Notes and
           -----
the Swing Loan Note.

          "Notice of Assignment" shall mean a notice of assignment pursuant to
           --------------------
Section 12.06 substantially in the form of Exhibit F.
                                           ---------

          "Obligations" shall mean all amounts, direct or indirect, contingent
           -----------
or absolute, of every type or description, and at any time existing, owing to any Creditor pursuant to the terms of any Credit Document or secured by any of the Security Documents.

          "Obligors" shall mean Borrower and the Guarantors.
           --------

          "Officer's Certificate" shall mean, as applied to any corporation, a
           ---------------------
certificate executed on behalf of such corporation by its Chief Executive Officer, or one of its Vice Presidents or its Chief Financial Officer in his or her official (and not individual) capacity and without personal liability and which certificate, if given with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder, shall include (i) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signer (in his or her official, but not individual, capacity), such condition has been complied with.

          "Original Closing Date" shall mean the date upon which the initial
           ---------------------
extension of credit under the Original Credit Agreement was made (December 29, 1997).

          "Original Credit Agreement" see the introduction to this Agreement.
           -------------------------

          "Original Credit Documents" shall mean the "Credit Documents" as such
           -------------------------
term is defined in the Original Credit Agreement.

          "Original Transaction Documents" shall mean the "Documents" as such
           ------------------------------
term is defined in the Original Credit Agreement.

          "Original Transactions" shall mean the "Transactions" as such term is
           ---------------------
defined in the Original Credit Agreement.

          "Other Taxes" see Section 5.06(c).
           -----------

          "Participant" see Section 12.06(c).
           -----------

          "Payor" see Section 4.06.
           -----

          "PBGC" shall mean the United States Pension Benefit Guaranty
           ----
Corporation or any successor thereto.

          "Permitted Holders" shall mean Madison Dearborn and any of its
           -----------------
Affiliates controlled by Madison Dearborn.

          "Permitted Investments" shall mean, for any Person:  (a) direct
           ---------------------
obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit, bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized or licensed under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., respectively, maturing not more than 270 days from the date of acquisition thereof by such Person; and (d) money market mutual funds that invest primarily in the foregoing items.

          "Permitted Liens" see Section 9.07.
           ---------------

          "Permitted Warehouse" shall mean the warehouse identified in the
           -------------------
definition of "Permitted Warehouse Purchase."

          "Permitted Warehouse Purchase" shall mean the purchase by Borrower of
           ----------------------------
its leased warehouse at 14325 & 14327 Gillis Road, Farmers Branch, Texas 75244-3718 for cash in the amount of not more than $6,500,000 which was effected on September 30, 1999.

          "Permitted Warehouse Purchase Indebtedness" shall mean any
           -----------------------------------------
Indebtedness incurred by Borrower, so long as no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof, in an amount not to exceed $6,500,000, the proceeds of which shall be used solely to effect the Permitted Warehouse Purchase.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean at any time an employee pension benefit plan (other
           ----
than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or with respect to which Borrower or a Subsidiary could incur liability.

          "Pledged Collateral" shall have the meaning set forth in the Security
           ------------------
Agreement.

          "Prime Rate" shall mean for any day, a rate per annum that is equal to
           ----------                                 --- -----
the corporate base rate of interest announced by Administrative Agent from time to time, changing when and as said corporate base rate changes. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

          "Principal Office" shall mean the principal office of the
           ----------------
Administrative Agent, located on the Amendment and Restatement Date at 100 Federal Street, Mail Stop 01-08-05, Boston, Massachusetts 02110.

          "Principal Payment Date" shall mean (i) the date which is 15 days
           ----------------------
after each Quarterly Date commencing with October 15, 2000 through and including the Quarterly Date immediately prior to December 29, 2004, (ii) with respect to the Tranche A Term Loans, December 29, 2002, and (iii) with respect to the Tranche B Term Loans, December 29, 2004.

          "Prior Liens" shall mean Liens which, pursuant to the provisions of
           -----------
any Security Document, are or may be superior to the Lien of such Security Document.

          "Proceeding" shall mean any claim, counterclaim, action, judgment,
           ----------
suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

          "Proceeds Transaction" see Section 9.19.
           --------------------

          "Property" shall mean any right or interest in or to property or
           --------
assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

          "Qualified Capital Stock" shall mean with respect to any Person any
           -----------------------
Equity Interest of such Person that is not Disqualified Capital Stock.

          "Quarter" shall mean each three month period ending on March 31, June
           -------
30, September 30 and December 31.

          "Quarterly Dates" shall mean the last Business Day of March, June,
           ---------------
September and December in each year, commencing with the last Business Day of September 2000.

          "Real Property" shall mean all right, title and interest of Borrower
           -------------
or any Subsidiary (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by Borrower or any Subsidiary together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

          "refinancing" see Section 9.08(p).
           -----------

          "Register" see Section 2.08.
           --------

                                     -22-
          "Regulation D" shall mean Regulation D (12 C.F.R. Part 204) of the
           ------------
Board of Governors of the United States Federal Reserve System.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the Original Closing Date in any law or regulations (including Regulation
D) of any Governmental Authority or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any law or regulations of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

          "Reimbursement Obligations" shall mean, at any time, the obligations
           -------------------------
of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

          "Related Document" shall mean any agreement, document or instrument
           ----------------
entered into by any Obligor in connection with any document, as any such agreement, document or instrument is amended and in effect from time to time in accordance with its terms and this Agreement.

          "Related Parties" see Section 11.01.
           ---------------

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material into the environment.

          "Relevant Parties" and "Relevant Party" see Section 10(b).
           ----------------       --------------

          "Remaining Amount" see Section 9.19(A).
           ----------------

          "Replaced Lender" see Section 2.11.
           ---------------

          "Replacement Indebtedness" see Section 9.08(j).
           ------------------------

          "Replacement Lender" see Section 2.11.
           ------------------

          "Required Payment" see Section 4.06.
           ----------------

          "Requirement of Law" shall mean as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).
LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

          "Reset Date" see the definition of "Applicable Margin."
           ----------

          "Responsible Officer" shall mean the chief executive officer of
           -------------------
Borrower and the president of Borrower (if not the chief executive officer) and, with respect to financial matters, the chief financial officer of Borrower.

          "Restoration" see each Mortgage.
           -----------

          "Retained Portion" see Section 2.10(a)(v).
           ----------------

          "Revolving Credit Commitment" shall mean, for each Revolving Credit
           ---------------------------
Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption
                                                   -------
"Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 or changed pursuant to Section 12.06(b)). The aggregate principal amount of the Revolving Credit Commitments at the Amendment and Restatement Date is $125.0 million.

          "Revolving Credit Commitment Percentage" shall mean, with respect to
           --------------------------------------
any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment Termination Date" shall mean December 29,
           --------------------------------------------
2002.

          "Revolving Credit Commitments" shall mean the aggregate sum of the
           ----------------------------
Revolving Credit Commitment of all of the Revolving Credit Lenders, including the Increased Facility Amount, if any.

          "Revolving Credit Lenders" shall mean (a) on the Amendment and
           ------------------------
Restatement Date, the Lenders having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Revolving Credit Loans" see Section 2.01(a).
           ----------------------

          "Revolving Credit Notes" shall mean the promissory notes provided for
           ----------------------
by Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Section 5.06 Certificate" see Section 5.06(b).
           ------------------------

          "Security Agreement" shall mean a Security Agreement substantially in
           ------------------
the form of Exhibit D-1 among the Obligors and the Administrative Agent, as the
            -----------
same may be amended, modified or supplemented in accordance with the terms thereof and hereof.

          "Security Documents" shall mean the Security Agreement, the Mortgage,
           ------------------
the Mortgage Amendments, and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement, any Mortgage or any Mortgage Amendment to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement, any Mortgage or any Mortgage Amendment and any other document or instrument utilized to pledge as Collateral for the Obligations any property or assets of whatever kind or nature.

          "Senior Debt Leverage Ratio" shall mean, at any date, the ratio of (x)
           --------------------------
Total Senior Debt at such date to (y) Consolidated EBITDA for the Measurement Period ended on or immediately prior to such date.

          "Senior Subordinated Financing" shall mean the issuance by Borrower of
           -----------------------------
Senior Subordinated Notes pursuant to the Senior Subordinated Note Documents for gross cash proceeds of $100 million.

          "Senior Subordinated Notes" shall mean the unsecured senior
           -------------------------
subordinated notes issued pursuant to the Senior Subordinated Financing, including the senior subordinated notes issued pursuant to a registered exchange offer therefor made pursuant to the registration rights agreement entered into in connection with the issuance thereof on the Original Closing Date.

          "Senior Subordinated Note Documents" shall mean the Indenture dated
           ----------------------------------
December 29, 1997 pursuant to which the Senior Subordinated Notes were issued and all documents relating thereto, as any such agreement or document may be amended and in effect from time to time in accordance with its terms and this Agreement.

          "Solvent" and "Solvency" shall mean, for any Person on a particular
           -------       --------
date, that on such date (a) the fair value of the Property of such Person on a going concern basis is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

          "Specified Real Property" shall mean the parcel of land located in
           -----------------------
Frankford Marsh, Texas described on Schedule 1.01(d) and owned by Borrower, to
                                    ----------------
be sold pursuant to a written agreement as in effect on the Original Closing
Date.

          "State and Local Real Property Disclosure Requirements" shall mean any
           -----------------------------------------------------
state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

          "Subordinated Debt" shall mean Indebtedness of Borrower which is
           -----------------
subordinated to the Obligations on terms and conditions and pursuant to documentation satisfactory to the Lead Arranger (which shall include the Senior Subordinated Notes); provided, however, that no Indebtedness will be deemed to
                     --------  -------
be subordinate merely by virtue of lack of a security interest in any collateral.

          "Subordination Provisions" see Section 10(m).
           ------------------------

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or con-trolled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower.

          "Subsidiary Guarantee" shall mean the Guarantee of each Subsidiary
           --------------------
Guarantor.

          "Subsidiary Guarantors" shall mean each of the direct and indirect
           ---------------------
Domestic Subsidiaries of Borrower listed on Schedule 1.01(b) and each other direct and indirect Domestic Subsidiary that guarantees the payment of the Obligations of Borrower hereunder pursuant to Section 9.21 and the other Credit Documents.

          "Supermajority Lenders" shall mean (i) at any time prior to the
           ---------------------
Amendment and Restatement Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments and Term Loans then outstanding and (ii) at any time after the Amendment and Restatement Date, Lenders holding at least two-thirds of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus (b) the aggregate amount of all
                                            ----
Letter of Credit Liabilities, plus (c) the aggregate unused amount of Revolving
                              ----
Credit Commitments then in effect, plus (d) the aggregate amount of Swing Loans
                                   ----
then outstanding (which, for each Revolving Credit Lender, shall be deemed such Lender's pro rata share (based on the Revolving Credit Commitments) of the
         --- ----
aggregate principal amount of Swing Loans then outstanding).

          "Supermajority Lenders of the Affected Class" shall mean (i) at any
           -------------------------------------------
time prior to the Amendment and Restatement Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments of the applicable tranche of Term Loan Commitments which would be affected by any modification, supplement or waiver contemplated by clause (e) or (f) to the proviso to Section 12.04(i), and
(ii) at any time after the Amendment and Restatement Date, Lenders holding at least two-thirds of the sum of the aggregate amount of the outstanding Loans of the applicable tranche of Term Loans which would be affected by any modification, supplement or waiver contemplated by clause (e) or (f) to the proviso to Section 12.04(i).

          "Surety Instruments" shall mean all letters of credit (including
           ------------------
standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

          "Survey" shall mean a survey of any Mortgaged Real Property (and all
           ------
improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within the six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

          "Swap Contract" means any agreement (including any master agreement
           -------------
and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing).

          "Swing Loan Commitment" shall mean the obligation of Fleet National
           ---------------------
Bank to make or continue Swing Loans hereunder in an aggregate principal amount up to but not exceeding $1,000,000, as the same may be reduced or terminated pursuant to Section 2.04 or Section 10, it being understood that the Swing Loan Commitment is part of the Revolving Credit Commitment of the Swing Loan Lender, rather than a separate, independent commitment.

          "Swing Loan Lender" shall mean Fleet National Bank, and its successors
           -----------------
and assigns in such capacity.

          "Swing Loan Maturity Date" shall mean the Revolving Credit Commitment
           ------------------------
Termination Date.

          "Swing Loan Note" shall mean the promissory note made by Borrower
           ---------------
evidencing the Swing Loans, in the form of Exhibit A-4.
                                           -----------

          "Swing Loans" see Section 2.01(e).
           -----------

          "Taking" shall mean any taking of any Mortgaged Real Property or Real
           ------
Property of any Obligor or any of its Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Real Property or Real Property of any Obligor or any of its Subsidiaries or any part thereof, by any Governmental Authority, civil or military. Taking shall not include any Casualty Event.

          "Tax Benefit" see Section 5.06(a).
           -----------

          "Term Loan Commitments" shall mean the Tranche A Term Loan
           ---------------------
Commitments, collectively.

          "Term Loan Facility" shall mean the credit facility comprising the
           ------------------
Term Loan Commitments.

          "Term Loan Lenders" shall mean the Tranche A Term Loan Lenders and the
           -----------------
Tranche B Term Loan Lenders, collectively.

          "Term Loan Notes" shall mean the Tranche A Term Loan Notes and the
           ---------------
Tranche B Term Loan Notes, collectively.

          "Term Loan Tranches" shall mean the Term Loans outstanding under the
           ------------------
Tranche A Term Loans and the Tranche B Term Loans, collectively, and "Term Loan
                                                                      ---------
Tranche" shall mean any of them.
-------

          "Term Loans" shall mean the Tranche A Term Loans and the Tranche B
           ----------
Term Loans, collectively.

          "Title Company" shall mean Chicago Title Insurance Company or such
           -------------
other title insurance or abstract company as shall be mutually agreeable to Borrower and the Administrative Agent.

          "Total Debt" shall mean at any date, the aggregate amount of (i)
           ----------
Indebtedness (other than Revolving Credit Loans, Swing Loans and Letter of Credit Liabilities except as provided in clause (ii) and other than Indebtedness under clauses (f) or (n) of Section 9.08), plus (ii) the average of the month
                                           ----
end aggregate total amount of Revolving Credit Loans and Swing Loans over the Measurement Period ended on or immediately prior to such date of Borrower and the Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

          "Total Senior Debt" shall mean, at any date, the aggregate amount of
           -----------------
(i) Indebtedness (other than Revolving Credit Loans, Swing Loans and Letter of Credit Liabilities except as provided in clause (ii) and other than Indebtedness under clauses (f) or (n) of Section 9.08), plus (ii) the average of the month
                                           ----
end aggregate total amount of the sum of Revolving Credit Loans and Swing Loans over the Measurement Period ended on or immediately prior to such date of Borrower and the Subsidiaries as of such date, other than Subordinated Debt, determined on a consolidated basis in accordance with GAAP.

          "Tranche A Term Loan Commitment" shall mean, for each Tranche A Term
           ------------------------------
Loan Lender, the obligation of such Lender to make a Tranche A Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche A Term Loan Commitment" (as the same may
   -------
be changed pursuant to Section 12.06(b)). The aggregate principal amount of the Tranche A Term Loan Commitments on the Amendment and Restatement Date is $25.0 million.

          "Tranche A Term Loan Commitments" shall mean the aggregate sum of the
           -------------------------------
Tranche A Term Loan Commitment of all the Lenders.

          "Tranche A Term Loan Lenders" shall mean (a) on the Amendment and
           ---------------------------
Restatement Date, the Lenders having Tranche A Term Loan Commitments or having Tranche A Term Loans outstanding, and (b) thereafter, the Lenders from time to time holding Tranche A Term Loans and Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Tranche A Term Loan Notes" shall mean the promissory notes provided
           -------------------------
for by Section 2.08(b)(i) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Tranche A Term Loans" shall mean the loans provided for by Section
           --------------------
2.01(b), which may be Alternate Base Rate Loans and/or LIBOR Loans.

          "Tranche B Term Loan Lenders" shall mean the Lenders from time to time
           ---------------------------
holding Tranche B Term Loans after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Tranche B Term Loan Notes" shall mean the promissory notes provided
           -------------------------
for by Section 2.08(b)(ii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Tranche B Term Loans" shall mean the loans provided for by Section
           --------------------
2.01(c), which may be Alternate Base Rate Loans and/or LIBOR Loans.

          "Transaction Documents" shall mean collectively the Original
           ---------------------
Transaction Documents and the Amended and Restated Transaction Documents.

          "Transactions" shall mean the Original Transactions and the Amended
           ------------
and Restated Transactions.

          "Type" see Section 1.03.
           ----

          "UCC" shall mean the Uniform Commercial Code as in effect in the
           ---
applicable state of jurisdiction.

          "Unfunded Liabilities" shall mean, with respect to any Plan at any
           --------------------
time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan.

          "Unutilized Revolving Credit Commitment" shall mean, for any Revolving
           --------------------------------------
Credit Lender, at any time, the excess of such Lender's Revolving Credit Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans made by such Lender, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time, and (iii) with respect to the Swing Loan Lender only, the aggregate principal amount of Swing Loans then outstanding.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares or shares required to be held by foreign nationals) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

          "Working Capital" shall mean an amount determined for Borrower and the
           ---------------
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to the sum of all current assets (other than cash) less the sum of all current liabilities (other than the current portion of long-term Indebtedness and the repayments of the Revolving Credit Loans required pursuant to Section 2.12).

          1.02.  Accounting Terms and Determinations.  Except as otherwise
                 -----------------------------------
provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the Original Closing Date . All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP. All financial covenants are to be calculated in accordance with GAAP as in effect on the Original Closing Date unless such modifications are agreed to by the parties hereto.

          1.03.  Classes and Types of Loans. Loans hereunder are distinguished
                 --------------------------
by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a
                               -----
Loan) refers to whether such Loan is a Revolving Credit Loan, Swing Loan, Tranche A Term Loan or Tranche B Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an Alternate Base Rate Loan or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          1.04.  Rules of Construction.  (a)  In this Agreement and each other
                 ---------------------
Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, amend and restate,
                          -----
supplement or modify"; and "amended" and "amendment" shall have meanings
                            -------       ---------
correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and
                                           ----
including"; "to" and "until" shall mean "to but excluding"; and "through" shall
             --       -----                                      -------
mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar
                                ------    ------       ---------
terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document; (iv) "including" (and similar terms) shall mean "including without limitation" (and
----------
similarly for similar terms); (v) "or" has the inclusive meaning represented by
                                   --
the phrase "and/or"; (vi) "satisfactory to" any Creditor shall mean in form,
                           ---------------
scope and substance and on terms and conditions satisfactory to such Creditor; and (vii) references to "the date hereof" shall mean the Amendment and
                         ---------------
Restatement Date; provided, however, that in the Credit Documents other than
                  --------  -------
this Agreement, unless the context clearly otherwise requires, such term means the Original Closing Date.

          (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

          (d) No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to any Credit Document.

          1.05.  Effect on Original Credit Agreement and Other Credit Documents.
                 --------------------------------------------------------------
Upon the execution and delivery by the parties hereto of this Agreement and the satisfaction (or waiver) of the conditions set forth in Section 7.02, (a) this Agreement shall be deemed to amend, restate and supersede the Original Credit Agreement, except that the grants of security interests, mortgages and Liens under and pursuant to the Credit Documents shall continue unaltered, and each other Credit Document shall continue in full force and effect in accordance with its terms unless otherwise amended by the parties hereto, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Agreement; (b) all Obligations under the Original Credit Agreement and the other Credit Documents shall continue to be outstanding except as expressly modified by this Agreement and shall be governed in all respects by this Agreement and the other Credit Documents, it being agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Original Credit Agreement or any other Credit Document except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of any Lender under any Credit Document (other than the Original Credit Agreement); and (c) all references to the Original Credit Agreement in any Credit Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

          Section 2.  Commitments, Loans, Notes, Prepayments,
                      Replacement of Lenders and Annual Cleandown.
                      -------------------------------------------

          2.01.  Loans.
                 -----

          (a)  Revolving Credit Loans.  (i)  Each Revolving Credit Lender
               ----------------------
severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the "Revolving Credit Loans") to Borrower in Dollars
                             ----------------------
during the period from and including the Amendment and Restatement Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided, however, that in no event shall the sum of the aggregate principal
--------  -------
amount of (without duplication) all Re-
volving Credit Loans then outstanding, plus the aggregate principal amount of
                                       ----
Swing Loans then outstanding, plus the aggregate amount of all Letter of Credit
                              ----
Liabilities at any time exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments as in effect at such time and (ii) the Borrowing Base as in effect at such time. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Alternate Base Rate Loans and LIBOR Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09).

          (ii) Borrower may at any time request that one or more Revolving Credit Lenders provide all or a portion of the Increased Facility Amount. No Revolving Credit Lender shall have any obligation to make available any such increase in the Revolving Credit Commitments. To the extent existing Revolving Credit Lenders decline to make available all of the Increased Facility Amount, Borrower may approach New Lenders to provide such increase provided that the conditions to obtaining the Increased Facility Amount have been satisfied; provided, however, that any such New Lenders, upon the making of a Revolving
--------  -------
Credit Commitment pursuant to the Increased Facility Amount, shall be treated as Revolving Credit Lenders for all purposes of this Agreement. If and to the extent agreed to be extended by any Revolving Credit Lender or New Lender, the Increased Facility Amount shall become part of the Revolving Credit Commitments.

          (b)  Tranche A Term Loans.  Tranche A Term Loans in the amount of
               --------------------
$27,973,381.50 are outstanding on the Amendment and Restatement Date prior to the making of any additional Tranche A Term Loans in connection with the Amended and Restated Transactions. Each Tranche A Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a single term loan to Borrower in Dollars on the Amendment and Restatement Date in a principal amount equal to the Tranche A Term Loan Commitment of such Lender, such loan to be used to finance the Amended and Restated Transactions (including fees and expenses). Thereafter Borrower may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in Section 2.09) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in
Section 2.09).

          Tranche A Term Loans that are repaid or prepaid may not be reborrowed.

          (c)  Tranche B Term Loans.  There are no commitments to make Tranche B
               --------------------
Term Loans on the Amendment and Restatement Date. Borrower may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in Section 2.09) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09).

          Tranche B Term Loans that are repaid or prepaid may not be reborrowed.

          (d)  Limit on LIBOR Loans.  No more than 10 separate Interest Periods
               --------------------
in respect of LIBOR Loans of any Class may be outstanding at any one time. No LIBOR Loans shall be made on the Amendment and Restatement Date.

          (e)  Swing Loans.  Subject to the terms and conditions of this
               -----------
Agreement, upon request of Borrower, the Swing Loan Lender agrees to make one or more swing loans to Borrower from time to time from and including the Amendment and Restatement Date, to but excluding the Swing Loan Maturity Date, up to but not exceeding the amount of the Swing Loan Lender's Swing Loan Commitment as then in effect. (Such swing loans referred to in this Section 2.01(e) now or hereafter made by the Swing Loan Lender to Borrower from and including and after the Amendment and Restatement Date are hereinafter collectively called the "Swing Loans".) Prior to the Swing Loan Maturity Date, Borrower may borrow,
------------
repay and reborrow Swing Loans up to the Swing Loan

Commitment in accordance with the terms of this Agreement. The Swing Loan Lender shall not make any Swing Loans on or after the Swing Loan Maturity Date. Notwithstanding anything to the contrary contained in this Section 2.01(e) or elsewhere in this Agreement, the Swing Loan Lender shall not, pursuant to this
Section 2.01(e) or otherwise, make any Swing Loan to or for the account of Borrower, and Borrower shall not be entitled to borrow, pursuant to this Section 2.01(e), if, after giving full effect to the requested Swing Loan, the aggregate outstanding amount of Revolving Credit Loans, plus the aggregate outstanding
                                              ----
amount of Swing Loans, plus the aggregate outstanding Letter of Credit
                       ----
Liabilities would exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments as in effect at such time and (ii) the Borrowing Base as in effect at such time. Notwithstanding anything herein or elsewhere to the contrary, the Swing Loans will be made and maintained only as Alternate Base Rate Loans. The Swing Loan Lender shall not make any Swing Loan after receiving a written notice from Borrower or the Majority Revolving Credit Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swing Loan Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice,
(ii) the waiver of such Default or Event of Default by the Majority Lenders, or
(iii) the Agent's good faith determination that such Default or Event of Default has ceased to exist. Swing Loans shall be made and repaid in minimum amounts of $50,000 and integral multiples of $10,000 above such amount.

          Upon the occurrence of a Default, each Revolving Credit Lender shall be deemed to have purchased (and each Revolving Credit Lender hereby irrevocably agrees to purchase on a pro rata basis (based upon each Revolving Credit
                        --- ----
Lender's Revolving Credit Commitment)) an irrevocable risk participation in all outstanding Swing Loans, together with all accrued interest thereon, without any further action by or on behalf of the Swing Loan Lender, any other Lender, Borrower or any other Person. Upon one Business Day's notice from the Swing Loan Lender, each other Revolving Credit Lender shall deliver to the Swing Loan Lender an amount equal to its respective participation in such Swing Loan (as determined pursuant to the immediately preceding sentence) in cash. In order to evidence such participation, each Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swing Loan Lender in form and substance satisfactory to the Swing Loan Lender and the Revolving Credit Lender. If any Revolving Credit Lender fails to make available to the Swing Loan Lender the amount of such Revolving Credit Lender's participation as provided in this paragraph, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon at the Federal Funds Rate until such amount is paid in full in cash. In the event the Swing Loan Lender receives a payment from Borrower or any other Obligor of any amount in which the Revolving Credit Lenders have purchased participations as provided in this paragraph, the Swing Loan Lender shall distribute (after first applying any such payment to any fees, costs and expenses of the Revolving Credit Lenders) to each Revolving Credit Lender its pro rata share of such
                                                    --- ----
payment. Anything contained in this Agreement or otherwise to the contrary notwithstanding, (A) each Revolving Credit Lender's obligation to purchase a participation in each unpaid Swing Loan shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may now or hereafter have against the Swing Loan Lender, Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuation of a Default or an Event of Default, (3) any material adverse change in the condition of Borrower or any Subsidiary, (4) any breach or default of this Agreement or any of the Security Documents by any Person, or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, and (B) the Swing Loan Lender shall not have any obligation to make any Swing Loans if (1) Borrower fails for whatever reason to satisfy any of the conditions precedent set forth in Section 7.03 or (2) any Revolving Credit Lender fails for whatever reason to comply with its obligations under this
Section 2.01(e).

          2.02.  Borrowings.  Borrower shall give the Administrative Agent
                 ----------
notice of each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit I. Not
                                                               ---------
later than 12:00 noon New York time on the date specified for each borrowing hereunder, each

Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account specified by the Administrative Agent maintained at the Principal Office, in immediately available funds, for account of Borrower. Each borrowing of Revolving Credit Loans shall be made by each Revolving Credit Lender pro rata based on such
                                                    --- ----
Lender's Revolving Credit Commitment Percentage. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with the Administrative Agent at the Principal Office designated by Borrower.

          2.03.  Letters of Credit.  Subject to the terms and conditions hereof,
                 -----------------
the Revolving Credit Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a), for standby and commercial documentation letters of credit (herein collectively called "Letters of Credit") issued by the Issuing Lender for the account of
        -----------------
Borrower; provided, however, that in no event shall (i) the aggregate amount of
          --------  -------
all Letter of Credit Liabilities, plus the aggregate principal amount of the
                                  ----
Revolving Credit Loans then outstanding, plus the aggregate principal amount of
                                         ----
Swing Loans then outstanding exceed at any time the lesser of (x) the Revolving Credit Commitments as in effect at such time and (y) the Borrowing Base as in effect at such time, (ii) the sum of the aggregate principal amount of Revolving Credit Loans then outstanding made by any Revolving Credit Lender, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of
----               --- ----
the aggregate principal amount of Swing Loans then outstanding, plus such
                                                                ----
Lender's pro rata share (based on the Revolving Credit Commitments) of the
         --- ----
aggregate amount of all Letter of Credit Liabilities exceed such Lender's Revolving Credit Commitment as in effect at such time, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $15.0 million, (iv) the face amount of any Letter of Credit be less than $10,000, (v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Revolving Credit Commitment Termination Date (unless cash collateralized (or backstopped by irrevocable letters of credit) beyond such date on terms and conditions and pursuant to documentation satisfactory to the Majority Revolving Credit Lenders) and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 270 days after the date of such issuance for trade Letters of Credit, unless the Majority Revolving Credit Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the Revolving Credit Commitment Termination Date);

provided, however, that any standby Letter of Credit may be automatically
--------  -------
extendible for periods of up to one year (but never beyond the fifth Business Day preceding the Revolving Credit Commitment Termination Date) so long as such Letter of Credit provides that the Issuing Lender retains an option satisfactory to the Issuing Lender, to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Credit Lenders have approved such expiry date in writing, or (vi) the Issuing Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Credit Lenders stating that a Default or Event of Default exists until such time as the Issuing Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Credit Lenders, (y) waiver of such Default or Event of Default in accordance with this Agreement or (z) the Administrative Agent's good faith determination that such Default or Event of Default has ceased to exist. The following additional provisions shall apply to Letters of
Credit:

          (a) Borrower shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the date (which shall be no later than thirty days preceding the Revolving Credit Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving

     Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit. The Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify Borrower (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Borrower hereby unconditionally agrees to pay and reimburse the Issuing Lender for the amount of each demand for payment under such Letter of Credit not later than the next Business Day after the date on which the Issuing Lender notifies Borrower that payment is to be made by the Issuing Lender to the beneficiary thereunder.

          (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, Borrower shall advise the Issuing Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
     Section 4.05. In the event that Borrower fails to so advise the Administrative Agent not later than one Business Day prior to the date payment from Borrower is due to the Issuing Lender by virtue of a drawing under a Letter of Credit, Borrower shall be deemed to have given notice of borrowing for a Revolving Credit Loan which is an Alternate Base Rate Loan in the exact amount owing to the Issuing Lender and the Administrative Agent shall act accordingly. If Borrower has given such notice indicating that it does not intend to borrow hereunder or if Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of notice of such payment (or the next Business Day if received after 12:00 noon (New York time) on such date), the Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

          (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payments to the Administrative Agent for account of the Issuing Lender under this clause (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Credit Lender to make its payment under this clause (e),
     (ii) the financial condition of Borrower or the existence of any Default or
     (iii) the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. Nothing in this clause (e) shall be deemed to prejudice the right of any Revolving Credit Lender to recover from the Issuing Lender in the event of a wrongful payment of the kind described in the proviso of the last paragraph of this Section
     2.03 or with respect to the issuance of a Letter of Credit in breach of any restriction on such issuance under this Section 2.03.

          (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (i) of this Section 2.03.

          (g) Borrower shall pay to the Administrative Agent for the account of the Issuing Lender in respect of each Letter of Credit a letter of credit commission in an amount equal to (x) the rate per annum equal to the
                                                   --- -----
     Applicable Margin for Revolving Credit Loans that would be LIBOR Loans in effect at the time of issuance thereof, multiplied by (y) the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date and on the earlier of the Revolving Credit Commitment Termination Date or the date of the termination of the Revolving Credit Commitments or the date of such termination, expiration or the Business Day subsequent to notice of a drawing. The Issuing Lender shall pay to the Administrative Agent for account of each Revolving Credit Lender (other than the Issuing Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower, an amount equal to such Lender's Revolving Credit Commitment Percentage of all letter of credit commissions referred to in the first sentence of this clause (g). In addition, Borrower shall pay to the Administrative Agent for account of the Issuing Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to 0.25% per annum
                                                                 --- -----
     multiplied by the original face amount from the issue date through the expiry date of such Letter of Credit (but in no event greater than $500 per Letter of Credit), such amount to be payable on the date of issuance of such Letter of Credit, plus all charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Revolving Credit Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) To the extent that any Revolving Credit Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this Section
     2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the
                                                    --- -----
     Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the post-default rate (as in effect from time to
            --- -----
     time) pursuant to Section 3.02(b).

          (j) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Revolving Credit Lender shall have consented thereto.

          (k) Notwithstanding the foregoing, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Original Closing Date.

The obligations of Borrower under this Agreement and any Letter of Credit Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor; provided, however, that Borrower shall
                                       --------  -------
not be obligated to reimburse the Issuing Lender for any wrongful payment determined by a court of competent jurisdiction to have been made by the Issuing Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender or which is not in accordance with the standard of care specified in the Uniform Commercial Code of the State of New York. To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this
Section 2.03, the provisions of this Section 2.03 shall control.

          2.04.  Termination and Reductions of Commitments.  (a) (i)  The
                 -----------------------------------------
aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date.

          (ii) The aggregate amount of the Term Loan Commitments shall be automatically and permanently reduced to zero immediately after the making of the Term Loans on the Amendment and Restatement Date.

          (b)  Borrower shall have the right, at any time or from time to time
(i) so long as no Revolving Credit Loans or Letter of Credit Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Credit Commitments, and (ii) to reduce the aggregate amount of the then Unutilized Revolving Credit Commitments of all the Revolving Credit Lenders; provided, however, that (x) Borrower shall give notice of each such termination
--------  -------
or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $5.0 million (or in integral multiples of $100,000 in excess thereof).

          (c)  The Commitments once terminated or reduced may not be reinstated.

          2.05.  Fees.  (a)  Borrower shall pay to the Administrative Agent for
                 ----
the account of each Revolving Credit Lender a commitment fee on the daily average amount of such Lender's Unutilized Revolving Credit Commitment, for the period from and including the Original Closing Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to (1)
                                                        --- -----
prior to the Amendment and Restatement Date, the Applicable Revolving Credit Fee Percentage (as defined in the Original Credit Agreement) and (2) thereafter, the Applicable Revolving Credit Fee Percentage (as defined in this Agreement). Any accrued commitment fee under this Section 2.05(a) shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Commitment Termination Date.

          (b) Borrower shall pay to the Administrative Agent for its own account a nonrefundable administrative fee pursuant to the terms of the Fee Letter.

          2.06.  Lending Offices.  The Loans of each Type made by each Lender
                 ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07.  Several Obligations of Lenders.  The failure of any Lender to
                 ------------------------------
make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

          2.08.  Notes; Register.  (a) (i)  In connection with the increase in
                 ---------------
the Revolving Credit Commitments on the Amendment and Restatement Date as part of the amendments to the Original Credit Agreement, each Lender shall surrender its Notes issued in connection with its Revolving Credit Commitments under the Original Credit Agreement and be issued (if it requests) Notes pursuant to this
Section 2.08. The Revolving Credit Loans made or to be made by such Revolving Credit Lender who has requested a Note shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-1, dated the Amendment and Restatement Date, payable to such Lender
-----------
and otherwise duly completed.

          (ii) In connection with the increase in the Tranche A Term Loan Commitments on the Amendment and Restatement Date as part of the amendments to the Original Credit Agreement, each Lender shall surrender its Notes issued in connection with its Term A Loan Commitments under the Original Credit Agreement and be issued (if it requests) Notes pursuant to this Section 2.08. The Tranche A Term Loans made or to be made by such Tranche A Term Loan Lender who has requested a Note shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-2, dated the Amendment and Restatement
                             -----------
Date, payable to such Lender and otherwise duly completed.

          (iii) At the request of any Lender, the Tranche B Term Loans made by such Tranche B Term Loan Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-3, dated the Original Closing
                                         -----------
Date, payable to such Lender and otherwise duly completed.

          (iv) At the request of the Swing Loan Lender, the Swing Loans made by Fleet National Bank shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-4, dated the Original Closing Date,
                             -----------
payable to Fleet National Bank and otherwise duly completed.

          (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, however,
                                                            --------  -------
that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

          (c) Borrower hereby designates the Administrative Agent to serve as Borrower's agent, solely for purposes of this Section 2.08, to maintain a register (the "Register") on which it will record the name and address of each
               --------
Lender, the Commitment from time to time of each of the Lenders, the principal amount of the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          2.09.  Optional Prepayments and Conversions or Continuations of Loans.
                 --------------------------------------------------------------
Subject to Section 4.04, Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time to be applied as specified by Borrower; provided, however, that: (a) Borrower shall give the
                          --------  -------
Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);
(b) if LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period for such Loans, Borrower shall at such time pay all expenses and costs required by Section 5.05; and (c) prepayments of the Term Loans pursuant to this Section 2.09 shall be applied pro rata among the Term Loan Tranches
                                      --- ----
based upon the remaining unpaid amounts thereof and, as to each such Term Loan Tranche, the amount to be applied thereto shall be applied pro
                                                           ---
rata among the remaining Amortization Payments of such Term Loan Tranche based
----
upon the remaining unpaid amounts thereof. Each notice of Conversion or Continuation shall be substantially in the form of Exhibit J.
                                                   ---------

          Notwithstanding the foregoing, any Tranche B Term Loan Lender may, to the extent that Tranche A Term Loans are outstanding, elect not to have all or any part of voluntary prepayments applied to such Tranche B Term Loans, in which case the aggregate amount so declined shall be applied to the Tranche A Term Loans to the remaining Amortization Payments under the Tranche A Term Loans, pro
                                                                             ---
rata in accordance with the remaining unpaid amounts thereof.  If no Tranche A
----
Term Loans are outstanding, such election to decline prepayments shall not be available.

          Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Alternate Base Rate Loans.

          2.10.  Mandatory Prepayments.  (a)  Borrower shall prepay the Term
                 ---------------------
Loans as follows (each such prepayment to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this
Section 2.10):

          (i)   Casualty Events. On the date on which Borrower or any Subsidiary
                ---------------
receives any Net Available Proceeds from any Casualty Event, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided,
                                                               --------
however, that (x) so long as no Default or Event of Default then exists, such
-------
Net Available Proceeds shall not be required to be so applied on such date to the extent that Borrower has delivered an Officer's Certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Available Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of Borrower and the Subsidiaries, in each case within 365 days following the date of the receipt of such Net Available Proceeds, (y) all such Net Available Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and (z) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso is not so used (or committed to be used pursuant to a binding written agreement) within 365 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

          (ii)  Equity Issuance.  Upon any Equity Issuance after the Amendment
                ---------------
and Restatement Date, in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance.

          (iii) Debt Issuance.  Upon any Debt Issuance after the Amendment and
                -------------
Restatement Date other than Debt Issuances made pursuant to Section 9.19, in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance.

          (iv)  Disposition Events.  Upon the date of receipt of any Net
                ------------------
Available Proceeds from any Disposition Event other than Dispositions made pursuant to Section 9.19, in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event; provided, however, that (x)
                                                    --------  -------
the Net Available Proceeds from any Disposition Event permitted by Sections 9.06(g) and 9.06(m) shall not be required to be applied as provided herein on such date if and to the extent that (1) no Default or Event of Default then exists and (2) Borrower delivers an Officer's Certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of Borrower or any Subsidiary in each case within the 365 day period following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended),
(y) all such Net Available Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and (z) if all or any portion of such Net Available Proceeds not so applied as provided herein is not so used (or committed to be used pursuant to a binding written agreement) within such 365 day period, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b) (it being understood that the foregoing shall in no way affect the obligation of Borrower to obtain the consent of the Majority Lenders if required pursuant to this Agreement).

          (v)    Excess Cash Flow.  Not later than 95 days after the end of each
                 ----------------
fiscal year of Borrower commencing with the fiscal year ended December 31, 2000, in an aggregate principal amount equal to 75% of Excess Cash Flow for such fiscal year when the Senior Debt Leverage Ratio at the end of such fiscal year is greater than 3.50x, and 50% of Excess Cash Flow for such fiscal year when the Senior Debt Leverage Ratio at the end of such fiscal year is less than or equal to 3.50x (such 25% or 50% of Excess Cash Flow, as the case may be, not required to be applied to the prepayment of the Loans, the "Retained Portion").
                                                   ----------------

          (vi)   Recovery Events.  On the date on which Borrower or any
                 ---------------
Subsidiary receives any Net Available Proceeds from any Taking or Destruction or loss of title to any Mortgaged Real Property or Real Property, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided,
                                                               --------
however, that (x) so long as no Default or Event of Default then exists, such
-------
Net Available Proceeds shall not be required to be so applied on such date to the extent that Borrower has delivered an Officer's Certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to (1) repair, replace or restore any Mortgaged Real Property (or, if received in respect of Real Property which is not Mortgaged Real Property, Real Property) in respect of which such Net Available Proceeds were paid or (2) fund the purchase of substitute or additional Mortgaged Real Property (or Real Property if such Net Available Proceeds were received in respect of Real Property which was not Mortgaged Real Property), in each case within the 365 day period following the date of the receipt of such Net Available Proceeds, (y) all such Net Available Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of the applicable Mortgage or Security Agreement, and (z) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso is not so used (or committed to be used pursuant to a binding written agreement) within such 365 day period after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

          (vii)  Pension Plan Refund.  On the date on which Borrower or any
                 -------------------
Subsidiary receives any cash payments (net of any reasonable costs associated therewith, including income, excise and other taxes payable thereon) from any return of surplus assets from any single Plan in an amount equal to 100% of such net amount.

          (viii) Other Required Prepayments.  If the terms of any agreement,
                 --------------------------
instrument or indenture pursuant to which any Indebtedness pari passu with or
                                                           ---- -----
junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the proceeds of any Disposition or otherwise unless such proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this
Section 2.10(a), the Loans shall be repaid in an amount equal to the amount that would be required to be prepaid at such time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

          (b)  Application.  The amount of any required prepayments described in
               -----------
Section 2.10(a) or Section 9.19 shall be applied as follows:

          (i)  first, the amount of the required prepayment shall be applied to
               -----
the reduction of Amortization Payments on the Term Loans required by Section 3.01(b) pro rata among the Term Loan Tranches based upon the remaining unpaid
        --- ----
amounts thereof and, as to each such Term Loan Tranche, the amount to be applied thereto shall be applied pro rata among the remaining Amortization Payments of
                         --- ----
such Term Loan Tranche based on the remaining unpaid amounts thereof; provided,
                                                                      --------
however, that (x) any holder of Tranche B Term Loans may, to the extent that
-------
Tranche A Term Loans are outstanding, elect not to have all or any amount of required prepayments applied to such holder's Tranche B Term Loans, in which case the aggregate amount so declined shall be applied to the Tranche A Term Loans pro rata among the remaining Amortization Payments of the Tranche A Term
      --- ----
Loans based on the remaining unpaid amounts thereof, and (y) if no Tranche A Term Loans are outstanding, such election to decline prepayments shall not be available; and

          (ii) second, after such time as no Term Loans remain outstanding,
               ------
Revolving Credit Commitments shall be permanently reduced (at the same time that the prepayment of the Term Loans would have been made assuming an unlimited amount thereof then outstanding) pro rata in an amount equal to the amount of
                                 --- ----
any such required prepayment that would have been applied to the Term Loans (assuming an unlimited amount thereof then outstanding) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the lesser of (x) the Borrowing Base and (y) the Revolving Credit Commitments, Borrower shall, first, prepay outstanding
                                                  -----
Revolving Credit Loans and, second, provide cover for Letter of Credit
                            ------
Liabilities as specified in Section 2.10(d), in an aggregate amount equal to such excess.

          Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the Alternate Base Rate Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding Alternate Base Rate Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans or (ii) prepaid immediately, together with any amounts owing to the Lenders under
Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment. Interest on such amount held in the Collateral Account shall be for the account of Borrower (after deduction of reasonable fees and expenses).

          (c)  Revolving Credit Extension Reductions.  Until the Revolving
               -------------------------------------
Credit Commitment Termination Date, Borrower shall from time to time immediately prepay the Swing Loans and the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.10(d)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans,
                        ----
plus the aggregate outstanding Letter of Credit Liabilities shall not exceed the
----
Revolving Credit Commitments as in effect at such time, such amount to be applied, first, to Swing Loans, second, to Revolving Credit Loans outstanding
         -----                  ------
and, third, as cover for Letter of Credit Liabilities outstanding as specified
     -----
in Section 2.10(d).

          (d)  Cover for Letter of Credit Liabilities.  In the event that
               --------------------------------------
Borrower shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) in an amount not to exceed the face amount of all unexpired Letters of Credit in respect of which such cover was required to be provided until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          2.11.  Replacement of Lenders.  Borrower shall have the right, if no
                 ----------------------
Default or Event of Default then exists, to replace such Lender (the "Replaced
                                                                      --------
Lender") with one or more other Eligible Persons reasonably acceptable to the
------
Administrative Agent (collectively, the "Replacement Lender") if (x) such Lender
                                         ------------------
is charging Borrower increased costs pursuant to Section 5.01 or Section 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03, and/or (y) as provided in Section 12.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement or the other Credit Documents, and/or (z) such Lender shall have failed to fund its portion of a Loan it is obligated to fund under Section 2.01 or the Issuing Lender shall have failed to issue any Letter of Credit it is obligated to issue under Section 2.03; provided, however, that (i) at the time of any replacement
                    --------  -------
pursuant to this Section 2.11, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to Section 12.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case Letter of Credit Interests by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and
(C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) the Issuing Lender an amount equal to such Replaced Lender's Revolving Credit Commitment Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

          2.12.  Annual Cleandown.  For a consecutive thirty-day period during
                 ----------------
each twelve month period, measured from April 1 - March 31, beginning in April 2001, the sum of the aggregate principal amount of Revolving Credit Loans outstanding, plus the aggregate outstanding principal amount of Swing Loans
             ----
shall not exceed $15.0 million.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01.  Repayment of Loans.
                 ------------------

          (a)  Revolving Credit and Swing Loans.  Borrower hereby promises to
               --------------------------------
pay to the Administrative Agent for the account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. Borrower hereby promises to pay to the Swing Loan Lender for its account the entire outstanding principal amount of the Swing Loans, and the Swing Loans shall mature, on the Swing Loan Maturity Date.

          (b)  (1)  Tranche A Term Loans.  Borrower hereby promises to pay to
                    --------------------
the Administrative Agent for the account of the Tranche A Term Loan Lenders, in repayment of the principal of the Tranche A Term Loans, the amounts set forth on

Schedule 3.01(b) on the dates set forth on Schedule 3.01(b) (subject to
----------------                           ----------------
adjustment for any prepayments permitted by Section 2.09 or required by Section
2.10 to the extent actually made).

              (2) Tranche B Term Loans.  Borrower hereby promises to pay to the
                  --------------------
Administrative Agent, for the account of the Tranche B Term Loan Lenders, in repayment of the principal of the Tranche B Term Loans, the amounts set forth in

Schedule 3.01(b) on the dates set forth in Schedule 3.01(b) (subject to
----------------                           ----------------
adjustment for any prepayments permitted by Section 2.09 or required by Section
2.10 to the extent actually made).

          3.02.  Interest.  (a)  Borrower hereby promises to pay to the
                 --------
Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:
                                     --- -----

          (i) during such periods as such Loan is an Alternate Base Rate Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable
                                                          ----
Margin and

          (ii) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period, plus the Applicable Margin.
        ----

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and other overdue amounts owed by any Obligor under the Credit Documents shall bear interest at a rate per annum equal to (x) in the case of principal of any Loans, the rate which is 2% in excess of the rate then borne by such Loans, (y) in the case of interest, the rate which is 2% in excess of the rate otherwise applicable to Alternate Base Rate Loans which are Revolving Credit Loans from time to time and (z) in the case of such other amounts, the rate which is 2% in excess of the rate otherwise applicable to Alternate Base Rate Loans which are Revolving Credit Loans from time to time. Interest which accrues under this paragraph shall be payable on demand.

          (c) Accrued interest on each Loan shall be payable (i) in the case of an Alternate Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the rate set forth in Section 3.02(b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      -----------------------------------------------

          4.01.  Payments.  (a)  Except to the extent otherwise provided herein,
                 --------
all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its account at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to
Section 4.02, may determine to be appropriate).

          (c)  Except to the extent otherwise provided in the second sentence of
Section 2.03(g), each payment received by the Administrative Agent under this Agreement or any Note for the account of any Lender shall be paid by the Administrative Agent to such Lender, in immediately available funds, (x) if the payment was actually received by the Administrative Agent prior to 1:00 p.m. (New York time) on any day, on such day and (y) if the payment was actually received by the Administrative Agent after 1:00 p.m. (New York time) on any day, on the following Business Day (it being understood that to the extent that any such payment is not made in full by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date the Administrative Agent pays such Lender the amount).

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02.  Pro Rata Treatment.  Except to the extent otherwise provided
                 ------------------
herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fees under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section
2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective
                  --- ----
Commitments of such Class; provided, however, that Swing Loans shall be made
                           --------  -------
only by, and interest thereon shall be paid by Borrower only to, the Swing Loan Lender (subject to such Lender's obligations in respect of any participation therein purchased by the other Revolving Credit Lenders as provided in Section 2.01(e)); (b) except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the
                                                         --- ----
relevant Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid
                     --- ----
outstanding principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with
                                                  --- ----
the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03.  Computations.  Interest on LIBOR Loans shall be computed on
                 ------------
the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Alternate Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Computations of commitment fees and Letter of Credit fees shall be based upon a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on Alternate Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

          4.04.  Minimum Amounts.  Except for mandatory prepayments made
                 ---------------
pursuant to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Loans (other than Swing Loans, for which the minimum amounts thereof are in Section 2.01(e)) shall be in an amount at least equal to (1) $500,000 and in integral multiples of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (2) $500,000 and in integral multiples of $100,000 in excess thereof with respect to LIBOR Loans (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be Alternate Base Rate Loans during such period.

          4.05.  Certain Notices.  Notices by Borrower to the Administrative
                 ---------------
Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below.

                                NOTICE PERIODS

Notice                                                  Number of Business Days Prior
------                                                  -----------------------------
Termination or reduction of Commitments                               2

Borrowing or optional prepayment of, or Conversions
 into, Alternate Base Rate Loans (including Swing
 Loans)                                                            same day


Borrowing or optional prepayment of, Conversions
 into, Continuations as, or duration of Interest
 Periods for, LIBOR Loans                                             3

          Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an Alternate Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an Alternate Base Rate Loan) will remain as, or (if not then outstanding) will be made as, an Alternate Base Rate Loan.

          4.06.  Non-Receipt of Funds by the Administrative Agent.  Unless the
                 ------------------------------------------------
Administrative Agent shall have received written notice from a Lender or Borrower (the "Payor") prior to the date on which the Payor is to make payment
               -----
to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of Borrower) a payment to the Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall
                                       ----------------
be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if
                 --- -----
such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the
                                     --------  -------
recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

          (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the rate set forth in Section 3.02(b) in respect of the Required Payment and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02(a), it being understood that the return by Borrower of the Required Payment to the Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

          4.07.  Right of Setoff; Sharing of Payments, Etc.  (a)  Each Obligor
                 -----------------------------------------
agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof; provided, however, that such Lender's failure to give such notice shall
         --------  -------
not affect the validity thereof.

          (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of
                            --------  -------
such excess amount
is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

          (c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.
                      ---------------------

          5.01.  Additional Costs.  (a)  If the adoption of, or any change in,
                 ----------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the Original Closing Date:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Lender's participation therein, any Letter of Credit Document or any LIBOR Loan made by it or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for taxes covered by Section 5.06 and changes in the rate of tax on the overall net income of such Lender by any Governmental Authority);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

          (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender, through the Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) In the event that any Lender shall have determined that the adoption after the Original Closing Date of any law, rule, regulation or guideline regarding capital adequacy (or any change after the Origi-nal Closing Date therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive after the Original Closing Date regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority or the NAIC, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          5.02.  Limitation on Types of Loans.  Anything herein to the
                 ----------------------------
contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

          (i) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

          (ii) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Tranche A Term Loans, the Majority Tranche A Term Loan Lenders or, if the related Loans are Tranche B Term Loans, the Majority Tranche B Term Loan Lenders, determine, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequate to cover the cost to the applicable Lenders of making or maintaining LIBOR Loans for such Interest Period, then the Administrative Agent shall give Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the affected Lenders shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert Alternate Base Rate Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into Alternate Base Rate Loans in accordance with Section 2.09.

          5.03.  Illegality.  Notwithstanding any other provision of this
                 ----------
Agreement, in the event that any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

          5.04.  Treatment of Affected Loans.  If the obligation of any Lender
                 ---------------------------
to make LIBOR Loans or to Continue, or to Convert Alternate Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to the Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.03 which gave rise to such Conversion no longer exist:

          (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Alternate Base Rate Loans; and

          (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Alternate Base Rate Loans and all Alternate Base Rate Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as Alternate Base Rate Loans.

If such Lender gives notice to Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to
                                                        --- ----
principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05.  Compensation.  (a)  Borrower agrees to indemnify each Lender
                 ------------
and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of the Agreement or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

          (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that
                                                     --------  -------
each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to the Administrative Agent and Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          5.06.  Net Payments.  (a)  All payments made by Borrower or the
                 ------------
Guarantors hereunder or under any Note and the Guarantees will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender (a) pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein or (b) as a result of a present or former connection between the Administrative Agent or such

Lender and the Governmental Authority imposing such net income or net profits tax (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Guarantees or any
Note)) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Covered Taxes"). If any Covered
                                                 -------------
Taxes are so levied or imposed, Borrower and each Guarantor, as the case may be, agrees to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, Borrower agrees to reimburse each Lender, upon the written request of such Lender, (i) for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction by reason of the making of payments in respect of Covered Taxes pursuant to this Section (including pursuant to this sentence) and (ii) for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of amounts paid in respect of Covered Taxes to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence; provided,
                                                               --------
however, that Borrower's obligations shall be reduced by any Tax Benefit
-------
described in the following paragraph. Borrower or the Guarantors, as the case may be, will furnish to the Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation evidencing such payment by Borrower. Borrower and the Guarantors agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

          If Borrower or any Guarantor pays any additional amount under this
Section 5.06 to a Lender and such Lender determines in its reasonable discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such
                                                            -----------
Lender shall pay to Borrower or such Guarantor, as the case may be, an amount that the Lender shall, in its reasonable discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) such Lender shall
                                 --------  -------
not be required to make any payment under this paragraph of this Section 5.06(a) if an Event of Default shall have occurred and be continuing; (ii) any taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to Borrower or any Guarantor pursuant to this paragraph of this Section 5.06(a) shall be treated as a tax for which Borrower or any Guarantor is obligated to indemnify such Lender pursuant to this Section 5.06 without any exclusions or defenses; and (iii) nothing in this paragraph of this Section 5.06(a) shall require the Lender to disclose any confidential information to Borrower or any Guarantor (including, without limitation, its tax returns).

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") agrees to
                                                ---------------
deliver to Borrower and the Administrative Agent on or prior to the Original Closing Date (or, if a new Lender as of the Amendment and Restatement Date, on or prior to the Amendment and Restatement Date), or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to
Section 12.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i)
two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (or successor forms) certifying to such Lender's entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (or successor forms) pursuant to clause
(i) above, (x) a certificate substantially in the form of Exhibit H (any such
                                                          ---------
certificate, a "Section 5.06 Certificate") and (y) two accurate and complete
                ------------------------
original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying to such Lender's entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that from time to time after the Original Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service FormW-8ECI or W-8BEN (or successor forms), or Form W-8BEN and a Section 5.06 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.06(b). Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. Each Person that shall become a Participant pursuant to Section 12.06 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this
Section 5.06(b), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased. Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder); provided, however, that this clause (i) shall not apply to the extent that (x)
--------  -------
the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of this Section 5.06(b) or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to this Section 5.06(b) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation or interpretation thereof having effect after the date such representations or certifications were made. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.06 and except as set forth in Section 12.06(b), Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Original Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Covered Taxes.

          (c) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                    -----------

          Section 6.  Guarantee.
                      ---------

          6.01.  The Guarantee.  The Guarantors hereby jointly and severally
                 -------------
guarantee as a primary obligor and not as a surety to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by Borrower under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all obligations of Borrower or any Subsidiary to any Lender or any Affiliate of any Lender in respect of any Swap Contract and all Obligations owing to the Issuing Lender under the Letter of Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby
                                ----------------------
jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02.  Obligations Unconditional.  The obligations of the Guarantors
                 -------------------------
under Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended, modified or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected; or

          (v)   the release of any other Guarantor.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Lender upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Lenders, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

          6.03.  Reinstatement.  The obligations of the Guarantors under this
                 -------------
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

          6.04.  Subrogation; Subordination.  Each Guarantor hereby agrees
                 --------------------------
that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Administrative Agent and the Lenders and be paid over to the Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

          6.05.  Remedies.  The Guarantors jointly and severally agree that,
                 --------
as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

          6.06.  Instrument for the Payment of Money.  Each Guarantor hereby
                 -----------------------------------
acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.07.  Continuing Guarantee.  The guarantee in this Section 6 is a
                 --------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.08.  General Limitation on Guarantee Obligations.  In any action or
                 -------------------------------------------
proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7.  Conditions Precedent.
                      --------------------

          7.01.  Effectiveness of Original Credit Agreement and Initial
                 ------------------------------------------------------
Extension of Credit Under the Original Credit Agreement.  The conditions to
-------------------------------------------------------
the Loans made on the Original Closing Date set forth in Section 7.01 of the Original Credit Agreement have been certified by Borrower to have been satisfied as of the Original Closing Date and the text thereof, including any definitions used solely in Section 7.01 of the Original Credit Agreement, is herein deleted for economy of documentation; however, such certification continues in full force and effect. Reference is made to the Original Credit Agreement for the text of and definitions relating to Section 7.01; provided, however, the terms "Transactions" and "Transaction Documents" as defined in the Original Credit Agreement shall be changed to "Original Transactions" and "Original Transaction Documents", respectively, as such terms are defined in this First Amended and Restated Credit Agreement.

          7.02.  Effectiveness of This Agreement and Initial Extension of Credit
                 ---------------------------------------------------------------
Under This Agreement.  The obligation of the Lenders to make any initial
--------------------
extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent that:

          (i) Documentation and Evidence of Certain Matters.  The Lead Arranger
              ---------------------------------------------
shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to the Lead Arranger (and to the extent specified below, to each Lender) in form and substance:

            (1)    Corporate Documents. Certified true and complete copies of
                   -------------------
     the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Amended and Restated Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Amended and Restated Transactions, certified as of the Amendment and Restatement Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of Borrower.

            (2)    Officer's Certificate. An Officer's Certificate of Borrower,
                   ---------------------
     dated the Amendment and Restatement Date, (i) to the effect set forth in clauses (a) and (b) of Section 7.03(i), (ii) to the effect that all conditions precedent to the making of such extension of credit have been satisfied and (iii) to the effect that execution and delivery of this Agreement, and borrowings under this Agreement, do not cause a default or breach under the Senior Subordinated Notes Documents and showing reasonably detailed calculations thereof.

            (3)    Opinion of Counsel. Opinion of Hallet and Perrin, counsel to
                   ------------------
     the Obligors, substantially in the form of Exhibit E (and each Obligor
                                                ---------
     hereby instructs such counsel to deliver such opinion to the Lenders, the Lead Arranger and the Administrative Agent).

            (4)    The Amended and Restated Credit Agreement. This Agreement,
                   -----------------------------------------
     (i) executed and delivered by a duly authorized officer of Borrower, with a counterpart for each Lender, and (ii) executed and delivered by a duly authorized officer of each Lender and Agent.

            (5)    Notes. The Notes, duly completed and executed for each Lender
                   -----
     that has requested Notes.

            (ii)   Date of Closing. Such extension of credit shall be made on or
                   ---------------
before July 31, 2000.

            (iii)  Borrowing Base Certificate.  The Administrative Agent and the
                   --------------------------
Lenders shall have received and the Majority Lenders shall be satisfied (as to form and substance) with a Borrowing Base Certificate prepared as of the last Business Day of the month immediately preceding the Amendment and Restatement Date. In the event the Borrowing Base has changed or, in Borrower's reasonable judgment, is expected to change, as of the Amendment and Restatement Date, Borrower shall deliver to the Administrative Agent and the Lenders an additional Borrowing Base Certificate on the Amendment and Restatement Date.

            (iv)   Approvals. All governmental (domestic and foreign) and other
                   ---------
third-party approvals and consents necessary in connection with the Amended and Restated Transactions and the other transactions contemplated hereby (without the imposition of any materially burdensome or materially adverse conditions) shall have been obtained and shall be in full force and effect (or there shall be a plan reasonably satisfactory to the Lead Arranger for the obtaining thereof).

            (v)    No Material Adverse Change. There shall not have occurred or
                   --------------------------
become known (i) any Material Adverse Change or any condition or event that could reasonably be expected to result in a Material Adverse Change with respect to Borrower (and before and after giving effect to the Amended and Restated Transactions), since December 31, 1999, or (ii) any facts or circumstances discovered by the Lenders in the course of their ongoing due diligence investigation of the Amended and Restated Transactions, Borrower and the Subsidiaries after giving effect to the Amended and Restated Transactions, and the other transactions contemplated hereby, which would be materially inconsistent with the assumptions underlying the projections delivered to the Lenders in syndication.

          (vi)   No Action or Proceeding. There shall not exist any threatened
                 -----------------------
or pending Proceeding by or before any Governmental Authority, (i) challenging the consummation of any of the Amended and Restated Transactions or which would restrain, prevent or impose materially burdensome conditions on the Amended and Restated Transactions, individually or in the aggregate, or any other transaction contemplated hereunder, (ii) seeking to prohibit the ownership or operation by Borrower or any Subsidiary of all or a material portion of any of their businesses or assets or (iii) seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that (a) would restrain, prohibit or impose materially adverse conditions on the ability of the Lenders to make the Loans under the Credit Documents, (b) could be reasonably expected to result in a Material Adverse Change with respect to Borrower (and before and after giving effect to the Amended and Restated Transactions), (c) could reasonably be expected to affect the legality, validity or enforceability of any Credit Document or any documents relating thereto or could reasonably be expected to have a Material Adverse Effect, or (d) is seeking any material damages as a result thereof.

          (vii)  Lender Consents.  All consents of Lenders required under the
                 ---------------
Original Credit Agreement to provide for the Loans under this Amended and Restated Credit Agreement on the terms herein provided and to permit consummation of this Amended and Restated Credit Agreement and the transactions contemplated hereby (the "Requisite Consents") shall have been obtained and
                          ------------------
shall be in full force and effect on terms and conditions satisfactory to the Lead Arranger, the Administrative Agent and Borrower.

          (viii) Payment of Fees and Expenses.  All accrued fees and expenses
                 ----------------------------
(including the reasonable fees and expenses of counsel to the Lenders, the Lead Arranger and the Administrative Agent) of the Lenders, the Lead Arranger and the Administrative Agent in connection with the Credit Documents shall have been paid.

          (ix)   Amendments, Filings and Lien Searches.  The Obligors shall have
                 -------------------------------------
authorized, executed and delivered each of the following:

          (1) with respect to each Mortgage executed prior to the date hereof, a Mortgage Amendment thereto which shall be in full force and effect and endorsements to the title insurance policies relating thereto, and delivery of such other security or other documents and the taking of all actions as may be necessary or, in the opinion of the Lead Arranger, desirable, to perfect or continue the Liens created, or purported to be created, by such Mortgages; and

          (2) evidence of the completion of all filings with respect to the Security Agreement and delivery of such other documents as may be necessary or desirable, to perfect the Liens created, or purported to be created, by the Security Agreement; provided, however, that Borrower may satisfy this
                             --------  -------
     subclause (2) to Section 7.02(xiv) within a reasonable time after the Amendment and Restatement Date.

          (x)    Conditions Relating to Mortgaged Real Property and Real
                 -------------------------------------------------------
Property. To the extent not delivered on the Original Closing Date, on or prior
--------
to the Amendment and Restatement Date, each Obligor to enter into a Mortgage shall have caused to be delivered to Administrative Agent, on behalf of the Lenders, the following documents and instruments:

          (i) a Mortgage encumbering each Mortgaged Real Property in favor of the Administrative Agent, for the benefit of the Lenders, in form for recording in the recording office of each jurisdiction where each such Mortgaged Real Property is situated, together with such other documentation as shall be required to create a lien under applicable law, and other similar instruments as are contemplated by the counsel opinions described in subsection 7.02(i)(3) hereof in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Lead Arranger, which Mortgage and other instruments shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens (or Permitted Liens) applicable to such Mortgaged Real Property;

            (ii) with respect to each Mortgaged Real Property, Borrower shall use its best efforts to obtain such consents, approvals, estoppels, tenant subordination agreements or other instruments as reasonably necessary or as reasonably required by the Lead Arranger to consummate the transactions contemplated hereby or to grant the Lien contemplated by the Mortgage; and

            (iii)  the following documents and instruments:

                   (1) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first priority Lien (other than the Lien described in clause (m) of the definition of Permitted Liens) on the real property and fixtures described therein in an amount not less than the fair market value thereof which policy (or commitment) shall (a) be issued by the Title Company, (b) include such reinsurance arrangements, if any (with provisions for direct access), as shall be reasonably acceptable to the Lead Arranger, (c) have been supplemented by such endorsements, to the extent available, as shall be reasonably requested by the Lead Arranger, (d) such affidavits and instruments of indemnification as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in this subparagraph
          (iii) and (e) contain no exceptions to title other than exceptions for
          (x) Liens of the type described in clauses (a), (b), (c), (d), (f),
          (g), (h), (i), (m), (o) and (p) of the definition of Permitted Liens,
          (y) any Lien of the type described in clause (r) of the definition of Permitted Liens to the extent the original Lien is permitted hereunder and (z) the Prior Liens applicable to such Mortgaged Real Property;

                   (2)  with respect to each Mortgaged Real Property, a Survey;

                   (3) with respect to each Mortgaged Real Property, policies or certificates of insurance as required by the Mortgage relating thereto;

                   (4) with respect to each Mortgaged Real Property, UCC, judgment and tax lien searches in the county and state jurisdictions in which such Mortgaged Real Property is located naming the applicable Obligor as debtor;

                   (5) evidence acceptable to the Lead Arranger of payment by Borrower of all title insurance premiums, search and examination charges, survey costs, mortgage recording taxes and related charges required for the recording of the Mortgages and issuance of the title insurance policies referred to in subclause (iii)(1) of this Section 7.02(xv);

                   (6) with respect to each Real Property or Mortgaged Real Property, copies of all Leases, subleases, leases in which Borrower holds the tenant's interest or other agreements relating to possessory interests or, to the extent acceptable to Lead Arranger, abstracts of such leases or other agreements; to the extent any of the foregoing affect any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, and shall otherwise be acceptable to the Lead Arranger; and

                   (7) with respect to each Mortgaged Real Property, an Officer's Certificate or other evidence satisfactory to the Lead Arranger that as of the date thereof (a) there has been issued and is in effect, to the extent required, a valid and proper certificate of occupancy or local or foreign equivalent for the use then being made of such Mortgaged Real Property, (b) there has not occurred any material Destruction of any Mortgaged Real Property that has not been restored and there is not pending any Taking of any Mortgaged Real Property and (c) to the best knowledge of Borrower, except as may be disclosed in the Survey of such Mortgaged Real Property delivered pursuant to subclause (iii)(2) of this Section 7.02(xv), there are no disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and no state of facts existing which could give rise to any such claim.

          (xi)   No Default or Event of Default under the Original Credit
                 --------------------------------------------------------
Agreement.  Immediately prior to the Amendment and Restatement Date, no Default
---------
or Event of Default (as defined in the Original Credit Agreement) has occurred and is continuing under the Original Credit Agreement.

          7.03.  Initial and Subsequent Extensions of Credit Under This
                 ------------------------------------------------------
Agreement.  The obligation of the Lenders to make any Loan or otherwise extend
---------
any credit to Borrower upon the occasion of each borrowing or other extension of credit (whether by making a Loan or issuing a Letter of Credit) hereunder (including the initial borrowing) is subject to the further conditions precedent that:

          (i)    No Default or Event of Default; Representations and Warranties
                 --------------------------------------------------------------
True; Borrowing Base Not Exceeded.  Both immediately prior to the making of such
---------------------------------
Loan or other extension of credit and also after giving pro forma effect thereto
                                                        --- -----
and to the intended use thereof:

          (a) no Default or Event of Default shall have occurred and be continuing;

          (b)  the representations and warranties made by the Obligors in
     Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) for each Revolving Credit Loan and each Letter of Credit issuance, the Borrowing Base (as determined upon the most recent Borrowing Base Certificate delivered hereunder) exceeds the sum of all Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing
                                    ----
     Loans then outstanding, plus the aggregate amount of all Letter of Credit
                             ----
     Liabilities then outstanding.

          (ii)    No Legal Bar.  The Loans and the use of proceeds thereof shall
                  ------------
not contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

          Each notice of borrowing or request for the issuance of a Letter of Credit by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clause (i) above (both as of the date of such notice or request and, unless Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections 7.02 and 7.03 have been satisfied in accordance with the terms hereof.

          Section 8.  Representations and Warranties.  Each Obligor represents
                      ------------------------------
and warrants to the Creditors that on the Amendment and Restatement Date and at and as of each Funding Date (in each case immediately before and immediately after giving effect to the transactions to occur on such date (including the Amended and Restated Transactions)) and at and as of the date of each other extension of credit hereunder:

          8.01.  Corporate Existence.  Each Obligor and each Subsidiary:  (a)
                 -------------------
is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing would reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

          8.02.  Financial Condition; Etc.  (a)  Borrower has heretofore
                 ------------------------
delivered to the Lenders (A) the audited consolidated balance sheets of Borrower and the Subsidiaries as of December 31, 1992, December 31, 1993, December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998
and December 31, 1999 and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by KPMG Peat Marwick LLP, certified public accountants, and (B) the unaudited consolidated balance sheets of Borrower and the Subsidiaries as of March 30, 2000, and the related statements of earnings and cash flows for the fiscal periods ended on March 30, 2000. All of said financial statements, including in each case the related schedules and notes, are true, complete (in the case of year-end financial statements) and correct in all material respects, have been prepared in accordance with GAAP consistently applied and present fairly the financial position of Borrower and the Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments and the absence of footnotes.

          (b)  Except as set forth in Schedule 8.02, as of the Amendment and
                                      -------------
Restatement Date, no Obligor or any Subsidiary has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or anticipated losses from any unfavorable commitments.

          (c)  Except as set forth in the financial statements referred to in
Section 8.02(a), since December 31, 1996 there has been no Material Adverse Effect, or any event, change or circumstance which could reasonably be expected to cause or evidence, either individually or together with any other events, changes or circumstances, a Material Adverse Effect.

          8.03.  Litigation.  Except as disclosed in Schedule 8.03, there are
                 ----------                           -------------
no Proceedings or investigations now pending or, to the knowledge of the Obligors, threatened against or directly affecting any Obligor or any Subsidiary or any of their respective Property that, if adversely determined could (either individually or in the aggregate) be reasonably expected to have a Material Adverse Effect.

          8.04.  No Breach; No Default.  (a)  None of the execution, delivery
                 ---------------------
and performance by each Obligor of any Credit Document or any Document to which it is a party and the consummation of the transactions herein and therein contemplated will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority binding on any Obligor, or any term or provision of any agreement or instrument to which any Obligor or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject (other than consents which may be required pursuant to the terms of any Lease), or (ii) constitute (with due notice or lapse of time or both) a default under any such agreement or instrument, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Obligor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, except with respect to each of the foregoing which would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          (b) No Obligor or any Subsidiary is in default under or with respect to any contractual obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Property in any respect which would reasonably be expected to have a Material Adverse Effect.

          (c)  No Default or Event of Default has occurred and is continuing.

          (d) Immediately prior to the Amendment and Restatement Date, no Default or Event of Default (as defined in the Original Credit Agreement) has occurred and is continuing under the Original Credit Agreement.

          8.05.  Action.  Each Obligor has all necessary corporate power,
                 ------
authority and legal right to execute, deliver and perform its obligations under each Credit Document and each Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Obligor of each Credit Document and each Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes, the other Credit Documents and the Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06.  Approvals.  No authorizations, approvals or consents of, and
                 ---------
no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Obligor of the Credit Documents or Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

          8.07.  ERISA.  Each member of the ERISA Group (x) has fulfilled its
                 -----
obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and (y) is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Benefit Arrangement. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which failure or amendment has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, (iii) incurred any accumulated funding deficiency (whether or not waived) with respect to any Plan, (iv) any direct or indirect withdrawal liability with respect to any Multiemployer Plan, or any direct or indirect potential withdrawal liability if it were to withdraw from a Multiemployer Plan as of the date of determination or (v) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA or contributions in the normal course. The sum of the amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under all Plans (excluding each Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $1.0 million. There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Benefit Arrangement that could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary and each of the Foreign Plans are in compliance in all material respects with all applicable laws and regulations with respect to the Foreign Plans and the terms of the Foreign Plans, and all required contributions have been made to the Foreign Plans. For purposes hereof, the term "Foreign
                                                                    -------
Plans" shall mean any employee benefit plan, program, policy, arrangement or
-----
agreement maintained or contributed to by, or entered into with, Borrower or any Subsidiary with respect to employees employed outside the United States.

          8.08.  Taxes.  Except as set forth in Schedule 8.08, each Obligor
                 -----                          -------------
and each Subsidiary has filed or caused to be filed all U.S. Federal income tax returns and all other material tax returns, domestic or foreign, required to be filed by it and has paid all material taxes payable by it which have become due or any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property (including the Mortgaged Real Property) by any Governmental Authority (other than those which, in the aggregate, are not substantial in amount or those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of each Obligor or the Subsidiaries, as the case may be); and no tax lien has been filed and, to the knowledge of the Obligors, no action, suit, proceeding, investigation, audit or claim is being asserted or has been threatened by any authority with respect to any such tax, fee or other charge, except where the existence of such would not (individually or in the aggregate) have a Material Adverse Effect. No Obligor or any Subsidiary has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any Obligor or any Subsidiary, except where the existence of such would not (individually or in the aggregate) have a Material Adverse Effect.

          8.09.  Investment Company Act; Public Utility Holding Company Act;
                 -----------------------------------------------------------
Other Restrictions.  No Obligor or any Subsidiary is an "investment company",
------------------
or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. No Obligor or any Subsidiary is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to regulation under any law or regulation of any Governmental Authority (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          8.10.  Senior Subordinated Notes.  The subordination provisions
                 -------------------------
contained in the Senior Subordinated Note Documents are enforceable against Borrower and each Subsidiary party thereto, and all Obligations are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness", as the case may be, included in such subordination provisions. Senior Subordinated Notes, in either case, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or
(b) be exempt therefrom. The offering documents for the issuance and sale of the Senior Subordinated Notes, as of their date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading (it being understood that no representation or warranty is being made with respect to information in respect of the initial purchasers thereof expressly provided by them for inclusion therein).

          8.11.  Environmental Matters.  Except as disclosed in Schedule 8.11
                 ---------------------                            -------------
and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each Obligor and the Subsidiaries are in compliance with and in the last five years have been in compliance with, and are not subject to liability under, any Environmental Laws applicable to them and there are no Environmental Laws, including such Laws which have been formally proposed for public comment, which would reasonably be expected to result in material expenditures by any Obligor or any Subsidiary, and no such Environmental Laws would reasonably be expected to interfere in any material way with current or projected operations of any Obligor or any Subsidiary; (ii) no Obligor or any Subsidiary has received notice that it or any of their respective predecessors interests has been identified as a potentially responsible party under the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar
                                                     ------
law of any Governmental Authority, nor has any Obligor or any Subsidiary received notice that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, have been found at any site at which any Person is conducting or plans to conduct any action pursuant to any Environmental Law, and no Obligor or any Subsidiary, or to the knowledge of the Obligors, any of their respective predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting or plans to conduct any action under Environmental Law; (iii) no properties now or formerly owned, leased or operated by any Obligor or any Subsidiary or, to the knowledge of the Obligors, any of their respective predecessors in interest, are (x) listed or, to the knowledge of any Obligor or Subsidiary, at any Property proposed for listing on the National Priorities List under CERCLA or (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which any Obligor or any Subsidiary is bound, which would reasonably be expected to prevent any Obligor's or any Subsidiary's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of any Obligor or any Subsidiary under any Environmental Law, including, without limitation, liability under CERCLA or similar state or foreign laws; (v) no Lien has been asserted or recorded, or to the knowledge of the Obligors, threatened, under any Environmental Law with respect to any asset, facility, inventory or property currently owned, leased or operated by any Obligor or any Subsidiary;
(vi) there are no underground storage tanks or related piping at any Property owned, operated or, to the knowledge of any Obligor or Subsidiary, at any Property leased by any Obligor or any Subsidiary; (vii) to the knowledge of any Obligor or any Subsidiary no such tanks or related piping has been removed from such properties; and (viii) no Obligor or any Subsidiary is subject to any Proceeding alleging the violation of, or liability under, any Environmental Law and, to the knowledge of the Obligors, no such Proceeding is threatened.

          8.12.  Environmental Investigations.  All material environmental
                 ----------------------------
investigations, studies, audits or assessments which have been conducted and which are in the possession, custody or control of any Obligor or any Subsidiary relating (i) to the current or prior business, operations, facilities or Properties of any Obligor or any Subsidiary or any of their respective predecessors in interest or (ii) to any facility or Property of any Obligor now or previously owned, operated, leased or used by any Obligor or any Subsidiary or any of their respective predecessors in interest have been made available to the Administrative Agent and the Lenders.

          8.13.  Use of Proceeds.  Neither Borrower nor any Subsidiary is
                 ---------------
engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to purchase or carry any Margin Stock. Borrower will use the proceeds of all Term Loans as set forth in the Original Credit Agreement or for working capital and other uses permitted under this Agreement. Borrower may use the proceeds of Revolving Credit Loans to effect repurchases, redemptions or other acquisitions of Borrower's Equity Interests made pursuant to and in compliance with Section 9.10(d).

          8.14.  Subsidiaries.  As of the Amendment and Restatement Date
                 ------------
(after giving effect to the Amended and Restated Transactions), Borrower does not have any Subsidiaries or interests in partnerships, joint ventures or business trusts other than the entities set forth in Schedule 8.14. Borrower
                                                     -------------
owns, as of the Amendment and Restatement Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each Subsidiary, partnership or joint venture listed on Schedule 8.14 as set forth on
                                                   -------------
such Schedule. No such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures are owned by Borrower and the Subsidiaries free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents.

          8.15.  Properties.  Except as otherwise contemplated or provided in
                 ----------
the Mortgage, the other Security Documents or this Agreement, each of the Obligors has good and marketable title to and beneficial ownership of all Properties owned by it, including all Property reflected in the most recent financial statements delivered pursuant to this Agreement (except as sold or otherwise disposed of since the date of such financial statements in the ordinary course of business and in accordance with this Agreement). Title to each such Property that is not Collateral is held by the Obligors and each of their respective Subsidiaries free and clear of all Liens except for Permitted Liens. Title to such Property that constitutes Collateral is held by the Obligors free and clear of all Liens other than Prior Liens and other Liens expressly permitted by the applicable Security Document.

          8.16.  Security Interest; Absence of Financing Statements.  The
                 --------------------------------------------------
Security Documents, once executed and delivered, will create, in favor of the Administrative Agent for the benefit of the Lenders, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities or the taking of other appropriate action, depending upon the type of Collateral, perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except Prior Liens and other liens specifically permitted by the terms of the applicable Security Document.

          Except with respect to Permitted Liens which are subordinate to the Liens of the Security Documents, Prior Liens and the Liens created by the Security Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or Property of Borrower or any Subsidiary or rights thereunder.

          8.17.  Compliance with Laws.  Each Obligor is in material compliance
                 --------------------
with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority in all jurisdictions in which it is presently doing business, and each Obligor will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it or such Subsidiary may then be doing business, in each case other than those the non-compliance with which would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Amended and Restated Transactions, or the performance by any Obligor of its obligations under the Credit Documents, the Documents and all applicable laws.

          8.18.  True and Complete Disclosure.  The information, reports,
                 ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of any of the Obligors to any Creditor in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto, including pursuant to any information memorandum distributed in connection with the syndication of the Commitments, whether prior to or after the Amendment and Restatement Date, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor, however, makes any representation as to the ability of Borrower or any Subsidiary to achieve the results set forth in any such projections. Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

          8.19.  Solvency.  As of the Amendment and Restatement Date and each
                 --------
other date of an extension of credit hereunder immediately prior to and immediately following such extension of credit each Obligor is and will be Solvent.

          Section 9.  Covenants.  Each Obligor covenants and agrees with the
                      ---------
Creditors that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder:

          9.01.  Financial Statements, Etc.  Borrower (for itself and on
                 -------------------------
behalf of the Guarantors) shall deliver to the Administrative Agent in sufficient quantities to distribute to each of the Lenders:

          (a) Quarterly Financials.  As soon as available and in any event
              --------------------
     within 50 days after the end of each of the first three quarterly fiscal periods of each fiscal year, consolidated and consolidating statements of income and cash flow of Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating statements of income for the corresponding period in the preceding fiscal year and (ii) the corresponding budget or plan for such period, accompanied by a certificate of a senior financial officer of Borrower, which certificate shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and absence of footnotes);

          (b) Annual Financials. As soon as available and in any event within
              -----------------
     95 days after the end of each fiscal year, consolidated and consolidating statements of income, retained earnings and cash flow of Borrower and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form
     (i) the corresponding consolidated and consolidating figures as of the end of and for the preceding fiscal year and (ii) the corresponding budget or plan for such period, and accompanied by an opinion, without material qualification, thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the exami-nation necessary for their opinion, they obtained no knowledge of any Default; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders may reasonably require; all such information will be prepared in accordance with GAAP;

          (c)  Monthly Financials.  As soon as available, but in any event not
               ------------------
     later than twenty-five days after the end of each month (except year-end and quarter-end), consolidated and consolidating unaudited balance sheets of Borrower and its Consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses for Borrower and its Consolidated Subsidiaries for such month and for the period from the beginning of the fiscal year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of Borrower and its Consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited financial statements required pursuant to
     Section 9.01(b); such statements shall be certified to fairly present the financial position and results of operation of Borrower and its Consolidated Subsidiaries as at the date thereof by a senior financial officer of Borrower, subject to normal year-end adjustments and absence of footnotes; notwithstanding the foregoing, it is agreed and understood that with respect to the months of January and February, only preliminary, unaudited statements will be delivered within the 25-day period with the final reports to be submitted as part of the information provided under
     Section 9.01(b);

          (d)  Other Financial Information.  Promptly upon delivery thereof to
               ---------------------------
     the shareholders of any Obligor or any Subsidiary generally, copies of all financial statements and reports and proxy statements so delivered which Borrower sends to all holders of securities of the same class and within five days after the same are filed, copies of all financial statements and reports which Borrower may make to or file with any securities regulatory commission or the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (e)  Interest Rate Certificates.  Together with the financial
               --------------------------
     statements delivered pursuant to clause (a) or (b) of this Section 9.01, an Interest Rate Certificate;

          (f)  Notice of Default.  Within two Business Days after a Responsible
               -----------------
     Officer of Borrower or any Subsidiary knows or should have known that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Borrower has taken and proposes to take with respect thereto;

          (g)  Environmental Matters.  Written notice of any Environmental Claim
               ---------------------
     materially affecting any Obligor or any Subsidiary, any Mortgaged Real Property or the operations of Borrower or any Subsidiary, and of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law or the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof, or any other condition, circumstance, occurrence or event, any of which could reasonably be expected to result in a material liability of Borrower or any Subsidiary under any Environmental Law; or
     (ii) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, Lenders' security interest in the Mortgaged Real Property or any Obligor's ability to perform any of its material obligations under this Agreement when such performance is due;

          (h)  Auditors' Reports.  Promptly upon receipt thereof, copies of all
               -----------------
     material reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of Borrower made by such accountants, including, without limitation, any man-agement letter commenting on Borrower's internal controls submitted by such accountants to management in connection with their annual audit;

          (i)  Annual Budgets.  An annual budget in reasonable detail and
               --------------
     financial projections made in good faith, within 60 days after the end of each fiscal year of Borrower;

          (j)  Borrowing Base Audits.  Periodically at the request of the Agent
               ---------------------
     or the Majority Revolving Credit Lenders, but in no event more frequently than twice in each fiscal year so long as no Event of Default has occurred and is continuing, a report, the scope and cost of which shall be reasonably acceptable to the Revolving Credit Lenders and Borrower (the reasonable cost and expense of which, unless an Event of Default shall have occurred and be continuing, for one shall be for the sole account of Borrower), of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the Inventory included in the Borrowing Base as at the end of a monthly accounting period, which report shall indicate that, based upon a review by such auditors of the Inventory (including verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by Borrower as at the end of such accounting period is accurate and complete in all material respects;

          (k)  Borrowing Base Certificate.  As soon as available and in any
               --------------------------
     event within 15 Business Days after the end of each monthly accounting period (ending on the last day of each calendar month), a Borrowing Base Certificate as of the last day of such accounting period; each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Administrative Agent may reasonably request (if Borrower fails to deliver any such Borrowing Base Certificate within 15 Business Days after the end of any such month, then the Borrowing Base shall be deemed to be $0 until such time as Borrower shall deliver such required Borrowing Base Certificate); at the request of the Administrative Agent, Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate at such time as the Increased Advance Rate is in effect, on a weekly basis, not later than 12:00 noon, on the third Business Day after the end of any such week; Borrower shall notify the Administrative Agent promptly upon becoming aware of any event or condition that could reasonably be expected to have a Material Adverse Effect on the Borrowing Base;

          (l)  Lien Matters.  Written notice of (1) the incurrence of any
               ------------
     material Lien (other than Prior Liens) on, or claim asserted against any material item of the Collateral or (2) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral;

          (m)  Notice of Material Adverse Change.  Written notice of any
               ---------------------------------
     occurrence of any event or condition which has had or resulted in or is reasonably likely to have or result in a Material Adverse Change or a Material Adverse Effect;

          (n)  Governmental Filings.  Promptly after request by the
               --------------------
     Administrative Agent or any Lender, copies of any other material reports or documents that were filed by any Obligor with any Governmental Agency;

          (o)  ERISA Information.  If and when any member of the ERISA Group (i)
               -----------------
     gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA or other action by the PBGC with respect to the Plan, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application;
     (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
     (vi) gives notice of withdrawal (or deemed withdrawal under Section 4092(e) of ERISA) from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which failure or amendment has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, an Officer's Certificate setting forth details as to such occurrence and action, if any, which Borrower or the applicable member of the ERISA Group is required or proposes to take;

          (p)  Annual Returned Portion Balance.  Together with the annual
               -------------------------------
     financial statements required by Section 9.09(b), an Officer's Certificate showing the calculation of the Annual Retained Portion Balance for such fiscal year; and

          (q)  Miscellaneous.  Promptly, such financial and other information
               -------------
     regarding Borrower and the Subsidiaries as any Creditor may from time to time reasonably request.

Borrower will furnish to the Administrative Agent and each of the Lenders, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether Borrower is in compliance with Sections 9.07, 9.08, 9.09,
9.10 and 9.11 as of the end of the respective quarterly fiscal period or fiscal year.

         9.02. Litigation, Etc.  Borrower shall promptly give to the
               ---------------
Administrative Agent and each Lender notice of all Proceedings and any material development in respect of such Proceedings, affecting Borrower or any Subsidiary, except Proceedings which could not reasonably be expected to have (individually or in the aggregate) a Material Adverse Effect.

         9.03. Existence; Compliance with Law; Payment of Taxes; Inspection
               ------------------------------------------------------------
Rights; Performance of Obligations; Etc.  Each Obligor and each Subsidiary
---------------------------------------
shall, (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises, the loss of which could reasonably be expected to have a Material Adverse Effect (provided, however, that nothing in
                                            --------  -------
this Section 9.03 shall prohibit any transaction expressly permitted under
Section 9.06); (ii) comply with the requirements of all applicable laws (including ERISA and the rules and regulations thereunder), rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would (individually or in the aggregate) have a Material Adverse Effect; (iii) timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP) if such failure to file or pay and discharge would (individually or in the aggregate) have a Material Adverse Effect; (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect; (v) permit representatives of any Creditor, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Creditor; (vi) allow the Administrative Agent to consult with Borrower's independent public accountants and auditors with respect to the financial affairs of Borrower and the Subsidiaries and agrees to authorize such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower and the Subsidiaries; at the request of the Administrative Agent, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.03(vi); (vii) perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such failure to so perform, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect; and (viii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Obligor and its Subsidiaries in all material respects in accordance with GAAP in effect from time to time or in all material respects as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Obligor or its Subsidiaries, as relevant. Borrower will confer with the Lenders in enforcing or waiving material rights of Borrower or any Subsidiary under any Document.

          9.04.  Insurance.  Borrower and each Subsidiary shall keep insured
                 ---------
by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations, including, in any event, business interruption insurance or insurance of inventory at retail consistent with past practice and flood insurance if the property is located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area in an amount not to exceed that available for one hundred percent (100%) reinsurance by the Federal Emergency Management Agency.

          All policies of insurance required to be maintained by Borrower or any Subsidiary must name the Administrative Agent on behalf of Lenders as mortgagees (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and must provide that no cancellation or modification of the policies will be made without thirty (30) days' prior written notice to the Administrative Agent.

          Each policy of insurance obtained or maintained by Borrower or any Subsidiary shall: (i) be written by financially responsible companies selected by Borrower and having an A.M. Best rating of "A" or better and being in a financial size category of XII or larger, or by other companies reasonably acceptable to the Administrative Agent and the Lead Arranger; (ii) waive all rights of subrogation of the insurers against the Creditors; (iii) waive any right of the insurers to set-off or counterclaim or to make any other deduction, whether by way of attachment or otherwise, as against any Creditor; (iv) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Creditors; and (v) provide that, except in the case of third-party liability insurance, the proceeds of any loss affecting real or personal property or interests shall be applied in accordance with the terms of the applicable Security Document.

          Borrower will advise the Administrative Agent promptly of any material policy cancellation, reduction or amendment.

          Borrower will not and will not permit any Subsidiary to materially modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent.

          9.05.  Limitation on Lines of Business.  No Obligor or Subsidiary
                 -------------------------------
shall directly or indirectly, engage to any material extent in any line or lines of business activity other than the business of the type conducted by Borrower and the Subsidiaries as of the Amendment and Restatement Date.

          9.06.  Limitation on Fundamental Changes; Limitation on Acquisitions;
                 --------------------------------------------------------------
Limitation on Dispositions.  No Obligor or Subsidiary shall, directly or
--------------------------
indirectly, (1) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) acquire any business or Property from, or Equity Interests of, or be a party to any acquisition of, any Person, or effect any Acquisition, or (3) effect any Disposition or convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired, including receivables and leasehold interests. Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted:

          (a) purchases of inventory and other Property to be sold or used in the ordinary course of business (including Capital Expenditures permitted by Section 9.11(d)) and any expenditures that would otherwise be a Capital Expenditure but for the exclusions in clauses (i) through (vii) in the definition of "Capital Expenditures";

          (b)  the pledge of the Collateral pursuant to the Security Documents;

          (c) any Subsidiary may be merged or consolidated or dissolved or liquidated with or into: (i) Borrower if Borrower shall be the continuing or surviving corporation, (ii) any Wholly Owned Subsidiary which is an Obligor; provided, however, that a Wholly Owned Subsidiary which is an
              --------  -------
     Obligor shall be the continuing or surviving corporation or (iii) if such Subsidiary effecting such transaction is not an Obligor, another Subsidiary which is not an Obligor;

          (d) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to Borrower or to any Wholly Owned Subsidiary which is an Obligor or, if such Subsidiary effecting such transaction is not an Obligor, to another Subsidiary which is not an Obligor;

          (e) Dispositions of used, worn out, obsolete or surplus Property by Borrower or any Subsidiary, all in the ordinary course of business, including the termination, sale or abandonment of leases for retail sites not favorable to Borrower, if in the ordinary course of business and on ordinary business terms;

          (f) Borrower or any Subsidiary may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and may sell for less than face value notes or accounts receivables in connection with trade discounts in the ordinary course of business or consistent with past practice;

          (g) Borrower or any Subsidiary may effect any Disposition for fair market value not to exceed (1) $500,000 in the aggregate in any fiscal year of Borrower and (2) in addition to that permitted by subclause (1) of this
     Section 9.06(g) (which shall not count against this subclause (2)), $2.0 million since the Original Closing Date; provided, however, that in each
                                              --------  -------
     case (1) and (2) the Net Available Pro-
     ceeds therefrom are reinvested as specified in Section 2.10(a)(iv) or applied to the prepayment of the Term Loans as specified in Section 2.10(a)(iv);

          (h)  Dispositions pursuant to Section 9.19;

          (i)  Investments permitted by Section 9.09;

          (j) any Wholly Owned Subsidiary that is a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Wholly Owned Subsidiary that is a Foreign Subsidiary;

          (k) any Foreign Subsidiary may be merged or consolidated with or into any one or more Wholly Owned Subsidiaries that are Foreign Subsidiaries (provided that a Wholly Owned Subsidiary that is a Foreign Subsidiary shall be the continuing or surviving corporation);

          (l) the sale by any Foreign Subsidiary of its accounts receivable; provided, however, that the terms of each such sale are satisfactory in
     --------  -------
     form and substance to the Administrative Agent;

          (m)  the sale by Borrower of Specified Real Property; provided,
                                                                --------
     however, that the Net Available Proceeds therefrom are reinvested as
     -------
     specified in Section 2.10(a)(iv) or applied to the prepayment of the Term Loans as specified in Section 2.10(a)(iv);

          (n)  any Acquisition; provided, however, that (w) no Default or Event
                                --------  -------
     of Default exists or will result therefrom, (x) on a pro forma basis, after giving effect to such Acquisition(s), Borrower would have been in compliance with Section 9.11 on the last day of the most recently completed fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officer's Certificate delivered to the Administrative Agent and each Lender at least 10 days prior to the consummation thereof (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), (y) the aggregate amount of the consideration (which for each Acquisition shall be measured at the date of consummation thereof and which shall include Indebtedness and other liabilities incurred or assumed, working capital deficits and deferred payments) paid for all Acquisitions consummated since the Original Closing Date shall not exceed $5.0 million, and (z) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor and the Person acquired shall be merged with or into a Wholly Owned Subsidiary which is an Obligor or shall be at the time of consummation thereof a Wholly Owned Subsidiary which is an Obligor (it being understood that proceeds of Loans shall not be used to finance hostile acquisitions);

          (o) any Acquisition the consideration paid for which in any fiscal year does not exceed the amount that would have been permitted at the time of consummation of such Acquisition to be made as a Capital Expenditure pursuant to Section 9.11(d)(1) (after taking into account the then permitted amount thereunder and the aggregate amount of Capital Expenditures made and the aggregate amount expended for other Acquisitions effected pursuant to this Section 9.06(o), in each case on or prior to the date of consummation of such Acquisition); provided, however, that (x) no
                                                --------  -------
     Default or Event of Default exists or would result therefrom, (y) on a pro
                                                                            ---
     forma basis, immediately after giving effect to any such Acquisition,
     -----
     Borrower would be in compliance with all financial covenants set forth in
     Section 9.11 on the last day of the most recently ended fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officer's Certificate delivered to the Lenders at least 10 days prior to the consummation of such Acquisition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (z) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary of Borrower which is an Obligor and the Person acquired shall be merged with or into a Wholly Owned Subsidiary which is an Obligor or shall be at the time of consummation thereof a Wholly Owned Subsidiary which is an Obligor;

          (p) any Acquisition the consideration for which is paid with the proceeds of an Excluded Issuance; provided, however, that (x) no Default or
                                       --------  -------
     Event of Default exists or would result therefrom, (y) on a pro forma
                                                                 --- -----
     basis, immediately after giving effect to any such Acquisition, Borrower would be in compliance with all financial covenants set forth in Section
     9.11 on the last day of the most recently ended fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officer's Certificate delivered to the Lenders at least 10 days prior to the consummation of such Acquisition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (z) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary of Borrower which is an Obligor and the Person acquired shall be merged with or into a Wholly Owned Subsidiary which is an Obligor or shall be at the time of consummation thereof a Wholly Owned Subsidiary which is an Obligor;

          (q) any Acquisition the consideration for which is paid with the Net Available Proceeds of any Disposition permitted by Section 9.06(g) or (m) so long as such Net Available Proceeds are not then required to be applied to the Loans pursuant to Section 2.10 and to the extent such Net Available Proceeds have not been used to effect Capital Expenditures pursuant to
     Section 9.11(d)(2), any Acquisition permitted by this Section 9.06 or otherwise expended by Borrower or any Subsidiary; provided, however, that
                                                       --------  -------
     (x) no Default or Event of Default exists or would result therefrom, (y) on a pro forma basis, immediately after giving effect to any such Acquisition,
       --- -----
     Borrower would be in compliance with all financial covenants set forth in
     Section 9.11 on the last day of the most recently ended fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officer's Certificate delivered to the Lenders at least 10 days prior to the consummation of such Acquisition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (z) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary of Borrower which is an Obligor and the Person acquired shall be merged with or into a Wholly Owned Subsidiary which is an Obligor or shall be at the time of consummation thereof a Wholly Owned Subsidiary which is an Obligor; and

          (r) any Acquisition the consideration for which is paid with the Cumulative Retained Portion Balance in effect at any given date; provided,
                                                                      --------
     however, that (w) no Default or Event of Default exists or would result
     -------
     therefrom, (x) on a pro forma basis, immediately after giving effect to any
                         --- -----
     such Acquisition, Borrower would be in compliance with all financial covenants set forth in Section 9.11 on the last day of the most recently ended fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officer's Certificate delivered to the Lenders at least 10 days prior to the consummation of such Acquisition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), (y) the aggregate cash consideration paid for all Acquisitions effected pursuant to this Section 9.06(r) since the Original Closing Date, when added to the aggregate amount of Investments made since the Original Closing Date pursuant to Section 9.09(v) (giving effect to any such Investment to occur on the same date as such Acquisition), shall not exceed $20 million, and (z) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary of Borrower which is an Obligor and the Person acquired shall be merged with or into a Wholly Owned Subsidiary which is an Obligor or shall be at the time of consummation thereof a Wholly Owned Subsidiary which is an Obligor.

To the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith.

          9.07.  Limitation on Liens and Related Matters.  No Obligor or
                 ---------------------------------------
Subsidiary shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral except for Prior Liens and other Liens expressly permitted by the applicable Security Document. No Obligor or Subsidiary shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective Property that does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Liens":
    ---------------

          (a)  Liens in existence on the Original Closing Date and identified in
     Schedule 9.07;
     -------------

          (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower or the affected Subsidiary, as the case may be, in accordance with GAAP;

          (c) Liens in respect of Property of Borrower or any Subsidiary (A) imposed by law, (B) to the extent such Liens exist as of the Original Closing Date, imposed by contract, or (C) to the extent such Liens are imposed by contract after the Original Closing Date (in which case Borrower shall use its best efforts to provide that any such Lien is created in a commercially reasonable amount and manner), in each case which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not delinquent or, if delinquent, is not then required by Section 9.03;

          (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation or the deposits securing the liability to insurance carriers;

          (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of Borrower or any Subsidiary; and precautionary UCC filings by lessors and bailees in the ordinary course of business;

          (g) Liens upon tangible personal Property acquired after the Original Closing Date by Borrower or any Subsidiary, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property or improvements thereon; provided,
                                                                --------
     however, that (x) no such Lien shall extend to or cover any Property of any
     -------
     Obligor or any Subsidiary other than the Property so acquired and improvements thereon and (y) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time such Lien was created;

          (h) Liens existing on any Property of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do not
                                 --------  -------
     extend to any other Property of any Obligor or any Subsidiary;

          (i) Liens (excluding Liens on Collateral) not otherwise permitted hereunder securing obligations not at any time exceeding in the aggregate $1.0 million;

          (j) Liens securing obligations under Swap Contracts with any Lender or any Affiliate of a Lender so long as the Obligations are secured by the same collateral on a pari passu basis;

          (k) Liens consisting of judgment or judicial attachment Liens (including prejudgment attachment) the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 10(h);

          (l) Liens securing obligations in respect of Capital Leases solely on Property subject to such Capital Leases;

          (m) Liens on the Existing Warehouse Facility securing only Indebtedness incurred pursuant to Section 9.19(A);

          (n) Liens on the New Warehouse Facility securing only the New Warehouse Financing incurred pursuant to Section 9.19(B);

          (o) Liens on the assets of Borrower and any Subsidiary in favor of the lenders of the Replacement Indebtedness, but only to the extent that such Liens (i) rank pari passu (or are subordinate) to the Liens granted in
                         ----------
     favor of the Lenders pursuant to the Credit Documents and encumber only those assets in which the Lenders also have been granted a Lien pursuant to the Credit Documents and (ii) are spread between the Obligations and obligations in respect of the Replacement Indebtedness on a pari passu
                                                                 ----------
     basis and are subject to an intercreditor agreement reflecting the foregoing and reasonably satisfactory to the Agents and the Majority Term Lenders;

          (p) Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which Borrower or any of its Subsidiaries is a lessee;

          (q) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry;

          (r) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business in accordance with past practices;

          (s)  any extension, renewal or replacement of the foregoing; provided,
                                                                       --------
     however, that the Liens permitted hereunder shall not cover any additional
     -------
     Indebtedness or Property (other than like Property substituted for Property covered by such Lien);

          (t) interests of lessors under leases and restrictions and encumbrances on the interests of such lessors;

          (u) Liens in favor of banks which arise under Article IV of the UCC on items in collection and the documents relating thereto and proceeds thereof;

          (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure customs duties in connection with the importation of goods;

          (w) interests of licensors of patents, trademarks and other intellectual property; and

          (x) Liens securing the Permitted Warehouse Purchase on the Permitted Warehouse, so long as no Default or Event of Default shall have occurred and be continuing.

          Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.07 or (ii) specific Property to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement, no Obligor will, nor will any of them permit any of their respective Subsidiaries to, directly or indirectly, enter into any agreement after the Original Closing Date (other than the Credit Documents) prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired except for customary restrictions on the creation of Liens contained in leases and licenses affecting the Property leased or licensed thereunder.

          9.08.  Limitation on Indebtedness.  No Obligor or Subsidiary shall,
                 --------------------------
directly or indirectly, create, incur or suffer to exist or be or become liable for any Indebtedness, except (each of which shall be given independent effect):

          (a)  Indebtedness under the Credit Documents;

          (b) Indebtedness outstanding on the Original Closing Date and listed in Schedule 9.08 and specified on Schedule 9.08 as to remain outstanding
        -------------                  -------------
     after the Original Closing Date;

          (c) Indebtedness of Borrower or any Wholly Owned Subsidiary owing to Borrower or any Wholly Owned Subsidiary which is an Obligor; provided,
                                                                  --------
     however, that (i) if requested by the Majority Lenders, such Indebtedness
     -------
     shall be evidenced by an Intercompany Note which shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the Security Agreement and (ii) such Indebtedness shall not be held by any Person other than Borrower or a Wholly Owned Subsidiary which is an Obligor and shall not be subordinate to any other Indebtedness or other obligation of the obligor other than the Loans and the Senior Subordinated Notes;

          (d) Indebtedness of Borrower and the Subsidiaries secured by Liens permitted under Section 9.07(g) or (l) not exceeding in the aggregate $2.0 million at any one time outstanding;

          (e) Indebtedness of Borrower represented by the Senior Subordinated Notes in an aggregate principal amount of $100 million less any prepayments or repayments thereof and any senior subordinated guarantees thereof by Subsidiary Guarantors in accordance with the terms of the Senior Subordinated Note documents as in effect on the Original Closing Date;

          (f) obligations to repurchase stock or stock options of Borrower pursuant to written agreements in effect on the Original Closing Date and permitted by Section 9.10;

          (g) unsecured deeply subordinated Indebtedness of Borrower in an amount not to exceed $10 million at any time outstanding; provided,
                                                               --------
     however, that (i) the maturity of any principal payments thereunder shall
     -------
     be no earlier than one year after the final maturity of the Loans and such Indebtedness shall not require by its terms any prepayments of any principal amount thereunder prior to one year after the final maturity of the Loans, (ii) such Indebtedness is subordinated to the Obligations substantially on the terms set forth in Exhibit K, (iii) no Default or
                                             ---------
     Event of Default shall exist at the time of issuance of such Indebtedness or would arise therefrom, (iv) such Indebtedness shall not provide for any payment of interest in cash so long as any Loans or Reimbursement Obligations are then outstanding, or any Commitment to make extensions of Credit is then in existence remain outstanding or any Commitments remain in effect hereunder, and (v) the terms and provisions thereof (including covenants, interest rate, defaults, prepayment terms and maturities) shall be acceptable to the Lead Arranger and the Administrative Agent in their sole discretion;

          (h) Indebtedness of Borrower in connection with the incurrence of a mortgage on the Existing Warehouse Facility so long as incurred as and when permitted by Section 9.19(A);

          (i) Indebtedness of Borrower incurred to effect the purchase or construction of, or to permanently refinance in full Indebtedness incurred to effect the purchase or refinancing of, the New Warehouse Facility so long as incurred as and when permitted by Section 9.19 (the "New Warehouse
                                                                  -------------
     Financing");
     ---------

          (j) Indebtedness of Borrower in an aggregate principal amount that does not exceed $90.0 million or, if the Increased Facility Amount is used pursuant to Section 2.01(a)(ii), an amount to be increased by the Increased Facility Amount (the "Replacement Indebtedness") in the form of revolving
                           ------------------------
     loans and/or letters of credit, and the guaranty of such Indebtedness by the Subsidiaries (but only to the extent such Subsidiaries also guaranty the Obligations of Borrower on a pari passu basis); provided, however, that
                                      ---- -----         --------  -------
     the Replacement Indebtedness shall only be incurred

                 (I) on terms and conditions reasonably satisfactory to the Majority Term Lenders;

                 (II) if all Revolving Loans, Swing Line Loans and Reimbursement Obligations shall have been repaid, or will simultaneously be repaid, in cash in full and each of the Revolving Facility Commitments, all outstanding Letters of Credit, and the Swing Loan Commitment have been permanently terminated (or have expired);

                 (III) if no Event of Default would result from the incurrence of the Replacement Indebtedness; and

                 (IV) the Revolving Credit Commitment Termination Date has occurred.

          (k) unsecured Indebtedness incurred by any Foreign Subsidiary not to exceed $1.0 million in the aggregate at any time outstanding;

          (l) Indebtedness arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such
                                            --------  -------
     Indebtedness is extinguished within two Business Days of its incurrence;

          (m) unsecured Indebtedness of Borrower or any Subsidiary which is an Obligor in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (n) Indebtedness represented by amounts declared, payable as, or set apart for, Dividend Payments permitted by Section 9.10;

          (o) Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, commodity prices or similar risks;

          (p) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this subsection (p), a "refinancing")
                                                                 -----------
     of any Indebtedness permitted by clauses (b)(y), (d), (e), (g), (h), (i),
     (j), (k), (m) or (t) of this Section 9.08, including any successive refinancings; provided, however, that (w) no Default or Event of Default
                   --------  -------
     shall have occurred and be continuing or would arise therefrom, (x) any such refinancing Indebtedness shall (I) not be on financial and other terms, in the reasonable judgment of Borrower, that are more onerous than the Indebtedness being refinanced, (II) not have a stated maturity or weighted average life that is shorter than the Indebtedness being refinanced, (III) be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (IV) be in principal amount that does not exceed the principal amount so refinanced, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced and
     (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of Borrower or any Subsidiary incurred in connection with such refinancing, (y) the obligor on such refinancing Indebtedness shall be Borrower or the original obligor on such Indebtedness being refinanced (with any guarantor on the Indebtedness being refinanced permitted to guarantee the refinancing Indebtedness and Borrower likewise permitted to guarantee such refinancing Indebtedness of Subsidiary Guarantors), and (z) the incurrence of such refinancing Indebtedness shall not increase the overall Indebtedness of Borrower and the Subsidiaries;

          (q) the guarantee of the Obligations pursuant to Section 6 and guarantees by Subsidiary Guarantors of the Senior Subordinated Notes pursuant to the Senior Subordinated Note documents as in effect on the Original Closing Date;

          (r) Contingent Obligations of Borrower or any Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Wholly Owned Subsidiary which is an Obligor to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;

          (s) Contingent Obligations in connection with Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by Borrower or any Subsidiary in connection with such sale and excluding in all cases any Contingent Obligation with respect to any obligation of any third person incurred in connection with the acquisition of the Property which is the subject of such Disposition;

          (t) Acquired Indebtedness not to exceed $5.0 million in the aggregate; and

          (u)  the Permitted Warehouse Indebtedness.

          Notwithstanding anything herein to the contrary, if Borrower mortgages the Existing Warehouse Facility pursuant to subsection (h) of this Section 9.08, the Administrative Agent is hereby authorized and required to release, at the request and sole cost and expense of Borrower, the Mortgage on the Existing Warehouse Facility securing the Obligations.

          All intercompany debt shall be unsecured and subordinate in right of payment to the Obligations.

          No Obligor shall directly or indirectly make any optional prepayment, redemption, retirement or defeasance, whether in cash, property, securities or a combination thereof, on account of the principal amount of any Indebtedness, other than (1) refinancings permitted by Section 9.08(p) and (2) the Loans.

          9.09.  Limitation on Investments; Limitation on Creation of
                 ----------------------------------------------------
Subsidiaries. No Obligor or Subsidiary shall, directly or indirectly, make or
------------
permit to remain outstanding any Investments, except:

          (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

          (b)  Permitted Investments;

          (c) Investments by Borrower or any Subsidiary in any Wholly Owned Subsidiary that is an Obligor and Investments by any Subsidiary in Borrower;

          (d) Investments outstanding on the Original Closing Date and identified with particularity in Schedule 9.09 and any renewals,
                                      -------------
     extensions, modifications and replacements thereof that do not increase the amount thereof;

          (e) Investments that constitute Indebtedness permitted under Section 9.08;

          (f)  Investments by Borrower in Swap Contracts entered into as bona
                                                                         ----
     fide hedges and not for speculative purposes;
     ----

          (g) advances, loans or extensions of credit by Borrower or any Subsidiary to employees of Borrower or any Subsidiary; provided, however,
                                                            --------  -------
     that the aggregate amount of all such loans, advances and extensions of credit shall not at any time exceed in the aggregate $3.0 million (without giving effect to any write-down or write-off thereof) and, provided,
                                                                --------
     further, that no Investment shall be made pursuant to this clause (g) if
     -------
     any Event of Default exists;

          (h) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (i) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security or similar legislation;

          (j) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

          (k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (l) Borrower and the Subsidiaries may hold additional Investments in any non-Wholly Owned Subsidiary or Foreign Subsidiary to the extent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

          (m) any Foreign Subsidiary may make Investments in or to any other Foreign Subsidiary;

          (n)  Capital Expenditures permitted by Section 9.11(d);

          (o) Investments by Borrower or any Subsidiary in any non-Wholly Owned Subsidiary or any Subsidiary which is not an Obligor to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary so long as no Event of Default shall have occurred and be continuing; provided, however, that (x) the amount of such Investments made
                 --------  -------
     pursuant to this clause (o) shall not exceed $1.0 million in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof) and (y) upon the request of the Majority Lenders all such Investments evidenced by Intercompany Notes shall be pledged to the Administrative Agent pursuant to the Security Agreement and provided,
                                                                 --------
     further that no Investment shall be made pursuant to this clause (o) if any
     -------
     Event of Default exists;

          (p) Investments for the creation of any Wholly Owned Foreign Subsidiary which is a foreign sales corporation consisting of de minimis
                                                                   ----------
     capitalization;

          (q) Borrower or any Subsidiary may hold the Equity Interests, partnership interests or other ownership or equity interest therein of any Subsidiary existing on the Original Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests, partnership interests or ownership or equity interests issued in exchange therefor or as a dividend thereon;

          (r) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with a Disposition permitted by Section 9.06(g); provided, however, that (i) the
                                               --------  -------
     aggregate amount of such non-cash consideration received in connection with any such Disposition shall not exceed 15% of the total consideration received in connection with such Disposition and (ii) such non-cash consideration is pledged pursuant to the appropriate Security Document;

          (s) Investments by or through Borrower or any Wholly Owned Subsidiary which is an Obligor made in order to consummate Acquisitions effected in accordance with Section 9.06(n), (o), (p), (q) or (r); provided, however,
                                                            --------  -------
     that no Default or Event of Default exists or will result therefrom;

          (t) Investments by Foreign Subsidiaries in high quality investments of the type similar to Permitted Investments made outside the United States;

          (u) Investments made by or through Borrower or any Wholly Owned Subsidiary which is an Obligor with the Net Available Proceeds of any Disposition effected in accordance with Section 9.06(g) or (m) so long as such Net Available Proceeds are not then required to be applied to the Loans pursuant to Section 2.10 and to the extent such Net Available Proceeds have not been used to effect Capital Expenditures pursuant to
     Section 9.11(d)(2), any Acquisition permitted by Section 9.06 or otherwise expended by Borrower or any Subsidiary; provided, however, that (x) no
                                             --------  -------
     Default or Event of Default exists or would result therefrom, and (y) such Investment shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor and, if an Acquisition, shall comply with Section 9.06;

          (v) Investments in joint ventures controlled by Borrower or a Wholly Owned Subsidiary which are in the same line of business as Borrower and the Subsidiaries and Investments in suppliers of Borrower or the Subsidiaries, in each case so long as with respect to any such Investment made pursuant to this Section 9.09(v) (1) such Investment is made with the Cumulative Retained Portion Balance in effect at any given date, (2) the aggregate amount of such Investments made since the Original Closing Date pursuant to this Section 9.09(v), when added to the aggregate amount of Acquisitions effected pursuant to Section 9.06(r) (after giving effect to any such Acquisition to occur on the same date as such Investment), would not exceed $20 million, and (3) the aggregate amount of such Investments made since the Original Closing Date would not exceed $7.5 million; provided, however,
                                                              --------  -------
     that no Investment shall be made pursuant to this clause (v) if any Event of Default exists; and

          (w) in addition to the foregoing, other Investments not exceeding $5.0 million in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof), net of any returns of capital, cash dividends and distributions received in respect thereof and net cash proceeds of sales thereof and; provided, however, that no
                                             --------  -------
     Investment shall be made pursuant to this clause (w) if any Event of Default exists.

          No Obligor shall, nor shall any of them permit any Subsidiary to, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, however, that the provisions of this Section
                       --------  -------
9.09 shall not require the Administrative Agent's consent for the creation or acquisition of wholly-owned direct and indirect Subsidiaries of Borrower so long as, with respect to any such acquisition, it complies with the provisions of
Section 9.06.

          9.10.  Limitation on Dividend Payments.  No Obligor or Subsidiary
                 -------------------------------
shall, directly or indirectly, declare or make any Dividend Payment at any time, except that:

          (a) any Subsidiary may declare and make Dividend Payments to the extent made pro rata to all holders of the Equity Interests thereof;
                 --- ----

          (b) so long as no Default or Event of Default then exists or would arise therefrom, Borrower may make repurchases and redemptions from Designated Senior Management of Equity Interests or Equity Rights of Borrower; provided, however, that:
               --------  -------

          (i) such obligation is pursuant to a written agreement as in effect on the Original Closing Date;

          (ii) All such repurchases and redemptions made in any fiscal year shall not exceed the Annual Retained Portion Balance at such time;

          (iii) Such repurchases and redemptions shall not exceed, in the aggregate, $6.5 million in Borrower's fiscal year ending December 31, 2000, $9.0 million in Borrower's fiscal year ending December 31, 2001 and $11.0 million in Borrower's fiscal year ending December 31, 2002; and

          (iv) Such repurchases and redemptions shall not exceed, in the aggregate, $25.0 million since the Original Closing Date;

          (c) so long as no Default or Event of Default then exists or would arise therefrom, Borrower may repurchase, redeem or otherwise acquire or retire for value shares of Equity Interests or Equity Rights of Borrower from employees who have died (or their estates or beneficiaries) or whose employment has terminated; provided, however, that such payment shall not
                                --------  -------
     exceed $1.5 million in any fiscal year, excluding any amounts used to repurchase, redeem, acquire or retire for value shares of Equity Interests or Equity Rights of Borrower pursuant to clause (c) above of this Section 9.10; and

          (d) so long as no Default or Event of Default then exists or would arise therefrom, Borrower may make repurchases, redemptions or other acquisitions of its Equity Interests; provided, however, that, after giving
                                           --------  -------
     pro forma effect to each such repurchase, redemption or other acquisition:
     --- -----

              (I) the amount of all such repurchases, redemptions or other acquisitions shall not exceed, in the aggregate, $25.0 million since the Amendment and Restatement Date;

              (II) Borrower shall be in compliance with all covenants and agreements set forth herein (including Section 9.11); and

              (III) within two Business Days of each such repurchase, redemption or other acquisition, Borrower shall deliver to the Administrative Agent an Officers' Certificate stating compliance with this Section 9.10(d).

          9.11. Financial Covenants.
                -------------------

          (a)  Maximum Leverage Ratio.  Borrower shall not permit the Leverage
               ----------------------
Ratio at any date set forth in the table below to exceed the ratio set forth opposite such date in the table below:

          Date                        Ratio
          ----                        -----
          September 30, 2000          3.50: 1.00
          December 31, 2000           3.50: 1.00

          March 31, 2001              3.50: 1.00
          June 30, 2001               3.50: 1.00
          September 30, 2001          3.50: 1.00
          December 31, 2001           3.50: 1.00

          March 31, 2002              3.50: 1.00
          June 30, 2002               3.50: 1.00

          September 30, 2002          3.50: 1.00
          December 31, 2002           3.50: 1.00

          March 31, 2003 and
          each  March 31, June 30,
          September 30 and
          December 31 thereafter      3.50: 1.00


          (b)  Minimum Interest Coverage Ratio.  Borrower shall not permit the
               -------------------------------
Interest Coverage Ratio for any Measurement Period ending at any date set forth in the table below to be less than the ratio set forth opposite such date in the table below:

          Date                       Ratio
          ----                       -----

          September 30, 2000         1.75: 1.00
          December 31, 2000          1.75: 1.00

          March 31, 2001             1.75: 1.00
          June 30, 2001              1.75: 1.00
          September 30, 2001         1.75: 1.00
          December 31, 2001          1.75: 1.00

          March 31, 2002             1.75: 1.00
          June 30, 2002              1.75: 1.00
          September 30, 2002         1.75: 1.00
          December 31, 2002          1.75: 1.00

          March 31, 2003 and
          each March 31, June 30,
          September 30 and
          December 31 thereafter     1.75: 1.00

          (c)  Minimum Fixed Charge Coverage Ratio.  Borrower shall not permit
               -----------------------------------
the ratio of (x) Consolidated EBITDA plus Consolidated Rental Payments less Capital Expenditures for any Measurement Period on or after the Amendment and Restatement Date to (y) Fixed Charges for such Measurement Period on or after the Amendment and Restatement Date at any date set forth in the table below to be less than the ratio set forth opposite such date in the table below:

          Date                       Ratio
          ----                       ------

          September 30, 2000         1.20: 1.00
          December 31, 2000          1.20: 1.00

          March 31, 2001             1.20: 1.00
          June 30, 2001              1.20: 1.00
          September 30, 2001         1.20: 1.00
          December 31, 2001          1.20: 1.00

          March 31, 2002             1.20: 1.00
          June 30, 2002              1.20: 1.00
          September 30, 2002         1.20: 1.00
          December 31, 2002          1.20: 1.00

          March 31, 2003 and
          each March 31, June 30,
          September 30,
          December 31 thereafter     1.20: 1.00


          (d)   Capital Expenditures.  (1)  Borrower shall not permit the
                --------------------
aggregate amount of Capital Expenditures made by Borrower and the Subsidiaries in any fiscal year to exceed $12.0 million for the fiscal year of Borrower ended December 31, 1999 and any fiscal year thereafter; provided, however, that (x) if
                                                  --------  -------
the aggregate amount of Capital Expenditures for any fiscal year shall be less than the amount permitted for such fiscal year (before giving effect to any carryover), then the shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year if the amount expended in such fiscal year would not exceed 125% of the amount permitted for such fiscal year (before any carryover) and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such year before any carryover. No amount expended pursuant to Section 9.11(d)(2) or
(3) shall count against any amount otherwise permitted by this Section
9.11(d)(1).

          (2) Notwithstanding anything herein to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, Borrower and the Subsidiaries may make Capital Expenditures with the Net Available Proceeds of any Disposition effected in accordance with Section 9.06(g) or (m) to the extent that such Net Available Proceeds have not been otherwise expended by Borrower or any Subsidiary.

          (3) Notwithstanding anything herein to the contrary, the aggregate amount of Capital Expenditures calculated pursuant to clause (d)(1) of this
Section 9.11 shall not include (a) expenditures from Indebtedness incurred in connection with a New Warehouse Financing pursuant to Section 9.08(i), and (b) expenditures from any Proceeds Transaction effected in accordance with Section 9.19.

          (e)   Measuring Dates.  The covenants in clauses (a), (b) and (c) of
                ---------------
this Section 9.11 shall be measured as of the Amendment and Restatement Date and the end of each fiscal quarter thereafter (with respect to Section 9.11(a) and 9.11(c), after giving effect to the Amortization Payment which occurs immediately after the end of such fiscal quarter) and will apply to Borrower and the Subsidiaries on a consolidated basis.

          9.12. Pledge of Additional Collateral.  Promptly, and in any event
                -------------------------------
within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Amendment and Restatement Date (including the Equity Interests of any Subsidiary hereafter created or acquired) other than Real Property (the "Additional Collateral"), each Obligor and each Wholly Owned
                    ---------------------
Subsidiary (other than any Foreign Subsidiary) shall take all action reasonably necessary or desirable, including the execution and delivery of all such agreements, assignments, documents and instruments (including amendments to the Credit Documents) and the filing of appropriate financing statements under the provisions of the UCC or applicable governmental requirements in each of the offices where such filing is necessary or appropriate, to grant the Administrative Agent for the benefit of the Lenders a duly perfected first priority Lien (subject to Prior Liens) on such Property pursuant to and to the full extent required by the Security Documents and this Agreement; provided,
                                                                   --------
however, that not more than 65% of the Equity Interests of any "first tier"
-------
Foreign Subsidiary need be pledged and no Equity Interests of any Foreign Subsidiary which is not a "first-tier" Foreign Subsidiary need be pledged.

          In the event that, after the Amendment and Restatement Date, Borrower or any Domestic Subsidiary acquires or holds a fee interest in any Real Property with a market or book value of $3.5 million or more (other than the Specified Real Property, the New Warehouse Facility or, if Indebtedness is incurred under
Section 9.08(h), the Existing Warehouse Facility), the Obligors and each Wholly Owned Subsidiary shall reasonably promptly (i) take such actions and execute such documents as the Administrative Agent shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to the Administrative Agent, on behalf of the Lenders, the documents and instruments reasonably requested by the Administrative Agent, including, without limitation, the items set forth in Section 7.02 in respect of Mortgaged Real Property.

          Notwithstanding the foregoing, Borrower shall not be required to grant to the Administrative Agent a Lien or Mortgage on the Permitted Warehouse if pledged to secure the Permitted Warehouse Purchase Indebtedness.

          The costs of all actions taken by the parties in connection with the pledge of Additional Collateral or in connection with any Mortgage, including reasonable costs of counsel for the Administrative Agent, shall be paid by the Obligors promptly following written demand.

          9.13. Security Interests.  (a)  Each Obligor and each Subsidiary
                ------------------
shall, promptly, upon the reasonable request of the Administrative Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby.

          (b) Each Obligor and each Subsidiary shall deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

          9.14. Compliance with Environmental Laws. (a)  Each Obligor and each
                ----------------------------------
Subsidiary shall comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) in the event of the presence of any Hazardous Material at, on, under or emanating from any Real Property which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Obligor and each Subsidiary shall undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate any such adverse effect; provided, however, that no Obligor or Subsidiary shall be
                --------  -------
required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP;
(c) each Obligor shall promptly notify the Administrative Agent of the occurrence of any event specified in clause (b) of this Section 9.14 and shall periodically thereafter keep the Administrative Agent informed of any material actions taken in response to such event and the results of such actions; and (d) at the written request of the Administrative Agent, each Obligor will provide, at such Obligor's sole cost and expense, an environmental site assessment (including, without limitation, the results of any subsurface testing, conducted if the Administrative Agent directs that such testing be conducted) concerning any Real Property now or hereafter owned, leased or operated by such Obligor or any Subsidiary, conducted by an environ-
mental consulting firm proposed by such Obligor and reasonably acceptable to the Administrative Agent indicating the presence or absence of Hazardous Materials and the potential cost of any required investigation or other response or any corrective action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, however, that such request may be
                                   --------  -------
made only if (1) there has occurred and is continuing an Event of Default, or
(2) the Administrative Agent reasonably believes that such Obligor or any Subsidiary or any such Real Property is not in material compliance with Environmental Law which could reasonably be expected to have a Material Adverse Effect, or (3) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Obligor, any Subsidiary or any such Real Property which could reasonably be expected to have a Material Adverse Effect. If any Obligor fails to provide the same within 60 days after such request was made, the Administrative Agent may but is under no obligation to order the same, and each Obligor shall grant and hereby grants to the Administrative Agent and its agents access to such Real Property and specifically grants the Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Obligor's sole cost and expense.

          9.15.  Limitation on Prepayments of Senior Subordinated Notes or
                 ---------------------------------------------------------
Exchangeable Preferred Stock, Etc.  Borrower shall not, and shall not cause or
---------------------------------
permit any Subsidiary to make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of the Senior Subordinated Notes or Exchangeable Preferred Stock (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness or Exchangeable Preferred Stock is due for the purpose of paying such Indebtedness when due).

          9.16.  Limitation on Transactions with Affiliates.  No Obligor or
                 ------------------------------------------
Subsidiary shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation), with any Affiliate (an "Affiliate Transaction") unless such
                                        ---------------------
Affiliate Transaction is otherwise not prohibited under this Agreement, is in the ordinary course of the Obligor's business and is on fair and reasonable terms that are not less favorable to the Obligor than those that would be obtainable at the time in an arm's-length transaction with a Person who is not such an Affiliate; provided, however, that so long as no Default or Event of
                   --------  -------
Default shall have occurred and be continuing, the following shall be permitted:
(a) Dividend Payments permitted by Section 9.10; (b) the payment of reasonable and customary regular fees to directors of Borrower or any Subsidiary who are not employees of Borrower or any Subsidiary; (c) any transaction with an officer or member of the board of directors of Borrower or any Subsidiary in the ordinary course of business involving compensation, indemnity or employee benefit arrangements; (d) loans or advances to employees permitted by Section 9.09; (e) transactions and agreements in existence on the Original Closing Date and listed and described with particularity in Schedule 9.16 (the "Existing
                                               -------------       --------
Affiliate Agreements") and the transactions contemplated by each of the Existing
--------------------
Affiliate Agreements; (f) payments made pursuant to management agreements with Madison Dearborn not to exceed $500,000 for each fiscal year of Borrower; (g) employment agreements and arrangements (including, without limitation, benefits) approved by the board of directors of Borrower; (h) any employee benefit plan available to employees of Borrower generally; (i) transactions with Obligors; and (j) transactions in the ordinary course of business with Subsidiaries and other transactions with Subsidiaries not prohibited hereunder.

          9.17.  Limitation on Accounting Changes; Limitation on Investment
                 ----------------------------------------------------------
Company Status.  No Obligor or Subsidiary shall make or permit, any change in
--------------
(i) accounting policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or (ii) its fiscal year end (December 31 of each year). No Obligor shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

          9.18.  Limitation on Modifications of Certain Documents, Etc.    No
                 -----------------------------------------------------
Obligor or Subsidiary shall, directly or indirectly, consent to any modification, supplement or waiver of, or amend or modify, any of the pro-visions of (1) any term or provision of the subordination provisions of any Indebtedness incurred pursuant to Section 9.08(g), (2) any Senior Subordinated Note Document or Exchangeable Preferred Stock Document or (3) in any manner which could reasonably be expected to be materially adverse to the Lenders, its certificate of incorporation or its by-laws (or any other organizational document), or any agreement entered into with respect to its Equity Interests.

          9.19.  Warehouse Financing.  Notwithstanding Sections 9.06, 9.07 and
                 -------------------
9.08:

          (A) Borrower may effect the Disposition of, incur a Mortgage in respect of, or enter into a sale/leaseback transaction (each, a "Proceeds
                                                                      --------
     Transaction") with respect to, the Existing Warehouse Facility, if:
     -----------

          (1)  At the time of consummation of such Proceeds Transaction:

                    (a) no Default or Event of Default then exists or would arise therefrom;

                    (b) Borrower is in compliance with all covenants in Section 9 and will be in compliance therewith on a pro forma basis after giving effect thereto, including Section 9.11 on a pro forma basis as if the Proceeds Transaction had occurred at the beginning of the Measurement Period most recently ended;

                    (c) Borrower's Senior Debt Leverage Ratio, on a pro forma basis, as of the Measurement Period most recently ended is less than 3.00:1.00; and

                    (d) the Net Available Proceeds therefrom are held in the Collateral Account pending the application thereof contemplated by clauses (2) and (3) below of this clause (A).

          (2) Within 360 days of the Proceeds Transaction, the Net Available Proceeds therefrom are:

                    (a) used or committed to be used pursuant to written documents provided to the Administrative Agent for the construction of the New Warehouse Facility; or

                    (b) used to repay or prepay the New Warehouse Financing or the Term Loans.

          (3) On the 361st day after the Proceeds Transaction (or such earlier date on which the New Warehouse Facility has been constructed or the New Warehouse Financing shall have been repaid in full), the Term Loans shall be prepaid as specified in Section 2.10(b) in an amount equal to 50% of any Net Available Proceeds of the Proceeds Transaction remaining after the uses thereof permitted by clause (2) of this clause (A) above (the "Remaining Amount"). The remaining 50% of the
                                 ----------------
          Remaining Amount may be used by Borrower in any manner permitted by the Credit Documents.

          (B) Borrower may incur the New Warehouse Financing if: (w) immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (x) Borrower shall be in compliance with all covenants in Section 9.11 on a pro forma basis as if such Indebted-
     ness had been incurred at the beginning of the most recent Measurement Period, (y) Borrower's Senior Debt Leverage Ratio, on a pro forma basis after giving effect to the incurrence of such Indebtedness, as of the end of the Measurement Period most recently ended is less than 3.00 to 1.00, and (z) such Indebtedness is secured solely by the New Warehouse Facility and no other Property of Borrower or any Subsidiary; provided, however,
                                                          --------  -------
     that the aggregate amount of Indebtedness permitted to be incurred pursuant to this clause (B) shall be (i) if such Indebtedness is incurred after the Proceeds Transaction, incurred only after all of the Net Available Proceeds of the Proceeds Transaction have been applied pursuant to clause (2) of clause (A) above, and (ii) if such Indebtedness is incurred before the Proceeds Transaction, prepaid immediately with the Net Available Proceeds of the Proceeds Transaction.

          9.20.  Limitation on Certain Restrictions Affecting Subsidiaries.
                 ---------------------------------------------------------
No Obligor or Subsidiary shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness or any other obligation owed to Borrower or any Subsidiary,
(b) make Investments in or to Borrower or any Subsidiary, or (c) transfer any of its Property to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Credit Documents, (iii) the Senior Subordinated Note Documents as in effect on the Amendment and Restatement Date, (iv) such restrictions with respect to the transfer of those assets subject to a Lien permitted under Section 9.07, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest or license of Borrower or any Subsidiary, (vi) with respect to restrictions described in clause (c) only, restrictions in any agreement relating to any Disposition which is permitted under this Agreement, and (vii) Acquired Indebtedness; provided, however, that with regard to this clause (vii),
                       --------  -------
(1) such restriction applies solely to the Person acquired or to a newly formed Wholly Owned Subsidiary with only de minimis assets formed expressly to make the
                                  -- -------
acquisition in question and (if such Acquisition is of Equity Interests) the Person acquired does not merge at any time while such restriction is in effect with or into Borrower or any Subsidiary of Borrower other than any such newly formed Wholly Owned Subsidiary and (2) such Person acquired or such newly formed Subsidiary shall be a Guarantor.

          9.21.  Additional Obligors.  Promptly, but in any event within 30
                 -------------------
days of Borrower or any Subsidiary creating or acquiring a Wholly Owned Subsidiary (other than a Foreign Subsidiary) after the Original Closing Date (each such Subsidiary referred to herein as an "Additional Obligor" and
                                                ------------------
collectively as the "Additional Obligors"), Borrower shall cause each such
                     -------------------
Subsidiary to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents and a Joinder Agreement substantially in the form of Exhibit L) as the Administrative Agent
                                       ---------
may reasonably request and do such other acts and things as the Administrative Agent may reasonably request in order to have such Subsidiary guarantee the Obligations in accordance with the terms of the Credit Documents.

          9.22.  Limitation on Designated Senior Indebtedness.  Borrower will
                 --------------------------------------------
not and will not permit any Subsidiary to, designate or permit the designation of any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" or "Designated Guarantor Senior Indebtedness" for purposes of, and as defined in, the Senior Subordinated Notes Documents.

          9.23.  Limitation on Change of Principal Place of Business or
                 ------------------------------------------------------
Corporate Name.  Each Obligor shall not change its principal place of business
--------------
or its corporate name unless it shall have (a) given the Administrative Agent at least thirty days' advance written notice of such change, and (b) filed in all necessary jurisdictions such documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of the Administrative Agent pursuant to the Security Documents.

          Section 10.  Events of Default.  If one or more of the following
                       -----------------
events (herein called "Events of Default") shall occur and be continuing:
                       -----------------

          (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan, or (ii) Borrower shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for five or more Business Days; or

          (b) Any Obligor or any Subsidiary (the Obligors and such Subsidiaries herein collectively called the "Relevant Parties" and each, a "Relevant
                                     ----------------               --------
     Party") shall default in the payment when due of any principal of or
     -----
     interest on any of its Indebtedness (other than the Loans) aggregating $5.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $5.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto) is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any Relevant Party shall default in the payment when due of any amount aggregating $1.0 million or more under any Swap Contract; or

          (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Relevant Party or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(f) or 9.05 through 9.12 and 9.14 through 9.23; or any Obligor shall default in the performance of any of its obligations under Section 5.02 of the Security Agreement; or Borrower shall default in the performance of its obligations under Section 9.01(e) or (k) and such default shall continue unremedied for five Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the Letter of Credit Documents and such default shall continue unremedied for a period of thirty days after written notice thereof to such Obligor or Borrower by the Administrative Agent; or

          (e) Any Relevant Party shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,
     (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert within 60 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Relevant Party or of all or any substantial part of its assets, or
     (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and either (1) such proceeding shall not be actively contested by such Relevant Party, or (2) such proceeding or case shall continue undismissed, undischarged or unbonded, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $5.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and such Relevant Party shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $2.5 million which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a payment obligation in excess of $2.5 million; or

          (j)  Any Change of Control; or

          (k) Any Security Document after delivery thereof at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon (subject to Prior Liens) any portion of the Collateral, except for (A) released Collateral or (B) any Collateral in which a security interest may not be perfected by the filing of UCC financing statements or by possession of such Collateral and possession of such Collateral by the Administrative Agent is not required by the Security Documents or this Agreement; or

          (l) Any Guarantee ceases to be in full force and effect or any of the Guarantors repudiates, or attempts to repudiate, any of its obligations under any of the Guarantees (except Guarantors released from their obligations under Section 6.02); or

          (m) The subordination provisions relating to any Senior Subordinated Note Document (the "Subordination Provisions") shall fail to be enforceable
                         ------------------------
     by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or any Obligation shall fail to consti-tute Senior Indebtedness or Guarantor Senior Indebtedness (as defined in the Senior Subordinated Note Documents), or Borrower or any Subsidiary shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10, the Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

          In addition, Borrower agrees, upon the occurrence and during the continuance of any Event of Default if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans, and all other amounts payable to the Revolving Credit Lenders hereunder and under the Notes evidencing such Loans to be due and payable, it may and shall, if requested by the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Relevant Party, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Security Agreement.

          Section 11.  The Administrative Agent.
                       ------------------------

          11.01.  General Provisions.  Each of the Lenders and the Issuing
                  ------------------
Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The Lender or other financial institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administra-tive Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.04), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any Subsidiary that is communicated to or obtained by the financial institution serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.04) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory provisions of the preceding
           ---------------
paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with Borrower, to appoint a successor, subject to the approval of Borrower, whose consent shall not be unreasonably withheld; provided that such
                                                            --------
Borrower approval shall not be necessary if an Event of Default shall have occurred and be continuing. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a bank which constitutes a Person with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Administrative

Agent's resignation hereunder, the provisions of this Section 11 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          11.02.  Indemnification.  Each Lender agrees to indemnify and hold
                  ---------------
harmless the Administrative Agent and the Lead Arranger (to the extent not promptly reimbursed under Section 12.03, but without limiting the obligations of Borrower under Section 12.03), ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or the Lead Arranger (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by the Administrative Agent or the Lead Arranger under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that Borrower is obligated to pay under Section 12.03, including any payments under any indemnity that the Administrative Agent is required to issue in its individual capacity in connection with the payoff of Borrower's prior lender and including also any payments under any indemnity that the Administrative Agent is required to issue to any Lender referred to in Section 4.01(c) of the Security Agreement, or to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall
                                        --------  -------
be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

          11.03.  Consents Under Other Credit Documents.  Except as otherwise
                  -------------------------------------
provided in this Agreement and the other Credit Documents, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

          11.04.  Collateral Sub-Agents.  Each Lender by its execution and
                  ---------------------
delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

          Section 12.  Miscellaneous.
                       -------------

          12.01.  Waiver.  No failure on the part of any Creditor to exercise
                  ------
and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02.  Notices.  All notices, requests and other communications
                  -------
provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

          12.03.  Expenses, Indemnification, Etc.  (a)  The Obligors, jointly
                  ------------------------------
and severally, agree to pay or reimburse:

            (i) the Lead Arranger and the Administrative Agent for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of counsel) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents, including this Agreement as amended and restated on the Amendment and Restatement Date, and the extension of credit hereunder and (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective);

            (ii) each of the Lenders and the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including the reasonable fees and expenses of legal counsel) in connection with (1) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (2) the enforcement of this Section 12.03; and

            (iii) each of the Lenders and the Administrative Agent for all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

            (b) The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, officers, employees and agents (each, an "Indemnitee") from, and hold each of them
                                ----------
harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by the Administrative Agent, the Lead Arranger or the Issuing Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents, any breach by any Obligor of any representation, warranty, covenant or other agreement contained in any of the Credit Documents, the use or proposed use of any of the Loans or Letters of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), but excluding any such Losses to the extent arisen from the gross negligence or bad faith of the Indemnitee.

          Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of Borrower or any Subsidiary (or any predecessor in interest to Borrower or any Subsidiary), (B) the past, present or future condition of any site or facility owned, operated or leased at any time by Borrower or any Subsidiary (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at, under or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder shall be
                    --------  -------
subject to the exclusions from indemnification set forth in the preceding sentence.

          To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

          The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in this Agreement or any other Credit Document, except to the extent that any Loss resulted from the gross negligence or bad faith of such Indemnitee.

          The Obligors agree that, without the prior written consent of the Administrative Agent, the Lead Arranger and the Majority Lenders which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

          12.04.  Amendments, Etc.  (i)  Any provision of this Agreement or
                  ---------------
any other Credit Document may be amended, modified or supplemented by an instrument in writing signed by the Obligors and the Majority Lenders, or by the Obligors and the Administrative Agent acting with the written consent of the Majority Lenders, and any provision of this Agreement may be waived by an instrument in writing signed by the Obligors and the Majority Lenders, or by the Obligors and the Administrative Agent acting with the written consent of the Majority Lenders and Borrower; provided, however, that:
                               --------  -------

          (a) no amendment, modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the written consent of each Lender

     (with Obligations directly affected in the case of clause (I)): (I) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to clause (b) of Section 3.02) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (II) extend the final maturity of any of the Commitments (or reinstate any Commitment terminated pursuant to Section 10), (III) change the currency in which any Obligation is payable, (IV) amend the terms of this Section 12.04 or Section 4.07, 5 or 11.03, (V) reduce the percentages specified in the definition of the term "Majority Lenders" or "Supermajority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (it being understood that, the Increased Facility Amount, if extended by any Lender, shall be, and with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be, included in the determination of the Majority Lenders and Supermajority Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Amendment and Restatement Date), (VI) release any Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document, (VIII) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents, including as permitted by Section 9.06,
     Section 9.08 and Section 9.19 upon the incurrence of a mortgage on the Existing Warehouse Facility) or agree to additional obligations (other than the Obligations and the Increased Facility Amount and Replacement Indebtedness) being secured by the Collateral, or (IX) amend Section 12.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document (it being understood that any prepayment required by Section 2.10(a) may be modified, supplemented or waived by the Majority Lenders);

          (b) no such amendment, modification, supplement or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications or waivers of conditions precedent, covenants, Default or Events of Default shall not constitute an increase of the Commitment of any Lender);

          (c)  any modification or supplement of or waiver with respect to
     Section 11 which affects the Administrative Agent or the Lead Arranger in their respective capacities as such shall require the consent of the Administrative Agent and the Lead Arranger;

          (d) no consent of any Lender need be obtained, and the Administrative Agent is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any Disposition permitted by this Agreement and the other Credit Documents or to release the Lien of the Mortgage on the Existing Warehouse Facility upon the incurrence of a mortgage thereon in accordance with Section 9.07(m), Section 9.08(h) and
     Section 9.19(A);

          (e) subject to clause (a)(I) above of this proviso to this Section 12.04(i), the consent of the Supermajority Lenders of the Affected Class as well as Supermajority Lenders shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment (it being understood that, subject to clause (f) below of this Section 12.04, any prepayment required by Section 2.10 (a) may otherwise be modified, supplemented or waived by the Majority Lenders);

          (f) no modification, supplement or waiver shall, unless by an instrument signed by the Supermajority Lenders of the Affected Class or by the Administrative Agent acting with the written consent of the Supermajority Lenders of the Affected Class, change the timing of the receipt or the application of mandatory prepayments hereunder as between the Tranche A Term Loans and the Tranche B Term Loans or the order in which any such prepayment is applied to the Tranche A Term Loans or Tranche B Term Loans (although any required prepayment set forth in Section 2.10(a) may be modified, supplemented or waived by the Majority Lenders);

          (g) no reduction of the percentage specified in the definition of "Majority Revolving Credit Lenders," "Majority Tranche A Term Loan Lenders" or "Majority Tranche B Term Loan Lenders" shall be made without the consent of each Revolving Credit Lender, each Tranche A Term Loan Lender or each Tranche B Term Loan Lender, respectively (it being understood that only the Class of such Loan to which such definition relates need consent to any such reduction and that the Increased Facility Amount, if extended by any Lender, shall be, and with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be, included in any such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Amendment and Restatement Date);

          (h) no reduction of the percentage specified in the definition of (I) "Majority Term Lenders" shall be made without the consent of the Majority Tranche A Term Loan Lenders and the Majority Tranche B Term Loan Lenders or
     (II) "Supermajority Lenders of the Affected Tranche" shall be made without the consent of each Term Loan Lender (it being understood that, with the consent of the Majority Lenders, additional extensions of credit pursuant to this Agreement may be included in either such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Amendment and Restatement Date);

          (i)  no amendment, modification or waiver shall make any change to
     Section 2.01(e) or the definitions of "Swing Loan Commitment", "Swing Loan Maturity Date" or "Swing Loans" or the Swing Loan Note without the consent of the Swing Loan Lender; and

          (j) no amendment, modification or waiver shall affect the rights or duties of the Issuing Lender in its capacity as such or alter the obligation of any Revolving Credit Lender pursuant to Section 2.03(e) or 2.03(f) without the consent of the Issuing Lender.

         (ii) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by
Section 12.04(i)(a) (other than clause (I) of such section), the consent of the Majority Lenders, Majority Revolving Credit Lenders, Majority Term A Lenders, Majority Term B Lenders, Majority Term Lenders, Supermajority Lenders or Supermajority Lenders of the Affected Class, as the case may be, is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, however, that
                                                   --------  -------
Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (I) of Section 12.04(i)(a).

          12.05.  Successors and Assigns.  This Agreement shall be binding
                  ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06.  Assignments and Participations.  (a)  No Obligor may assign
                  ------------------------------
its respective rights or obligations hereunder or under the Notes or any other Credit Document without the prior written consent of all of the Lenders.

          (b) Each Lender may assign to any Eligible Person any of its Loans, its Notes, its Letter of Credit Interests and its Commitments (but only with the consent (which shall not be unreasonably withheld or delayed) of Borrower, the Administrative Agent and the Lead Arranger and, in the case of the Revolving Credit Commitments, the Issuing Lender); provided, however, that (i) no such
                                         --------  -------
consent by Borrower, the Issuing Lender, the Lead Arranger or the Administrative Agent shall be required in the case of any assignment to another Lender or any Lender's Affiliate or any Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to the Administrative Agent); (ii) no consent of Borrower need be obtained if any Default or Event of Default shall have occurred and be continuing; (iii) each assignment, other than to a Lender or any Lender's Affiliate or any Approved Fund of any Lender and other than any assignment effected by Merrill Lynch Capital Corporation in connection with the syndication of the Commitments (unless Borrower and the Administrative Agent otherwise agree), shall be in an aggregate amount at least equal to $5.0 million unless the assigning Lender's exposure is reduced to $0; (iv) subject to (i) above, assignments under the Revolving Facility will require the consent of the Issuing Lender; and (v) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders. Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower, the Administrative
        ---------
Agent, the Lead Arranger and the Issuing Lender to the extent required above, one or more new Notes (if requested by the New Lender) in the same aggregate principal amount shall be issued to the designated assignee and the old Notes shall be returned by the Administrative Agent to Borrower marked "cancelled". Upon execution and delivery by the assignee to Borrower, the Administrative Agent and the Lead Arranger of an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower, the Administrative
        ---------
Agent and the Issuing Lender to the extent required above, and in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and Letter of Credit Interests assigned to it (in addition to the Commitment(s), Letter of Credit Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. At the time of each assignment pursuant to this Section 12.06(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(3) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.06 Certificate) described in Section 5.06(b). Upon any such assignment (other than to a Lender or any Affiliate of a Lender and other than in connection with the Lead Arranger's initial syndication of the Loans the Lead Arranger's next succeeding five assignments) the assignee Lender shall pay a fee of $3,500 to the Administrative Agent. Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 12.07.

          (c) A Lender may sell or agree to sell to one or more other Eligible Persons a participation in all or any part of any Loans and Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of
                  -----------
the provisions of Section 5 (provided, however, that no Participant shall be
                             --------  -------
entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, Letter of Credit

Interests and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under
Section 5 in respect of Loans, Letter of Credit Interests and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participation in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (I), (II), (III) or (VIII) of clause (a) of the proviso to Section 12.04.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is an investment fund, any such Lender may assign or pledge any portion of its Loans and its Notes to its trustee in support of its obligations to its trustee, without notice to or consent of Borrower or the Administrative Agent. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning Borrower or any Subsidiary in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to the provisions of Section 12.11. In addition, each of the Administrative Agent and the Lead Arranger may furnish any information concerning any Obligor or any of its Affiliates in the Administrative Agent's or the Lead Arranger's possession to any Affiliate of the Administrative Agent or the Lead Arranger. The Obligors shall assist any Lender (at such Lender's cost and expense, except as provided in the Commitment Letter in respect of syndication) in effectuating any assignment or participation pursuant to this
Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

          12.07.  Survival.  The obligations of the Obligors under Sections
                  --------
5.01, 5.05, 5.06 and 12.03, the obligations of each Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06 and 11.05, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder.

          12.08.  Captions.  The table of contents and captions and section
                  --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09.  Counterparts; Interpretation; Effectiveness.  This Agreement
                  -------------------------------------------
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the indemnity, confidentiality, waiver of jury trial and governing law provisions of the Commitment Letter, which are not superseded and survive. Except as provided in
Section 7.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          12.10.  Governing Law; Submission to Jurisdiction; Waivers; Etc.
                  -------------------------------------------------------
(a) Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (a) submits for itself and its property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such Proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 12.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) Each Obligor hereby irrevocably appoints and designates CT Corporation System, whose address is 111 Eighth Avenue, New York, New York 10011, as its true and lawful attorney and duly authorized agent for service of legal process of such Obligor.

          12.11.  Confidentiality.  Each Creditor agrees to take normal and
                  ---------------
reasonable precautions to maintain the confidentiality of information provided to it by Borrower or any Subsidiary in connection with this Agreement to the extent it is not a matter of general public knowledge or it was not previously known to the Lender at the time such information was provided to it or if previously known, had become known to the Lender or provided to it in violation of an agreement of confidentiality; provided, however, that any Creditor may
                                    --------  -------
disclose such information (a) at the request of any bank regulatory or securities authority or the NAIC or in connection with an examination of such Creditor by any such authority or the NAIC, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the discretion of any other Governmental Authority,
(e) to such Creditor's Affiliates, independent auditors and other professional advisors or (f) to any transferee or potential transferee or participant or potential participant or to any direct or indirect contractual counterparties in swap agreements or to the professional advisors of such swap counterparties;

provided, however, that they agree to comply with the provisions of this Section
--------  -------
12.11.

          12.12.  Independence of Representations, Warranties and Covenants.
                  ---------------------------------------------------------
The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

          12.13.  Severability.  Wherever possible, each provision of this
                  ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              TUESDAY MORNING CORPORATION

                              By: /s/  Mark E. Jarvis
                                  -------------------
                                  Title:  Senior Vice President / CFO



                              Address for Notices:

                              Tuesday Morning Corporation
                              14621 Inwood Road
                              Dallas, TX  75224

                              Attention:  Mark E. Jarvis

                              Telecopier No.:   (312) 895-1306

                              Telephone No.:   (312) 895-1320

                              TMI HOLDINGS, INC.

                              By: /s/  Sara Sanders
                                  -----------------
                                  Title:  Secretary/Treasurer



                              Address for Notices:

                              c/o Tuesday Morning Corporation
                              14621 Inwood Road
                              Dallas, TX  75224

                              Attention: Mark E. Jarvis

                              Telecopier No.:  (312) 895-1306

                              Telephone No.:   (312) 895-1320

                              TUESDAY MORNING, INC.

                              By: /s/  Mark E. Jarvis
                                  -------------------
                                  Title:  Senior Vice President / CFO



                              Address for Notices:

                              c/o Tuesday Morning Corporation
                              14621 Inwood Road
                              Dallas, TX  75224

                              Attention: Mark E. Jarvis

                              Telecopier No.:  (312) 895-1306

                              Telephone No.:   (312) 895-1320

                              FRIDAY MORNING, INC.

                              By: /s/ Mark E. Jarvis
                                 -------------------
                                 Title:  Senior Vice President / CFO



                              Address for Notices:

                              c/o Tuesday Morning Corporation
                              14621 Inwood Road
                              Dallas, TX  75224

                              Attention: Mark E. Jarvis

                              Telecopier No.:  (312) 895-1306

                              Telephone No.:   (312) 895-1320

                              DAYS OF THE WEEK, INC.

                              By: /s/  Duane A. Huesers
                                  ---------------------
                                  Title:  Vice President



                              Address for Notices:

                              c/o Tuesday Morning Corporation
                              14621 Inwood Road
                              Dallas, TX  75224

                              Attention: Mark E. Jarvis

                              Telecopier No.:  (312) 895-1306

                              Telephone No.:   (312) 895-1320

                              NIGHTS OF THE WEEK, INC.

                              By: /s/  Sara Sanders
                                 ----------------------------
                                 Title:  Secretary/Treasurer



                              Address for Notices:

                              c/o Tuesday Morning Corporation
                              14621 Inwood Road
                              Dallas, TX  75224

                              Attention: Mark E. Jarvis

                              Telecopier No.:  (312) 895-1306

                              Telephone No.:   (312) 895-1320

                              TUESDAY MORNING PARTNERS, LTD.

                              By: /s/  Duane A. Huesers
                                  ---------------------
                                  Title:  Vice President
                                  DAYS OF THE WEEK, INC.
                                  General Partner for
                                  TUESDAY MORNING PARTNERS, LTD.


                              Address for Notices:

                              c/o Tuesday Morning Corporation
                              14621 Inwood Road
                              Dallas, TX  75224

                              Attention: Mark E. Jarvis

                              Telecopier No.:  (312) 895-1306

                              Telephone No.:   (312) 895-1320

                              MERRILL LYNCH & CO.
                               MERRILL LYNCH, PIERCE, FENNER
                               & SMITH INCORPORATED,
                               as Lead Arranger and Syndication Agent



                              By: /s/ Brian E. O'Callahan
                                  ------------------------
                                  Title: Director




                              Address for Notices:


                               World Financial Center
                                c/o Merrill Lynch & Co.
                               North Tower
                               250 Vesey Street
                               New York, New York 10281-1307


                              Attention: Christopher Reilly


                              Telecopier No.: (212) 449-2372


                              Telephone No.: (212) 449-8405

                              FLEET NATIONAL BANK,
                               as Administrative Agent



                              By: /s/ Mark Cordes
                                  ---------------
                                  Title: Director




                              Address for Notices:

                              Fleet National Bank
                              MS MAOF D03C: One Federal Street
                              Boston, MA 02110

                              Attention: Mark Cordes

                              Telecopier No.: (617) 346-4806

                              Telephone No.: (617) 346-4381

                              CREDIT LYONNAIS,
                               as Documentation Agent


                              By: /s/ Michael W. Lord
                                  --------------------
                                  Title: Vice President



                              Address for Notices:






                              Attention:


                              Telecopier No.:


                              Telephone No.:

                                                     LENDERS
                                                     -------

                              MERRILL LYNCH CAPITAL CORPORATION,
                              as a Lender



                              By: /s/  Brian E. O'Callahan
                                  ------------------------
                                  Title: Vice President




                              Lending Office for all Loans:


                               World Financial Center
                                c/o Merrill Lynch & Co.
                               North Tower - 7th Floor
                               250 Vesey Street
                               New York, New York 10281-1307


                              Address for Notices:


                               World Financial Center
                                c/o Merrill Lynch & Co.
                               North Tower
                               250 Vesey Street
                               New York, New York 10281-1307


                              Attention: Christopher Reilly


                              Telecopier No.: (212) 449-2372


                              Telephone No.: (212) 449-8405

                              FLEET NATIONAL BANK,
                              as a Lender



                              By: /s/ Mark Cordes
                                  ----------------
                                  Title: Director


                              Lending Office for all Loans:

                              Fleet National Bank
                              MS MAOF D03C: One Federal Street
                              Boston, MA 02110

                              Address for Notices:

                              Fleet National Bank
                              MS MAOF D03C: One Federal Street
                              Boston, MA 02110


                              Attention: Mark Cordes

                              Telecopier No.: (617) 346-4806

                              Telephone No.: (617) 346-4381

               Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement


                              CREDIT LYONNAIS, NEW YORK BRANCH,
                              ---------------------------------
                              as a Lender



                              By: /s/ Michael W. Lord
                                  --------------------
                                  Title: Vice President


                              Lending Office for all Loans:

                              ________________________________

                              ________________________________

                              ________________________________

                              ________________________________

                              Address for Notices:

                              ________________________________

                              ________________________________

                              ________________________________

                              ________________________________


                              Attention: _____________________

                              Telecopier No.: ________________

                              Telephone No.: _________________

                Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement


                              Balanced High-Yield Fund I
                              By: BHF (USA) CAPITAL CORPORATION
                              Acting as Attorney in Fact
                              --------------------------
                              as a Lender



                              By: /s/  Nina Zhou                 Perry Forman
                                  -------------------------------------------
                                  Title:  Associate              Vice President


                              Lending Office for all Loans:

                              Balanced High-Yield Fund I
                              --------------------------

                              C/O BHF(USA) Capital Corp
                              -------------------------

                              590 Madison Avenue
                              ------------------

                              New York, NY 10022
                              ------------------


                              Address for Notices:

                              Balanced High-Yield Fund I
                              --------------------------

                              C/O BHF(USA) Capital Corp
                              -------------------------

                              590 Madison Avenue
                              ------------------

                              New York, NY 10022
                              ------------------


                              Attention: Heidi Skor/Rosa Larriu
                                         ----------------------

                              Telecopier No.: 212-756-5536
                                              ------------

                              Telephone No.:212-756-5938/5560
                                            -----------------

               Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement


                              BANK LEUMI USA                        ,
                              --------------------------------------
                              as a Lender



                              By: /s/ Gloria Bucher
                                  -----------------
                                  Title: Senior Vice President
                                         Managing Director

                              Lending Office for all Loans:

                              579 Fifth Avenue
                              ----------------

                              New York, NY 10017
                              ------------------



                              Address for Notices:

                              Same as above
                              -------------



                              Attention: Gloria Bucher
                                         -------------

                              Telecopier No.: 212-407-4317
                                              ------------

                              Telephone No.: 212-407-4313
                                             ------------

               Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement


                              BANK ONE, NA (main office Chicago)  ,
                              -------------------------------------
                              as a Lender



                              By: /s/ Catherine A. Muszynski
                                  --------------------------
                                  Title: Vice President


                              Lending Office for all Loans:

                              Bank One, NA
                              ---------------------------------

                              1 Bank One Plaza
                              ---------------------------------

                              Suite IL1-0088
                              ---------------------------------

                              Chicago, IL 60670
                              ---------------------------------



                              Address for Notices:

                              Bank One, NA
                              ---------------------------------

                              1 Bank One Plaza
                              ---------------------------------

                              Suite IL1-0086
                              ---------------------------------

                              Chicago, IL 60670
                              ---------------------------------




                              Attention: Catherine A. Muszynski
                                         ----------------------

                              Telecopier No.: 312-336-4380
                                              -----------------

                              Telephone No.: 312-732-7634
                                             ------------------

               Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement



                              BHF (USA) CAPITAL CORPORATION
                              -----------------------------
                              as a Lender


                              By: /s/  Nina Zhou                 Perry Forman
                                  -------------------------------------------
                                  Title:  Associate              Vice President


                              Lending Office for all Loans:

                              BHF(USA) Capital Corp
                              ---------------------

                              590 Madison Avenue
                              ------------------

                              New York, NY 10022
                              ------------------


                              Address for Notices:

                              BHF(USA) Capital Corp
                              ---------------------

                              590 Madison Avenue
                              ------------------

                              New York, NY 10022
                              ------------------


                              Attention: Nina Zhou/Sharon Fong
                                         ---------------------

                              Telecopier No.: 212-756-5536
                                              ------------

                              Telephone No.:212-756-5627/5503
                                            -----------------

               Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement


                           CREDIT AGRICOLE INDOSUEZ,
                           -------------------------
                           as a Lender



                           By: /s/ Kenneth Coulter  Patrick Cocquerel
                               -------------------  -----------------
                           Title: Vice President    First V.P.,Managing Director
                                   Sr. Manager      Head of Houston
                                                    Representative Office


                           Lending Office for all Loans:

                           _________________________

                           _________________________

                           _________________________

                           _________________________


                           Address for Notices:

                           _________________________

                           _________________________

                           _________________________

                           _________________________





                           Attention: ______________

                           Telecopier No.:__________

                           Telephone No.:___________

               Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement


                              ELF FUNDING TRUST 1
                              -------------------
                              By: Highland Capital Management L.P.
                                  As Collateral Manager



                              By: /s/ Mark K. Okada CFA
                                  ---------------------
                              Title: Executive Vice President
                                     Highland Capital Management, L.P.



                              Lending Office for all Loans:


                              _________________________

                              _________________________

                              _________________________

                              _________________________



                              Address for Notices:


                              _________________________

                              _________________________

                              _________________________

                              _________________________





                              Attention:_______________

                              Telecopier No.:__________

                              Telephone No.:___________

               Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement


                              FIRST AMERICAN BANK TEXAS, SSB
                              ------------------------------
                              as a Lender



                              By: /s/ Jeff Turk
                                  ---------------------------
                              Title: Assistant Vice President



                              Lending Office for all Loans:

                              14651 Dallas Parkway, Suite 400
                              -------------------------------

                              Dallas, TX 75240
                              -------------------------------

                              _______________________________

                              _______________________________




                              Address for Notices:

                              14651 Dallas Parkway, Suite 400
                              -------------------------------

                              Dallas, TX 75240
                              -------------------------------

                              -------------------------------

                              _______________________________

                              _______________________________


                              Attention: Jeff Turk
                                         --------------------

                              Telecopier No.: 972-419-3308
                                              ---------------

                              Telephone No.: 972-419-3352
                                             ----------------

               Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement


                              HELLER FINANCIAL, INC.
                              -------------------------------
                              as a Lender



                              By: /s/ Sheila C. Weimer
                                  ---------------------------
                              Title: Vice President



                              Lending Office for all Loans:

                              500 West Monroe Street
                              -------------------------------

                              Chicago, IL 60661
                              -------------------------------

                              _______________________________

                              ________________________________



                              Address for Notices:

                              500 West Monroe Street
                              -------------------------------

                              Chicago, IL 60661
                              -------------------------------

                              _______________________________

                              _______________________________



                              Attention: Carol McFarland
                                         --------------------

                              Telecopier No.: 312-441-7367
                                              ---------------

                              Telephone No.: 312-441-7464
                                             ----------------

               Signature Page to Amended Restated Tuesday Morning Corporation
                              Credit Agreement


                              Highland Legacy Limited
                              -------------------------------
                              By: Highland Capital Management L.P.
                                  As Collateral Manager



                              By: /s/ Mark K. Okada CFA
                                  ---------------------------
                              Title: Executive Vice President
                                     Highland Capital Management, L.P.



                              Lending Office for all Loans:

                              _________________________

                              _________________________

                              _________________________

                              _________________________



                              Address for Notices:

                              _________________________

                              _________________________

                              _________________________

                              _________________________




                              Attention:_______________

                              Telecopier No.:__________

                              Telephone No.:___________

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement

                              KZH PAMCO, LLC
                              -----------------------------------
                              as a Lender

                              By: /s/ Peter Chin
                                  -------------------------------
                              Title: Authorized Agent



                              Lending Office for all Loans:

                              C/O The Chase Manhattan Bank, N.A.
                              -----------------------------------

                              140 East 45/th/ Street, 11/th/ Floor
                              ------------------------------------

                              New York, NY 10017
                              ------------------------------------




                              Address for Notices:

                              C/O The Chase Manhattan Bank, N.A
                              ------------------------------------

                              140 East 45/th/ Street, 11/th/ Floor
                              ------------------------------------

                              New York, NY 10017
                              ------------------------------------




                              Attention: Ms. Virginia Conway
                                         ------------------------

                              Telecopier No.: 212-622-0123
                                              -------------------

                              Telephone No.: 212-622-9353
                                            ---------------------

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement


                              LaSalle Bank National Association
                              ----------------------------------
                              as a Lender



                              By: /s/ Michael Bryan
                                  ------------------------------
                              Title: First Vice President




                              Lending Office for all Loans:


                              ____________________________

                              ____________________________

                              ____________________________

                              ____________________________


                              Address for Notices:

                              ____________________________

                              ____________________________

                              ____________________________

                              ____________________________




                              Attention:__________________

                              Telecopier No.:_____________

                              Telephone No.:______________

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement


                              ML LLO XV PILGRIM AMERICA (Layman) LTD.
                              ---------------------------------------
                              by:  Pilgrim Investments, Inc.
                                   As its investment manager
                              as a Lender



                              By: /s/ Elizabeth O. MacLean
                                  ----------------------------------
                              Title:   Vice President




                              Lending Office for all Loans:

                              _____________________________

                              _____________________________

                              _____________________________

                              _____________________________



                              Address for Notices:

                              _____________________________

                              _____________________________

                              _____________________________

                              _____________________________


                              Attention: _____________________

                              Telecopier No.:_________________

                              Telephone No.:__________________

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement


                              MORGAN STANLEY DEAN WITTER
                              --------------------------
                              PRIME INCOME TRUST.
                              as a Lender


                              By: /s/ Peter Gewirtz
                                  ---------------------------
                              Title:   Vice President




                              Lending Office for all Loans:

                              _________________________

                              _________________________

                              _________________________

                              _________________________


                              Address for Notices:

                              _________________________

                              _________________________

                              _________________________

                              _________________________



                              Attention: __________________

                              Telecopier No.:______________

                              Telephone No.:_______________

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement


                              NATIONAL CITY BANK
                              ------------------
                              as a Lender


                              By: /s/ Scott L. Brewer
                                  -----------------------------
                              Title:   Assistant Vice President




                              Lending Office for all Loans:

                              National City Bank
                              --------------------------------

                              3102 Oak Lawn Avenue
                              ---------------------------------

                              Dallas, TX 75219
                              ---------------------------------


                              Address for Notices:

                              National City Bank
                              ----------------------------------

                              3102 Oak Lawn Avenue
                              ----------------------------------

                              Dallas, TX 75219
                              ----------------------------------




                              Attention: Scott Brewer
                                         ------------------------

                              Telecopier No.: 214-210-2975
                                              --------------------

                              Telephone No.: 214-210-2958
                                             ----------------------

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement


                              PAM CAPITAL FUNDING L.P
                              -------------------------------------
                              BY:  Highland Capital Management, L.P.
                              as Collateral Manager


                              By: /s/ Mark K. Okada CFA
                                  -----------------------------------
                              Title: Executive Vice President
                                     Highland Capital Management, L.P.



                              Lending Office for all Loans:

                              ________________________________

                              ________________________________

                              ________________________________

                              ________________________________



                              Address for Notices:

                              ________________________________

                              ________________________________

                              ________________________________

                              ________________________________



                              Attention:______________________

                              Telecopier No.:_________________

                              Telephone No.:__________________

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement


                              PILGRIM CLO1999-1 LTD.
                              ----------------------
                              BY: Pilgrim Investments, Inc.
                                  as its investment manager
                              as a Lender

                              By: /s/ Elizabeth O. MacLean
                                  ----------------------------------
                              Title: Vice President




                              Lending Office for all Loans:

                              ____________________________

                              ____________________________

                              ____________________________

                              ____________________________


                              Address for Notices:

                              ____________________________

                              ____________________________

                              ____________________________

                              ____________________________


                              Attention:__________________

                              Telecopier No.:_____________

                              Telephone No.:______________

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement


                              SENIOR DEBT PORTFOLIO.
                              ----------------------
                              BY:  Boston Management and Research
                                   as Investment Advisor
                              as a Lendor


                              By: /s/ Payson F. Swaffield
                                  ---------------------------------
                              Title: Vice President


                              Lending Office for all Loans:

                              ____________________________

                              ____________________________

                              ____________________________

                              ____________________________


                              Address for Notices:

                              ____________________________

                              ____________________________

                              ____________________________

                              ____________________________


                              Attention:__________________

                              Telecopier No.:_____________

                              Telephone No.:______________

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement


                              Transamerica Business Credit Corporation
                              ----------------------------------------
                               as Lender

                              By: /s/ Perry Vavoules
                                  ------------------------------
                              Title: Senior Vice President



                              Lending Office for all Loans:

                              555 Theodore Fremd Avenue
                              -------------------------------

                              Suite C-301
                              -------------------------------

                              Rye, NY 10580
                              -------------------------------


                              Address for Notices:

                              555 Theodore Fremd Avenue
                              -------------------------------

                              Suite C-301
                              -------------------------------

                              Rye, NY 10580
                              -------------------------------



                              Attention:   Kerri King
                                           ------------------

                              Telecopier No.:914-921-9072
                                             ----------------

                              Telephone No.:914-925-7229
                                            -----------------

Signature Page to Amended Restated Tuesday Morning Corporation Credit Agreement


                              UNION BANK OF CALIFORNIA, N.A.
                              ------------------------------
                              as a Lender

                              By: /s/ J. William Bloore
                                  ------------------------------
                              Title: Vice President




                              Lending Office for all Loans:

                              Ruby Gonzales
                              ---------------------------------

                              Commercial Customer Service Unit
                              ---------------------------------

                              1980 Saturn Street
                              ---------------------------------

                              Monterey Park, CA 91755
                              ---------------------------------

                              323-720-7055
                              ---------------------------------


                              Address for Notices:

                              Union Bank of California, N.A.
                              ----------------------------------

                              350 California Street, 6/th/ Floor
                              ----------------------------------

                              San Francisco, CA 94104
                              ----------------------------------


                              Attention: J. William Bloore
                                         ------------------------

                              Telecopier No.: 415-705-7085
                                              -------------------

                              Telephone No.: 415-705-5041
                                             --------------------

                                    ANNEX A
                                    -------


                    TUESDAY MORNING CORPORATION ALLOCATIONS
                             (dollars in millions)

                                                                      Allocation
                                          ------------------------------------------------------------------

                                            Revolving Credit             Tranche A
Institution                                    Commitments          Term Loan Commitment            Total
---------------------------------------   ----------------------   ----------------------   -----------------------
Merrill Lynch Capital Corporation               $ 10,210,798.36
Fleet National Bank                               13,552,278.56
Bank Leumi                                         6,800,000.00
Bank One, N.A.                                     5,833,333.33          $ 4,166,666.67
BHF (USA) Capital Corp.                            6,800,000.00
Credit Agricole Indosuez                          10,445,000.00            1,875,000.00
Credit Lyonnais                                    8,500,000.00
First American Bank of Texas, SSB                  5,833,333.33            4,166,666.67
LaSalle National Bank                              9,716,666.67            2,083,333.33
National City Bank                                 7,000,000.00            5,000,000.00
PAM Capital Funding                                7,820,000.00
TransAmerica Business Credit                       9,896,923.08
Corporation
Union Bank of California                          13,841,666.67            1,458,333.33
Wells Fargo Bank, N.A.                             8,750,000.00            6,250,000.00
                                        -----------------------     -------------------     ---------------------
Total                                           $125,000,000.00          $25,000,000.00           $150,000,000.00
                                        =======================     ===================     =====================

                               SCHEDULE 1.01(a)
                               ----------------

                REVOLVING CREDIT LOANS AND TRANCHE A TERM LOANS


                                                                 Alternate
Tier              Leverage Ratio          LIBOR Loans          Base Rate Loans
----              --------------          -----------          ---------------

I                                              2.25%                  1.25%
II      *2.5:1.0 but  *3.0:1.0                 2.00%                  1.00%
III     *2.0:1.0 but  *2.5:1.0                 1.75%                  0.75%
IV                                             1.50%                  0.50%

------------------------------------------------------------------------------
                             TRANCHE B TERM LOANS

                                                                 Alternate
Tier              Leverage Ratio          LIBOR Loans          Base Rate Loans
---               --------------          -----------          ---------------
I       *3.0:1.0                               3.25%                  2.25%
II      *2.5:1.0 but  *3.0:1.0                 3.00%                  2.00%
III    **2.5:1.0                               2.75%                  1.75%
         -
------------------------------------------------------------------------------

                  APPLICABLE REVOLVING CREDIT FEE PERCENTAGE

                                                    Applicable Revolving Credit
                                                    ---------------------------
Tier            Leverage Ratio                              Fee Percentage
---             --------------                              --------------

I       *3.0:1.0                                              0.500%
II      *2.5:1.0 but **3.0:1.0                                0.375%
III     *2.0:1.0 but **2.5:1.0                                0.250%
IV      *2.0:1.0                                              0.250%
        -

*   Less than
**  More than

                                SCHEDULE 3.01(b)
                                ----------------

                             AMORTIZATION PAYMENTS
                             ---------------------


                                           TRANCHE A         TRANCHE B
                  DATE                     TERM LOAN         TERM LOAN
                  ----                     ---------         ---------

July 15, 2000                           $ 1,023,416.40      As Set Forth In the
October 15, 2000                          1,364,555.19      Original Credit
January 15, 2001                          5,911,387.99      Agreement
April 15, 2001                            4,035,124.59
July 15, 2001                             4,035,124.59
October 15, 2001                          4,546,832.79
January 15, 2002                          7,617,081.98
April 15, 2002                            4,290,978.69
July 15, 2002                             4,290,978.69
October 15, 2002                          4,887,971.59
December 29, 2002                        10,969,929.00
                                        --------------

                                        $52,973,381.50
                                        ==============